Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FORD CREDIT AUTO RECEIVABLES TWO LLC

(Originator of the Trusts described herein)

(Exact Name of Registrant as Specified in Its Charter)
A Delaware Limited Liability Company

IRS Employer Number: 38-3574956

One American Road
Dearborn, Michigan 48126
(313) 322-3000

SUSAN J. THOMAS, ESQ.

Ford Motor Credit Company
One American Road
Dearborn, Michigan 48126
(313) 322-2000
(Name and Address of Agent for Service)

Copy to:

SUSAN M. CURTIS, ESQ.

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

    Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Securities	Amount to be	Maximum Aggregate	Maximum Aggregate	Amount of
to be Registered(1)	Registered(1)	Price Per Unit(2)	Offering Price(2)	Registration Fee

Asset Backed Securities	$1,000,000	100%	$1,000,000	$92

(1)	This Registration Statement also relates to market-making transactions that may be made by Ford Financial Services, Inc., an affiliate of the Registrant.

(2)	Estimated solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment that specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This prospectus supplement relates to an effective registration statement under the Securities Act of 1933 and is subject to completion or amendment. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Before you purchase any of these securities, be sure you understand the structure and the risks. You should review carefully the risk factors beginning on page S-16 of this prospectus supplement and on page 8 of the prospectus.

These securities are asset backed securities issued by the trust and are not interests in or obligations of Ford Motor Company, Ford Motor Credit Company, the servicer, the seller or any of their affiliates.

This prospectus supplement may be used to offer and sell these securities only if accompanied by the prospectus.

Subject to Completion, Dated [          ,      ]

Prospectus Supplement to Prospectus Dated [          ,      ]

$[                        ]

Ford Credit Auto Owner Trust [             ]

Ford Credit Auto

Receivables Two LLC
Seller
Ford Motor Credit
Company
Servicer

The trust will issue the following securities that will be backed by automobile and light duty truck receivables purchased by Ford Motor Credit Company from dealers:

Final
	Principal		Scheduled
	Amount	Interest Rate	Payment Date

Class A-1 Notes(1)	$[ ]	[ ]%	[ ]
Class A-2 Notes	$[ ]	[ ]%	[ ]
Class A-3 Notes	$[ ]	[ ]-month LIBOR +[ ]	[ ]
Class A-4 Notes	$[ ]	[ ]%	[ ]
Class A-5 Notes(1)	$[ ]	[ ]%	[ ]
Class A-6 Notes(1)	$[ ]	[ ]%	[ ]
Class B Notes	$[ ]	[ ]%	[ ]
Class C [Certificates] [Notes]	$[ ]	[ ]%	[ ]
Class D Certificates(1)	$[ ]	[ ]%	[ ]

[(1)	Not being offered by this prospectus supplement.]

•	The trust will pay interest and principal on the securities [quarterly] on the [ ] day of each [month] [ , , and ]. The first payment date will be [ ].

•	The trust will pay principal sequentially to the earliest maturing Class of securities then outstanding until paid in full.

The terms of the offering are:

Underwriting
	Initial Public	Discount	Proceeds to the
	Offering Price(1)	and Commission	Seller(1)(2)

Per Class A-2 Note	[ ]%	[ ]%	[ ]%
Per Class A-3 Note	[ ]%	[ ]%	[ ]%
Per Class A-4 Note	[ ]%	[ ]%	[ ]%
Per Class B Note	[ ]%	[ ]%	[ ]%
Per Class C [Certificate] [Note]	[ ]%	[ ]%	[ ]%
Total	$[ ]	$[ ]	$[ ]

[(1)	Plus interest accrued from [ ].]

[(2)	Before deducting expenses payable by the seller estimated to be $[ ].]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the prospectus are accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is [              ]

TABLE OF CONTENTS

Reading this Prospectus Supplement and the Accompanying Prospectus	S-3
Summary of Terms of the Securities	S-4
Structural Summary	S-9
Risk Factors	S-16
The Trust	S-25
Limited Purpose and Limited Assets	S-25
Capitalization of the Trust	S-26
The Indenture Trustee	S-26
The Owner Trustee	S-26
The Receivables	S-26
Characteristics of the Receivables	S-26
Weighted Average Life of the Securities	S-31
Delinquencies, Repossessions and Net Losses of Ford Credit’s Portfolios	S-37
Maturity and Prepayment Considerations	S-38
Description of the Notes	S-40
Payments of Interest	S-40
Payments of Principal	S-41
The Indenture	S-42
[Mandatory Prepayment	S-43	]
Optional Redemption	S-44
Description of the Certificates	S-44
Distributions of Interest Income	S-44
Distributions of Principal Payments	S-45
[Mandatory Prepayment	S-45	]
[Optional Prepayment	S-46	]
[Description of the Interest Rate Cap	S-46
Terms of the Interest Rate Cap	S-46
Description of the Cap Counterparty	S-47	]
[Description of the Interest Rate Swap	S-47
Terms of the Interest Rate Swap	S-47
Description of the Swap Counterparty	S-49	]
Description of the Receivables Sale Agreements	S-49
[Subsequent Receivables	S-49	]
Bank Accounts	S-50
Servicing Compensation and Expenses	S-51
Rights Upon Event of Servicing Termination	S-51
Waiver of Past Events of Servicing Termination	S-51
Distributions	S-51
Reserve Account	S-59
[Yield Supplement Account; Yield Supplement Agreement	S-60	]
Federal Income Tax Matters	S-61
Scope of the Tax Opinions	S-62
Tax Characterization of the Trust	S-62
Tax Consequences to Holders of the Notes	S-63
[Tax Consequences to Holders of Class C Certificates	S-67	]
Certain U.S. Federal Income Tax Documentation Requirements	S-72
State Tax Matters	S-72
Michigan Tax Consequences	S-73
Legal Investment	S-73
ERISA Considerations	S-74
The Notes	S-74
The Class C Certificates	S-74
Special Considerations Applicable to Insurance Company General Accounts	S-75
Underwriting	S-75
Legal Opinions	S-78
Glossary of Terms For the Prospectus Supplement	S-79
[ANNEX I — Form of Investment Letter, Class C Certificates	I-1	]

READING THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the prospectus provide information about the trust, Ford Credit Auto Owner Trust [     ], including terms and conditions that apply to the securities to be issued by the trust. The specific terms of the trust are contained in this prospectus supplement. You should rely only on information on the securities provided in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We have included cross-references to captions in these materials where you can find further related discussions. We have started with several introductory sections describing the trust and terms in abbreviated form, followed by more complete descriptions. The introductory sections are:

•	Summary of Terms of the Securities — provides important information concerning the amounts and the payment terms of each Class of securities;

•	Structural Summary — gives a brief introduction to the key structural features of the trust; and

•	Risk Factors — describes briefly some of the risks to investors of a purchase of the securities.

Cross references may be contained in the introductory sections that will direct you elsewhere in this prospectus supplement or the prospectus to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

Capitalized terms are defined in a Glossary beginning on page S-79 of this prospectus supplement and on page 59 of the prospectus.

[Ford Financial Services, Inc., a wholly owned subsidiary of Ford Motor Credit Company, may use this prospectus supplement and the prospectus in connection with offers and sales related to market-making transactions in the Class A-1 Notes.] [Ford Motor Credit Company may use this prospectus supplement and the prospectus in connection with offers and sales of the Class [A-5] Notes and the Class [A-6] Notes originally purchased by Ford Motor Credit Company from Ford Credit Auto Receivables Two LLC, the seller.] [Ford Credit Auto Receivables Two LLC may use this prospectus supplement and the prospectus in connection with offers and sales of the Class D Certificates originally retained by Ford Credit Auto Receivables Two LLC.] [[Ford Financial Services, Inc.] [and Ford Motor Credit Company] [and Ford Credit Auto Receivables Two LLC] will make any such sales at prices related to prevailing market prices at the time of sale.]

SUMMARY OF TERMS OF THE SECURITIES

       This summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that you need to consider in making your investment decision. To understand fully the terms of the offering of the securities, you will need to read the entire prospectus supplement and the prospectus. See “Risk Factors” beginning on page S-16 of this prospectus supplement for a discussion of risk factors that you should consider before investing in the securities.

Issuer

Ford Credit Auto Owner Trust [     ], [a Delaware business trust] [a common law trust] will use the proceeds from the issuance and sale of the securities to purchase a pool of motor vehicle retail installment sale contracts that constitute the receivables. The receivables in the pool were acquired from dealers directly by Ford Motor Credit Company or through PRIMUS by Ford Credit. Ford Credit will service the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain bank accounts to make payments on the securities. The trust will be solely liable for the payment of the securities.

Seller	Ford Credit Auto Receivables Two LLC

Servicer	Ford Credit

Indenture Trustee	[ ]

Owner Trustee	[ ]

Offered Securities

The following securities are being offered by this prospectus supplement:

Aggregate Principal
Class	Amount		Interest Rate

A-2 Notes	$	[ ]	[ ]%
A-3 Notes	$	[ ]	[ ]-month
LIBOR + [ ]%
A-4 Notes	$	[ ]	[ ]%
B Notes	$	[ ]	[ ]%
C [Notes] [Certificates]	$	[ ]	[ ]%

[The trust also is issuing Class A-1 Notes, Class A-5 Notes, Class A-6 Notes and Class D Certificates. The trust is not offering the Class A-1 Notes, the Class A-5 Notes, the Class A-6 Notes or the Class D Certificates by this prospectus supplement.]

Closing Date

The trust expects to issue the securities on [            ].

Interest and Principal Payment Dates

[Monthly] [Quarterly] on each payment date the trust will pay interest and principal on the securities.

First Scheduled Payment Date

The first scheduled payment date will be [          ].

Record Dates

On each payment date, the trust will pay interest and principal to the holders of record of the securities as of the related record date. The record dates for the securities will be as follows:

Notes (book-entry form)	The day immediately preceding the payment date.

[Certificates (definitive form)	The last day of the month immediately preceding the payment date.]

Interest Rates

The trust will pay interest on each Class of securities at the rates specified on the cover of this prospectus supplement.

Interest Accrual

[Floating Rate Notes]	[The Class A-3 Notes will accrue interest on an “actual/360” basis from and including a payment date to but excluding the next payment date.]

If there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:

1. the outstanding principal balance;

2. the interest rate (equal to [ ]-month LIBOR, plus [ ]%); and

3. [the actual number of days elapsed since the previous payment date (or in the case of the first payment date, since the closing date) divided by 360.]

[Fixed Rate Notes] [All Other Securities]	[The Class A-2 Notes, the Class A-4 Notes, the Class B Notes and the Class C [Certificates] [Notes] will accrue interest on a “30/360” basis] from [payment date to payment date] [the day of the previous month to the day of the current month].

If there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:

1. the outstanding principal balance;

2. the interest rate; and

3. [30 (or in the case of the first payment date, [ ]) divided by 360.]

For a more detailed description of the payment of interest, you should read the sections of this prospectus supplement entitled “Description of the Notes — Payments of Interest” [and “Description of the Certificates — Distributions of Interest Income.”]

[Calculation Agent

The calculation agent will be [                    ]. The calculation agent will determine LIBOR and calculate the interest for the Class A-3 Notes.]

Sequential Principal Payments

The trust will pay principal sequentially to the earliest maturing Class of securities then outstanding until such Class is paid in full.

For a more detailed description of the payment of principal, you should read the sections of this prospectus supplement entitled “Description of the Notes — Payments of Principal” [and “Description of the Certificates — Distributions of Principal Payments.”]

Optional Redemption

The servicer has the option to purchase the receivables on any payment date on which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables at the time they were sold to the trust [(including any receivables sold to the trust after the closing date)]. The purchase price will equal the outstanding principal balance of the securities plus accrued and unpaid interest. The trust will apply such payment to the redemption of the securities in full.

It is expected that at the time this redemption option becomes available to the servicer only the [Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes, the Class B Notes, the Class C Notes] and the certificates will be outstanding.

[Mandatory Prepayment

The notes will be redeemed in part to the extent of the balance remaining in the bank account established to make post-closing purchases of receivables at the end of the period allotted to make those purchases. [To the extent that more than $[            ] is remaining in the bank account after [            ] the [Class] [C] Certificates will be redeemed at the principal amount [plus a prepayment premium] as described in “Description of the Notes — Mandatory Redemption” in this prospectus supplement.]

Final Scheduled Payment Dates

The trust will pay the outstanding principal amount of each Class of securities in full on its final scheduled payment date specified on the cover page of this prospectus supplement.

Ratings

It is a condition to the issuance of the securities that the:

•	[Class A-1 Notes] be rated in the highest short-term rating category by at least two nationally recognized rating agencies;

•	[Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and Class A-6 Notes] be rated in the [highest] long-term rating category by at least two nationally recognized rating agencies;

•	Class B Notes be rated “[ ]” or its equivalent by at least two nationally recognized rating agencies; and

•	[Class] [C] [Certificates] [Notes] be rated “[ ]” or its equivalent by at least two nationally recognized rating agencies.

A rating is not a recommendation to purchase, hold or sell the securities and does not address market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities according to their terms. A rating agency rating the securities may lower or withdraw its rating in the future, in its discretion. [The rating agencies rating the securities do not evaluate whether any prepayment premiums will be paid.]

Minimum Denominations

Offered Notes	$[1,000] and integral multiples thereof

[Class] [C] [Certificates	$[20,000] and integral multiples of $1,000 in excess thereof]

[Required Representations from Purchasers of the [Class] [C] Certificates

To purchase [Class] [C] Certificates, you (and anyone to whom you assign or sell the [Class] [C] Certificates) must:

(1)	represent and certify under penalties of perjury that you are a United States person; and

       (2) represent and certify that you

(a)	are not a plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended and are not purchasing [Class] [C] Certificates on behalf of such a plan or arrangement; or

(b)	are an insurance company using its general account and less than 25% of the assets of such general account represent assets of one or more plans or arrangements described above.

You can find a form of the representation letter an investor in the [Class] [C] Certificates will have to sign in Annex I to this prospectus supplement.]

Tax Status

Opinions of Counsel

Skadden, Arps, Slate, Meagher & Flom LLP will deliver its opinion that for federal income tax purposes the:

•	Class A Notes will be characterized as debt;

•	Class B Notes [and the Class C Notes] should be treated as debt, although the issue is not free from doubt; and

•	trust will not be characterized as an association or publicly traded partnership taxable as a corporation.

The Ford Motor Company Office of General Counsel will deliver an opinion to the same effect with respect to Michigan income and single business tax purposes.

Investor Representations

Notes	If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness.

[[Class] [C] Certificates	If you purchase the [Class] [C] Certificates, you agree by your purchase that you will treat the trust as a partnership in which the certificateholders are partners for federal income tax and Michigan income and single business tax purposes.

Investment Restrictions

[Class] C Certificates	The [Class] [C] Certificates may not be purchased by persons who are not U.S. persons.

If you are considering purchasing the [Class] [C] Certificates, you should read “Federal Income Tax Matters” in this prospectus supplement and in the prospectus and “State Tax Matters” in this prospectus supplement for more details.]

ERISA Considerations

Notes	The notes generally are eligible for purchase by employee benefit plans, subject to the considerations discussed under “ERISA Considerations” in this prospectus supplement and the prospectus.

[[Class] [C] Certificates	The [Class] [C] Certificates may not be acquired by an employee benefit plan or by an individual retirement account. However, an insurance company using its general account may acquire the [Class] [C] Certificates subject to the considerations discussed under “ERISA Considerations” in this prospectus supplement and the prospectus.]

Eligibility of Notes for Purchase by Money Market Funds

[Class A-1 Notes	The Class A-1 Notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

A money market fund should consult its legal advisors regarding whether an investment by the money market fund in the Class A-1 Notes satisfies the money market fund’s investment policies and objectives.]

Investor Information — Mailing Address, Telephone Number, Facsimile Number and Principal Executive Offices

The mailing address of Ford Credit Auto Receivables Two LLC is One American Road, Dearborn, Michigan 48126, attention of the Secretary. The servicer’s telephone number is (313) 322-3000 and the facsimile number is (313) 248-7613.

CUSIP Numbers

•	Class A-2 Notes: [ ]

•	Class A-3 Notes: [ ]

•	Class A-4 Notes: [ ]

•	Class B Notes: [ ]

•	Class C [Certificates] [Notes]: [ ]

STRUCTURAL SUMMARY

       This summary briefly describes certain major structural components of the trust. To understand fully the terms of the trust, you will need to read the entire prospectus supplement and the prospectus.

Sale of Receivables and Application of Proceeds

[Initial Receivables]

Ford Credit Auto Receivables Two LLC, the seller, will purchase from Ford Credit a pool of motor vehicle retail installment sale contracts purchased by Ford Credit and PRIMUS from dealers. Ford Credit Auto Receivables Two LLC then will sell the contracts to Ford Credit Auto Owner Trust [     ] on the closing date. The payments owing under the contracts are called receivables and will have an aggregate principal balance of $[          ] as of [          ].

[Subsequent Receivables]

[In addition, the trust will deposit $[          ] from the proceeds from the sale of the securities on the closing date into a pre-funding account to fund the purchase of subsequent receivables after the closing date. The trust will be obligated to purchase and the seller will be obligated to sell subsequent receivables under the terms and conditions of the sale and servicing agreement. The trust will purchase the subsequent receivables [insert information about timing of the purchases].

The following chart illustrates the application of proceeds from investors to purchase the receivables:

[FORD MOTOR CREDIT COMPANY FLOW CHART DESCRIBING APPLICATION OF PROCEEDS FROM INVESTORS TO PURCHASE THE RECEIVABLES]

Property of the Trust

The property of the trust will include the following:

•	the receivables and the collections on the receivables;

•	security interests in the vehicles financed by the receivables;

•	bank accounts[, including the pre-funding account and the yield supplement account];

•	rights to proceeds from claims on physical damage, credit life, credit disability or other insurance policies, if any, covering the financed vehicles or the obligors;

•	[rights under the [interest rate cap] [interest rate swap] [yield supplement agreement]]; and

•	other rights under documents relating to the receivables.

Composition of the Receivables

The composition of the receivables as of [          ] is as follows:

	•	Aggregate Principal Balance	[ ]
	•	Number of Receivables	[ ]
	•	Average Principal Balance	[ ]
		(Range)	[ ]
[ ]
	•	Average Original Amount Financed	[ ]
		(Range)	[ ]
	•	Weighted Average APR	[ ]
		(Range)[(1)]	[ ]
	•	Weighted Average Original Term	[ ]
		(Range)	[ ] [ ]
[	•	Percentage of Receivables by Principal Balance with Original Terms greater than 60 months]	[ ]
	•	Weighted Average Remaining Term	[ ]
		(Range)	[ ] [ ]
[	•	Percentage of Receivables by Principal Balance with Remaining Terms greater than 60 months]	[ ]
	•	Scheduled Weighted Average Life(2)	[ ]

[(1)	Includes receivables with APRs below the interest rates on the securities.]

(2)	From [ ], assuming (1) payments on all receivables are due on the first day of the month, (2) all payments on the receivables are paid when due, commencing one month from [ ] and (3) no prepayments on the receivables are made.

Servicer of the Receivables

Ford Credit will be the servicer of the receivables. The trust will pay the servicer a servicing fee each month equal to [     ]% of the principal balance of the receivables at the beginning of the previous month. The servicer also will be entitled to retain as a supplemental servicing fee equal to any late fees, prepayment charges, extension fees and other administrative fees or similar charges collected during each month. The servicer also will be entitled to receive investment earnings (net of investment losses and expenses) on funds deposited in the bank accounts of the trust.

[Interest Rate Swap

•	On the closing date, the trust will enter into an interest rate swap to hedge the floating interest rate on the Class A-3 Notes with [ ] as the swap counterparty. The interest rate swap will have an initial notional amount equal to the aggregate principal amount of the Class A-3 Notes on the closing date. The notional amount of the interest rate swap will decrease by the amount of any principal payments on the Class A-3 Notes.

•	In general, under the interest rate swap, on each payment date the trust will be obligated to pay the swap counterparty a fixed rate payment on the notional amount of the interest rate swap and the swap counterparty will be obligated to pay the trust a floating rate payment based on the interest rate of the Class A-3 Notes on the same notional amount.

•	Payments on the interest rate swap will be exchanged on a net basis. The net amount owed by the trust to the swap counterparty on a payment date, if any, is a “net swap payment,” and the net amount owed by the swap counterparty to the trust, if any, is a “net swap receipt,” in each case excluding any swap termination payments.

•	The obligations of the trust under the interest rate swap are secured under the indenture. Net swap payments rank higher in priority than interest payments on the securities, and swap termination payments are pari passu with interest on the Class A Notes and senior to other payments on the securities. The obligations of the swap counterparty will be unsecured except under the circumstances described below.

•	If the swap counterparty’s credit rating ceases to be rated at the levels required to maintain the then-current ratings assigned to the notes by the Rating Agencies, or if the swap counterparty’s credit support is no longer adequate to maintain such ratings assigned to the notes, the trust will be entitled to terminate the interest rate swap unless the swap counterparty posts collateral to secure its obligations under the interest rate swap, assigns the interest rate swap to an eligible substitute swap counterparty or establishes other arrangements satisfactory, in each case, to maintain the ratings assigned to the securities.

For a more detailed description of the interest rate swap and the swap counterparty, you should read “Description of the Interest Rate Swap” in this prospectus supplement.]

[Interest Rate Cap

The seller will enter into an interest rate cap on the closing date. The counterparty on the interest rate cap will be obligated to make payments to the trust on the basis of a notional amount which will be, as of any payment date, equal to the principal amount on the Class A-3 Notes as of the preceding payment date. The cap counterparty will pay to the trust an amount based on the difference between [LIBOR] and [      ]%.

For a more detailed description of the interest rate cap, you should read “Description of the Interest Rate Cap” in this prospectus supplement.]

Priority of Distributions

The trust receives collections on the receivables during the prior calendar month [, net swap receipts,] amounts withdrawn from the reserve account and advances made by the servicer for payments due from obligors but not received. The trust will use these amounts to pay the following amounts on each payment date in the following order of priority, after reimbursement of previous advances made by the servicer for payments due from obligors but not received:

(1)	Servicing Fee — the servicing fee payable to the servicer;

[(2)	Net Swap Payment — any net swap payment payable to the swap counterparty;]

(3)	Class A Note Interest [and Swap Termination Payments] — interest due on all the Class A Notes [ratably to each Class of the Class A Notes] [and any swap termination payments owed by the trust to the swap counterparty pro rata based on the principal balances of the Class A Notes and the amount of any swap termination payments, provided, that any amounts allocable to the Class A Notes that are not needed to pay interest due on such notes will be applied to pay the portion of any swap termination payments remaining unpaid];

(4)	First Allocation of Principal — to the principal distribution account, an amount, if any, equal to the excess of (x) the aggregate principal balance of the Class A Notes over (y) the principal balance of the receivables [less the yield supplement overcollateralization amount specified for such payment date on the schedule on page S-90 of this prospectus supplement;

(5)	Class B Note Interest — interest due on the Class B Notes to the holders of the Class B Notes;

(6)	Second Allocation of Principal — to the principal distribution account, an amount, if any, equal to the excess of (x) the aggregate principal balance of the Class A Notes and the Class B Notes over (y) the principal balance of the receivables [less the yield supplement overcollateralization amount specified for such payment date on the schedule on page S-89 of this prospectus supplement]. This amount will be reduced by any amount deposited in the principal distribution account in accordance with clause (4) above;

[(7)	Class C Note Interest — interest due on the Class C Notes to the holders of the Class C Notes;

(8)	Third Allocation of Principal — to the principal distribution account, an amount, if any, equal to the excess of (x) the aggregate principal balance of the Class A Notes, the Class B Notes and the Class C Notes over (y) the principal balance of the receivables [less the yield supplement overcollateralization amount specified for such payment date on the schedule on page S-89 of this prospectus supplement]. This amount will be reduced by any amount deposited in the principal distribution account in accordance with clauses (4) and (6) above;]

(9)	Class [C] [D] Certificate Interest — interest due on the Class [C] [D] Certificates to the holders of the Class [C] [D] Certificates;

[(10)	Class D Certificate Interest — interest due on the Class D Certificates to the holders of the Class D Certificates;]

(11)	Reserve Account Deposit — to the reserve account, the amount, if any, necessary to bring the balance of the reserve account up to its required level;

(12)	Regular Principal Allocation — to the principal distribution account, an amount equal to the greater of (1) the principal balance of the Class A-1 Notes and (2) the excess of (x) the sum of the aggregate principal balance of the securities over (y) the principal balance of the receivables less the yield supplement overcollateralization amount specified for such payment date on the schedule on page S-89 of this prospectus supplement]. This amount will be reduced by any amounts previously deposited to the principal distribution account in accordance with clauses (4), (6) [and (8)] above; and

(13)	any amounts remaining after the above distributions are paid to the seller.

Distributions from the Principal Distribution Account

The trust will pay principal on the securities from deposits made to the principal distribution account in the following order of priority:

(1)	to the Class A-1 Notes until they are paid in full;

(2)	to the Class A-2 Notes until they are paid in full;

(3)	to the Class A-3 Notes until they are paid in full;

(4)	to the Class A-4 Notes until they are paid in full;

(5)	to the Class A-5 Notes until they are paid in full;

(6)	to the Class A-6 Notes until they are paid in full;

(7)	to the Class B Notes until they are paid in full;

(8)	to the Class C [Certificates] [Notes] until they are paid in full;

(9)	to the Class D Certificates until they are paid in full; and

(10)	to the seller, any funds remaining.

For a more detailed description of the priority of distributions and the allocation of funds on each payment date, you should refer to “Description of the Receivables Sale Agreements — Distributions — Priority of Payments” in this prospectus supplement.

Change in Priority of Distribution upon Certain Events of Default

If any of the events of default set forth below occurs and results in acceleration of the notes, the order of priority for distributions will change.

•	If the event of default is:

—	a default in the payment of principal,

—	a default for five or more days in the payment of interest on notes of the Controlling Class, or

—	an insolvency or a dissolution with respect to the trust,

the trust will make no distributions of principal or interest on notes that are not the Controlling Class or the certificates until payment in full of principal and interest on the notes of the Controlling Class [and any net swap payments and swap termination payments owed by the trust to the swap counterparties].

•	If any other event of default that results in an acceleration of the notes occurs, no change will be made in the priority of payment of interest on the Class A Notes, the Class B Notes [and the Class C Notes] [or of any payments (including swap termination payments) to the swap counterparty] on each payment date until a liquidation, if any, of the property of the trust. However, the trust will pay the Class A Notes, the Class B Notes [and the Class C Notes] in full [and any net swap payments and swap termination payments owed by the trust to any swap counterparty] before paying any principal or interest on [the Class C Certificates or] the Class D Certificates.

For a more detailed description of events of default and rights of noteholders in such circumstance, you should read “Description of the Notes — The Indenture — Events of Default” and “— Rights upon Event of Default” in the prospectus and “Description of the Notes — The Indenture — Rights upon Event of Default” in this prospectus supplement. For a more detailed description of the priority of distributions and allocation of funds following an event of default, you should read “Description of the Receivables Sale Agreements — Distributions — Priority of Payments” in this prospectus supplement.

Credit Enhancement

Credit enhancement provides protection for the Class A Notes, the Class B Notes and the Class C [Certificates] [Notes] against losses and delays in payment. Losses on the receivables or other shortfalls of cash flow will be covered by payments on other receivables to the extent the principal balance of the receivables exceeds the securities balance (“overcollateralization”), by withdrawals from the reserve account and by allocation of available cash flow to the more senior Classes of securities prior to more subordinate Classes.

The credit enhancement for the securities will be as follows:

Class A Notes	Subordination of the Class B Notes, the Class C [Certificates] [Notes] and the Class D Certificates; the reserve account; [insert other type of credit support]; and overcollateralization;

Class B Notes	Subordination of the Class C [Certificates] [Notes] and the Class D Certificates; the reserve account; [insert other type of credit support]; and overcollateralization; and

Class C [Certificates] [Notes]	Subordination of the Class D Certificates; the reserve account; [insert other type of credit support]; and overcollateralization.

Subordination of Principal and Interest

As long as the Class A Notes [or the interest rate swap] remain outstanding, (1) payments of interest on the Class B Notes are subordinated to payments of interest on the Class A Notes [and to payments (including swap termination payments) due to the swap counterparty] and, in certain circumstances, allocations to principal and (2) payments of principal on the Class B Notes are subordinated to payments of interest and principal on the Class A Notes [and to payments (including swap termination payments) due to the swap counterparty].

As long as the Class A Notes, Class B Notes [or the interest rate swap] remain outstanding, (1) payments of interest on the Class C [Certificates] [Notes] are subordinated to payments of interest on the Class A Notes and the Class B Notes [and to payments (including swap termination payments) due to the swap counterparty] and, in certain circumstances, allocations to principal and (2) payments of principal on the Class C [Certificates] [Notes] are subordinated to payments of interest and principal on the Class A Notes and the Class B Notes [and to payments (including swap termination payments) due to the swap counterparty].

As long as the Class A Notes, Class B Notes, Class C [Certificates] [Notes] [or the interest rate swap] remain outstanding, (1) payments of interest on the Class D Certificates are subordinated to payments of interest on the Class A Notes, the Class B Notes and the Class C [Certificates] [Notes] [and to payments (including swap termination payments) due to the swap counterparty] and, in certain circumstances, allocations to principal and (2) payments of principal on the Class D Certificates are subordinated to payments of interest and principal on the Class A Notes, the Class B Notes and the Class C [Certificates] [Notes] [and to payments (including swap termination payments) due to the swap counterparty].

For a more detailed discussion of the subordination of the securities and the priority of distributions, including changes after certain events of default, you should read “Description of the Certificates — Distributions of Interest Income” and “— Distributions of Principal Payments,” “Description of the Receivables Sale Agreements — Distributions — Priority of Payments” and “— Priority of Payments May Change Upon an Event of Default” and “Description of the Notes — The Indenture” in this prospectus supplement.

Reserve Account

On the closing date, the seller will deposit $[          ] to the reserve account.

On each payment date, the indenture trustee will withdraw funds from the reserve account to pay the first [nine] [ten] items listed in “Priority of Distributions” above if collections on the receivables are insufficient to pay such amounts.

On and after the final scheduled payment date for any Class of securities, the indenture trustee will withdraw funds from the reserve account to repay such Class of securities in full if any principal amount of such Class remains outstanding.

The balance required to be on deposit in the reserve account will be the lesser of (a) $[          ] and (b) the outstanding principal balance of the securities.

On any payment date, if any collections on the receivables remain after payment of the first [nine] [ten] items listed in “Priority of Distributions” above, the indenture trustee will deposit funds into the reserve account, to the extent necessary to bring the balance of the reserve account to the required level.

On each payment date, the trust will distribute funds on deposit in the reserve account in excess of the required balance in accordance with the priority of distributions.

[The trust also will deposit in the reserve account from the pre-funding account [       ]% of the principal balance of any subsequent receivables which the seller transfers to the trust].

For a more detailed description of the deposits to and withdrawals from the Reserve Account, you should refer to “Description of the Receivables Sale Agreements — Reserve Account” in this prospectus supplement.

[Overcollateralization

The overcollateralization amount represents the amount by which the principal balance of the receivables exceeds the principal balance of the securities. Initially, the receivables balance will exceed the principal balance of the securities by [       ]% of the receivables balance. The application of funds according to item eleven of “Priority of Distributions” above is expected to result in the payment of more principal on the securities in most months than the amount of principal paid on the receivables in the related period. As the principal balance of the securities is paid down to a target overcollateralization level that is below the principal balance of the receivables, credit enhancement in the form of overcollateralization is created.

The target overcollateralization level is structured as a dynamic formula to absorb anticipated losses on the receivables and to compensate for the low APRs of some of the receivables. The target overcollateralization level on each payment date will be the sum of:

(X)	the excess of:

(1)	the lesser of:

(a)	the greatest of:

(A)	$[ ],

(B)	[ ]% of the outstanding principal balance of the receivables, and

(C)	the aggregate principal balance of the receivables that are delinquent 91 days or more and have not been liquidated yet,

               and

(b)	the outstanding principal balance of the securities,

     over

(2)	the balance required to be on deposit in the reserve account,

and

(Y)	the yield supplement overcollateralization amount specified for the applicable payment date on the schedule on page S-89 of this prospectus supplement.

For a more detailed description of the application of funds and the calculation of the overcollateralization amount, you should read “Description of the Receivables Sale Agreements — Distributions — Priority of Payments” in this prospectus supplement.]

[Yield Supplement Account

Ford Credit will deposit $[          ] into the yield supplement account on the closing date. [Ford Credit also will deposit an additional amount upon each sale of subsequent receivables to the trust based on the amount by which [          ]% exceeds the APR on each of those subsequent receivables.]

For a more detailed description of the yield supplement account, see “Description of the Receivables Sale Agreements — Yield Supplement Account; Yield Supplement Agreement” in this prospectus supplement.]

RISK FACTORS

       In addition to the risk factors starting on page 8 of the prospectus, you should consider the following risk factors in deciding whether to purchase any of the offered securities.

You May Experience Reinvestment Risk Because Prepayments on Receivables May Cause Prepayments of Your Securities	You may receive payment of principal on your securities earlier than you expect for the reasons set forth below. You may not be able to reinvest any principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your securities.

Prepayments on the receivables by the related obligors and purchases of the receivables by the seller and the servicer will shorten the life of the securities to an extent that cannot be predicted with certainty. The receivables included in the trust may be prepaid voluntarily or as a result of defaults, theft of or damage to the related vehicles or other reasons. If Ford Credit or the seller breached its representations and warranties with respect to a receivable in the Receivables Sale Agreements, it will be required to repurchase the receivable. The servicer also will be required to purchase a receivable from the trust if it breaches its servicing obligations with respect to the receivable and the receivable is materially and adversely affected by the breach. The servicer also will be entitled to purchase all remaining receivables from the trust once the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the closing date [(including any receivable sold to the trust after the closing date)].

The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described in the preceding paragraph.

Ford Credit generally does not maintain records of the historical prepayment experience of its portfolio of receivables. No prediction can be made as to the actual prepayment rates which will be experienced on the receivables. You will bear all reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on your securities.

The final payment of each Class of securities is expected to occur prior to its final scheduled payment date because of the prepayment and purchase considerations set forth above. If sufficient funds are not available to pay any Class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that Class of notes may occur later than the final scheduled payment date.

For more information regarding the timing of repayments of the securities, you should read “Maturity and Prepayment

Considerations” in this prospectus supplement and in the prospectus.

Amounts in the Reserve Account Are Limited and May Not Be Sufficient to Cover Losses on Your Securities	Amounts on deposit in the reserve account are available to:

• enhance the likelihood that you will receive the interest on each payment date and principal on the final scheduled payment date for your securities; and

• decrease the likelihood that you will experience losses on your securities.

However, the maximum amount on deposit in the reserve account is limited to the specified reserve account balance. If the amount required to be withdrawn from the reserve account to cover shortfalls in funds on deposit in the collection account exceeds the amount on deposit in the reserve account, a temporary shortfall in the amounts distributed to the holders of the securities could result. In addition, depletion of the reserve account ultimately could result in losses on your securities.

Amounts in the Reserve Account May Not Be Liquid	Funds in the reserve account may be invested in permitted investments that will not mature prior to the next payment date if each Rating Agency confirms that doing so will not affect its ratings on the securities. These investments will not be sold to cover any shortfalls that occur on a payment date. This could delay payments to you because these funds would not be available on a particular payment date.

[You May Suffer Losses Due to Receivables with Low APRs	The receivables include receivables that have APRs that are less than the interest rates on your securities. Interest paid on the higher APR receivables compensates for the lower APR receivables to the extent such interest is paid by the trust as principal on your securities and additional overcollateralization is created. Excessive prepayments on the higher APR receivables may adversely impact your securities by reducing the interest payments available.

The target overcollateralization level takes into account the mix of receivables by APR, and potential changes in that mix, but there is no assurance that the target overcollateralization level will be achieved or will be sufficient to pay all securities in full.]

Class B Notes and Class C [Certificates] [Notes] are Subject to Greater Credit Risk Because of Subordination of Those Classes	The Class B Notes bear greater risk than the Class A Notes because payments of interest and principal on the Class B Notes are subordinated, to the extent described below, to payments of interest and principal on the Class A Notes [and to payments (including swap termination payments) due to the swap counterparty]. The Class [C Certificates] [Notes] bear greater credit risk than the Class A Notes and the Class B Notes because payments of interest and principal on the Class C [Certificates] [Notes] are subordinated, to the extent described below, to payments of interest and principal on the Class A Notes and the Class B Notes [and to payments (including swap termination payments) due to the swap counterparty].

Interest payments on the Class B Notes on each payment date will be subordinated to servicing fees due to the servicer, [net swap payments, swap termination payments,] interest payments on the Class A Notes and an allocation of principal payments to the Class A Notes to the extent the sum of the principal balances of the Class A Notes exceeds the receivables balance [less the Yield Supplement Overcollateralization Amount]. Interest payments on the Class C [Certificates] [Notes] on each payment date will be subordinated to servicing fees due to the servicer, [net swap payments, swap termination payments,] interest payments on the Class A Notes and the Class B Notes and an allocation of principal payments to the Class A Notes and the Class B Notes to the extent the sum of the principal balances of the Class A Notes and the Class B Notes exceeds the receivables balance [less the Yield Supplement Overcollateralization Amount].

The payment sequence changes, however, following certain Events of Default.

For a more detailed description of such principal payment circumstances, you should read “Description of the Receivables Sale Agreements — Distributions — Priority of Payments” in this prospectus supplement.

Principal payments on the Class B Notes will be fully subordinated to principal payments on the Class A Notes [and to payments (including swap termination payments) due to the swap counterparty]. No principal will be paid on the Class B Notes until the Class A Notes [and payments (including swap termination payments) due to the swap counterparty] have been paid in full. Principal payments on the Class C [Certificates] [Notes] will be fully subordinated to principal payments on the Class B Notes. No principal will be paid on the Class C [Certificates] [Notes] until the Class B Notes have been paid in full.

Prepayments, Potential Losses and Change in Order of Priority of Principal Payments May Result From an Event of Default under the Indenture or Certain Events of Insolvency	An Event of Default under the indenture may result in payments on your notes being accelerated and the interest rate swap being terminated. As a result —

• you may suffer losses on your securities [and the payments (including swap termination payments) due to the swap counterparty] if the assets of the trust are insufficient to pay the amounts owed on your notes [or certificates];

• payments on your securities may be delayed until more senior Classes of securities are repaid [and amounts (including swap termination payments) are paid]; and

• your securities may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

Non-payment of interest on the notes of the Controlling Class or principal on any notes or insolvency of the trust may delay interest payments on more subordinate securities. When the Class A Notes are the Controlling Class, the trust will not make any distributions of principal or interest on the Class B Notes [or the Class C Notes] [or the certificates] until payment in full of principal and interest on the Class A Notes [and of amounts (including swap termination payments) due to the swap counterparty] following —

• an Event of Default relating to the payment of principal on any note or the payment of interest on the Class A Notes that results in acceleration of the notes; or

• an Event of Default relating to an Insolvency Event or a dissolution with respect to the trust that results in acceleration of the notes.

When the Class B Notes are the Controlling Class, the trust will not make any distributions of principal or interest [on the Class C Notes] [or the certificates] until payment in full of principal and interest on the Class B Notes [and of amounts (including swap termination payments) due to the swap counterparty] following —

• an Event of Default relating to the payment of principal on any note or the payment of interest on the Class B Notes that results in acceleration of the notes; or

• an Event of Default relating to an Insolvency Event or a dissolution with respect to the trust that results in acceleration of the notes.

This may result in a delay or default in paying interest on the Class B Notes [or Class C Notes] [or the certificates].

You May Suffer Losses Because You Have Limited Control Over Actions of the Trust and Conflicts Between Classes of Notes May Occur	Because the trust has pledged the property of the trust to the indenture trustee to secure payment on the notes [and payments under the interest rate swap agreement], the indenture trustee may, and at the direction of the specified percentage of the Controlling Class (which will be the Class A Notes for so long as any Class A Notes are outstanding, then the Class B Notes for so long as any Class B Notes are outstanding [and then the Class C Notes for as long as any Class C Notes are outstanding]) will, take one or more of the other actions specified in the indenture relating to the property of the trust, including a sale of the receivables.

See “Description of the Notes — The Indenture — Rights upon Event of Default” in the prospectus.

Furthermore, the holders of a majority of the principal amount of the Controlling Class, or the indenture trustee acting on behalf of the holders of a majority of the principal amount of the Controlling Class, under certain circumstances, has the right to waive Events of Servicing Termination or to terminate the servicer as the servicer of the receivables without consideration of the effect such waiver or termination would have on the holders of more subordinate Classes of notes or certificates. The holders of Class B Notes will have only limited rights to direct remedies under the indenture and will not have the ability to waive Events of Servicing Termination or to remove the servicer until the Class A Notes have been paid in full [and the holders of the certificates will not have the ability to remove the servicer until the notes have been paid in full]. [Similarly, the holders of Class C Notes will have only limited rights to direct remedies under the indenture and will not have the ability to waive any such events or to remove the servicer until the Class A Notes and the Class B Notes have been paid in full] [and the holders of the certificates will not have the ability to remove the servicer until the notes have been paid in full].

See “Description of the Receivables Sale Agreements — Events of Servicing Termination” in the prospectus and “— Rights Upon Event of Servicing Termination” and “— Waiver of Past Events of Servicing Termination” in this prospectus supplement and in the prospectus.

Geographic Concentration May Result in More Risk to You	As of [ ], Ford Credit’s records indicate that the billing addresses of the obligors of the receivables were recorded as being in the following states:

Percentage of
Aggregate
Principal
Balance

[Texas	[ ]%
California	[ ]%
Florida	[ ]%
Illinois	[ ]%]

No other state, by billing addresses, constituted more than 5% of the balance of the receivables as of [ ]. Economic conditions or other factors affecting these states in particular could affect the delinquency, credit loss or repossession experience of the trust adversely.

[Effect of Events of September 11, 2001	Ford Credit experienced an increase in account delinquencies and vehicle repossessions reflecting significantly weakening economic conditions in the United States following the terrorist attacks of September 11, 2001. Any further effect as a result of the events of September 11, 2001 and related military action on the performance of the receivables is unclear, but there may be a further adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables. In particular, under the Soldiers’ and Sailors’ Civil Relief Act of 1940, members of the military on active duty, including reservists, who have entered into an obligation, such as a retail installment sale contract for the purchase of a vehicle, before entering into military service may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions. No information can be provided as to the number of receivables that may be affected by the Relief Act. If an obligor’s obligation to repay a receivable is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on your securities.

For more information regarding the effect of the Soldiers’ and Sailors’ Civil Relief Act of 1940, you can read “Some Important Legal Issues Relating to the Receivables” in the prospectus.]

[The Trust is Completely Dependent on Ford Credit to Originate Subsequent Receivables Eligible to Be Purchased	The trust is completely dependent upon Ford Credit, including its PRIMUS division, for the generation of new receivables. The ability of Ford Credit to generate receivables, in turn, is dependent to a large extent on the sales of automobiles and light trucks manufactured or distributed by Ford Motor Company and its subsidiaries and by the various automotive companies that originate receivables purchased by Ford Credit’s PRIMUS division. If, during the period allotted for purchases of subsequent receivables, Ford or any other automobile manufacturer were not manufacturing or distributing vehicles, the rate of sales of automobiles and light trucks manufactured by those companies would decrease, adversely affecting the ability of the seller to sell subsequent receivables to the trust. The use of incentive programs (e.g., manufacturers’ rebate programs) also may affect retail sales. Therefore, there can be no assurance that Ford Credit will continue to generate receivables at the same rate as in prior years.

The ability of Ford Credit to generate additional eligible receivables depends on the retail sales of automobiles and light trucks and decisions by vehicle dealers to offer financing through Ford Credit and decisions by buyers to finance those purchases with Ford Credit. The level of those sales and financings may change as a result of a variety of social and economic factors. Economic factors include:

• interest rates;

• unemployment levels;

• the rate of inflation; and

• consumer perceptions of economic conditions generally.

However, the seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the origination of additional eligible receivables.

In addition, the credit quality of subsequent receivables may be lower than the credit quality of the initial receivables and could adversely affect the performance of the pool of receivables. This could reduce the rate of return on your securities. Furthermore, the rate of prepayments on the subsequent receivables may be higher than the rate of prepayments on the initial receivables, which could reduce the average life of and rate of return on your securities. You will bear all reinvestment risk associated with any prepayment of your securities.

Post-closing purchases of subsequent receivables will be funded with amounts on deposit in a “pre-funding account”,

that will be funded with the proceeds of the offering. If the seller has insufficient eligible receivables to transfer to the trust during the funding period, a portion of the securities will be prepaid at the end of the funding period in an amount equal to the amount on deposit at the time in the pre-funding account [less any amount in the pre-funding account designated for deposit to the reserve account in connection with transfers of subsequent receivables].

The Classes of securities prepaid depends on the amount on deposit in the pre-funding account. If the amount on deposit is greater than $ [ ], the trust will prepay the Classes of securities pro rata based on their aggregate outstanding principal balance.

If the amount on deposit in the pre-funding account is less than this amount, the amounts will be used first to redeem the notes in order of their seniority. We expect that the seller will not sell receivables to the trust with a purchase price exactly equal to the amount on deposit in the pre-funding account, and that the trust will therefore prepay at least a nominal amount of the Class A-1 Notes.]

Early Payments of Simple Interest Receivables May Affect the Weighted Average Life of the Securities	If an obligor on a Simple Interest Receivable makes a payment ahead of schedule, the weighted average life of the securities could be affected because the additional scheduled payments will be treated as principal prepayment and applied to reduce the principal balance of the receivable. During the period for which the obligor has paid ahead, interest will continue to accrue on the principal balance of the receivable, as reduced by the application of any early or additional scheduled payments, but the obligor’s receivable would not be considered delinquent. While the servicer may be required to make interest advances during this period, no principal advances will be made.

Early payments on Simple Interest Receivables generally will shorten the weighted average life of the securities. However, if the servicer advances interest payments and the receivables subsequently default, the payments could lengthen the weighted average life of the securities and result in higher losses on the receivables than would occur otherwise.

Ford Credit’s portfolio of retail installment sale contracts has historically included Simple Interest Receivables that have been paid ahead by one or more scheduled monthly payments. There can be no assurance as to the number of receivables in the trust that may become paid ahead Simple Interest Receivables or the number or the principal amount of the scheduled payments that may be paid ahead.

The Securities Are Not Suitable Investments For All Investors	The securities, especially the Class B Notes and the Class C [Certificates] [Notes], are not suitable investments for investors that need scheduled payments of principal. You should have, or consult with someone who has, expertise to analyze the prepayment, reinvestment and default risk and the tax consequences of an investment in the securities.

THE TRUST

Limited Purpose and Limited Assets

       Ford Credit Auto Owner Trust [  ] is a [business trust] [common law trust] formed under the laws of [the State of Delaware] pursuant to the trust agreement dated as of [          ] between Ford Credit Auto Receivables Two LLC and the owner trustee. The trust will not engage in any activity other than:

•	acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

•	issuing the securities;

•	making payments on the securities; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the other purposes listed above or are in any way connected with those activities.

       The trust initially will be capitalized by the issuance of the securities. [The [Class A-5 Notes and the Class A-6 Notes] initially will be sold to Ford Credit and thereafter may be sold to third party investors.] [The Class D Certificates initially will be retained by the seller and thereafter may be sold to third party investors provided the conditions in the trust agreement are satisfied.] The proceeds from the issuance of the securities will be used (1) to purchase the receivables from the seller under a sale and servicing agreement to be dated as of [          ] among the trust, the seller and the servicer, and (2) to fund the initial deposit to the Reserve Account[, and (3) to fund the deposit into the Pre-Funding Account].

       The assets of the trust will be limited to:

•	the receivables and the collections on the receivables;

•	security interests in the vehicles financed by the receivables and in any other property securing a receivable;

•	bank accounts[, including the pre-funding account and the yield supplement account];

•	rights to proceeds from claims on physical damage, credit life, credit disability or other insurance policies, if any, covering the financed vehicles or the obligors;

•	[rights under the [interest rate cap] [interest rate swap] [yield supplement agreement]];

•	rights to the Reserve Account;

•	rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables;

•	rights under the Receivables Sale Agreements; and

•	any and all proceeds of the foregoing.

       See “Description of the Receivables Sale Agreements — Distributions”, “— Reserve Account” [and “— Subsequent Receivables] in this prospectus supplement and “Some Important Legal Issues Relating to the Receivables” in the prospectus.

Capitalization of the Trust

       The following table illustrates the capitalization of the trust as of the Closing Date, as if the issuance and sale of the securities had taken place on such date:

Class A-1 Notes	$	[	]
Class A-2 Notes		[	]
Class A-3 Notes		[	]
Class A-4 Notes		[	]
Class A-5 Notes		[	]
Class A-6 Notes		[	]
Class B Notes		[	]
Class C Certificates		[	]
Class D Certificates		[	]
Total	$	[	]

The Indenture Trustee

       [          ] is the indenture trustee under the indenture. The indenture trustee is a [          ] and its principal executive offices are located at [          ]. The seller and its affiliates may maintain normal commercial banking relations with the indenture trustee, its parent and its affiliates. The fees and expenses of the indenture trustee will be paid by the administrator.

The Owner Trustee

       [          ] is the owner trustee under the trust agreement. The owner trustee is a [          ] and its principal offices are located at [          ]. The seller and its affiliates may maintain normal commercial banking relations with the owner trustee, its parent and its affiliates. The fees and expenses of the owner trustee will be paid by the seller.

THE RECEIVABLES

Characteristics of the Receivables

       The trust will own a pool of retail installment sale contracts secured by new and used automobiles and light trucks. The pool of receivables will [consist of] [include] the [Initial Receivables][receivables] that the seller transfers to the trust on the Closing Date. The [Initial Receivables][receivables] will include payments on the receivables that are made on or after the [Initial] Cutoff Date.

       [The Subsequent Receivables. In addition under the sale and servicing agreement, on and after the Closing Date, the seller will be obligated to sell and the trust will be obligated to purchase Subsequent Receivables from time to time during the Funding Period. The Subsequent Receivables only will be transferred if the conditions set forth in the sale and servicing agreement are met. The seller’s obligation to transfer Subsequent Receivables is subject to their availability. The Subsequent Receivables will have an aggregate principal balance equal to approximately $[          ]. The seller will designate a Subsequent Cutoff Date each time it conveys Subsequent Receivables to the trust.

       We expect that the seller will convey some of the Subsequent Receivables arising between the Initial Cutoff Date and the Closing Date to the trust on the Closing Date and that the seller will convey other Subsequent Receivables to the trust as frequently as daily after the Closing

Date on dates specified by the seller during the Funding Period. See “Description of the Receivables Sale Agreements — Subsequent Receivables” in this prospectus supplement.

       [Upon each sale of Subsequent Receivables, the Yield Supplement Agreement will require Ford Credit to deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount, if any, in respect of those Subsequent Receivables. See “Description of the Receivables Sale Agreements — Yield Supplement Account; Yield Supplement Agreement” in this prospectus supplement.]]

       Criteria Applicable to Selection of Receivables. Ford Credit purchased [     ]% of the [Initial Receivables] [receivables] (by principal balance) from dealers in the ordinary course of its business in accordance with Ford Credit’s underwriting standards. PRIMUS purchased [     ]% of the [Initial Receivables] [receivables] (by principal balance) from dealers in the ordinary course of business in accordance with PRIMUS’s underwriting standards. PRIMUS’s underwriting standards are substantially identical to Ford Credit’s underwriting standards. Prior to PRIMUS becoming a division of Ford Credit, PRIMUS sold all receivables it purchased to Ford Credit immediately after the purchase by PRIMUS of those receivables.

       The receivables were [and will be] selected from Ford Credit’s portfolio for inclusion in the pool of receivables by several criteria, some of which are set forth in the prospectus under “The Receivables.” [These criteria include the requirement that each receivable:

•	provides for level monthly payments which provide interest at an APR of not less than [ ]% and not greater than [ ]% [unless the seller increases the Reserve Initial Deposit by the amounts, if any, specified by the Rating Agencies rating the securities to maintain the ratings of the securities];

•	will amortize the amount financed over an original term no greater than [ ] months;

•	has a current principal balance of at least [ ];

•	is not more than [ ] days past due as of the [applicable] Cutoff Date; and

•	was originated on or after [ ].

       A receivable may be prepaid without penalty by the obligor at any time.

       [As of the [applicable] Cutoff Date, no obligor on any receivable was [or will have been] noted in the related records of the servicer as being the subject of a bankruptcy proceeding.] The receivables were [or will be] selected at random from Ford Credit’s portfolio of retail installment sale contracts for new and used vehicles, in each case meeting the criteria described above. No selection procedures believed to be adverse to the securityholders were [or will be] utilized in selecting the receivables from qualifying retail installment sale contracts. No receivable has [or will have] a scheduled maturity later than [       ].

       [The trust will not be obligated to purchase Subsequent Receivables on any Subsequent Transfer Date unless the receivables in the trust, taken together with the Subsequent Receivables transferred to the trust on that Subsequent Transfer Date, would meet the following criteria:

•	not more than [ ]% of the principal balances of the receivables in the trust will represent vehicles financed at Ford Credit’s used vehicle rates;

•	the weighted average APR will not be less than [ ]%, unless the seller increases the [amount on deposit in the Reserve Account and the Specified Reserve Balance] [Reserve Initial Deposit] by the amounts, if any, specified by the Rating Agencies rating the securities to maintain the ratings of the securities; and

•	the receivables will have a weighted average remaining term not greater than [ ] months.

These criteria will be based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Dates.]

       [The Characteristics of the Subsequent Receivables May Differ From Those of the Initial Receivables. The Initial Receivables will represent approximately [  ]% of the aggregate initial principal amount of the securities. However, there will be no required characteristics of the Subsequent Receivables except:

•	the criteria described in this section; and

•	the criteria, if any, specified by the Rating Agencies rating the securities to maintain the ratings of the securities.

Therefore, following the transfer of Subsequent Receivables to the trust, the aggregate characteristics of the entire pool of receivables, including the composition of the receivables, the distribution by APR and the geographic distribution described in the following tables, may vary significantly from those of the Initial Receivables.]

       [Ford Credit may originate Subsequent Receivables at a later date using credit criteria different from those which were applied to the Initial Receivables and the Subsequent Receivables may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the trust, the characteristics of the entire pool of receivables that the trust owns may vary significantly from those of the Initial Receivables. See “Risk Factors — The Trust is Completely Dependent on Ford Credit to Originate Subsequent Receivables Eligible to be Purchased” and “The Receivables” in this prospectus supplement.]

       With respect to the expected prepayment experience of the pool of receivables, Ford Credit —

•	believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life; and

•	estimates that the actual weighted average life of its portfolio of U.S. retail installment contracts for new and used automobiles and light trucks ranges between [ ]% and [ ]% of their scheduled weighted average life.

See “Maturity and Prepayment Considerations” in this prospectus supplement and in the prospectus.

       [Purchases of Subsequent Receivables. The trust may purchase Subsequent Receivables during the Funding Period. The trust will initially have $[       ] available to purchase Subsequent Receivables. This amount will be funded with the proceeds of the offering and will be maintained in the Pre-Funding Account. During the Funding Period, that amount will be reduced by:

•	the amount used to purchase Subsequent Receivables; and

•	the amount which the trust deposits into the Reserve Account upon each purchase of Subsequent Receivables.

       The seller expects that the amount in the Pre-Funding Account will be reduced to $[       ] or less by the [       ] Payment Date.]

       The geographical distribution and distribution by average APR of the pool of [Initial Receivables] [receivables] as of the [Initial] Cutoff Date are set forth in the following tables.

Geographic Distribution of the [Initial] Receivables Pool as of the [Initial] Cutoff Date

Percentage of
Aggregate Principal
State(1)	Balance(2)

Alabama		%
Alaska		%
Arizona		%
Arkansas		%
California		%
Colorado		%
Connecticut		%
Delaware		%
District of Columbia		%
Florida		%
Georgia		%
Hawaii		%
Idaho		%
Illinois		%
Indiana		%
Iowa		%
Kansas		%
Kentucky		%
Louisiana		%
Maine		%
Maryland		%
Massachusetts		%
Michigan		%
Minnesota		%
Mississippi		%
Missouri		%
Montana		%
Nebraska		%
Nevada		%
New Hampshire		%
New Jersey		%
New Mexico		%
New York		%
North Carolina		%
North Dakota		%
Ohio		%
Oklahoma		%
Oregon		%
Pennsylvania		%
Rhode Island		%
South Carolina		%
South Dakota		%
Tennessee		%
Texas		%
Utah		%
Vermont		%
Virginia		%
Washington		%
West Virginia		%
Wisconsin		%
Wyoming		%

(1)	Based on the billing addresses of the obligors on the receivables as of the [Initial] Cutoff Date.

(2)	May not add to 100.00% due to rounding.

Distribution by APR of the [Initial] Receivables Pool

as of the [Initial] Cutoff Date

Percentage of
	Number of				Aggregate
	[Initial]		Aggregate		Principal
APR Range	Receivables		Principal Balance		Balance(1)

0.00 to 0.99			$			%
1.00 to 1.99						%
2.00 to 2.49						%
2.50 to 2.99						%
3.00 to 3.49						%
3.50 to 3.99						%
4.00 to 4.49						%
4.50 to 4.99						%
5.00 to 5.49						%
5.50 to 5.99						%
6.00 to 6.49						%
6.50 to 6.99						%
7.00 to 7.49						%
7.50 to 7.99						%
8.00 to 8.49						%
8.50 to 8.99						%
9.00 to 9.49						%
9.50 to 9.99						%
10.00 to 10.49						%
10.50 to 10.99						%
11.00 to 11.49						%
11.50 to 11.99						%
12.00 to 12.49						%
12.50 to 12.99						%
13.00 to 13.49						%
13.50 to 13.99						%
14.00 to 14.49						%
14.50 to 14.99						%
15.00 to 15.49						%
15.50 to 15.99						%
16.00 to 16.49						%
16.50 to 16.99						%
17.00 to 17.49						%
17.50 to 17.99						%
18.00 to 18.49						%
18.50 to 18.99						%
19.00 to 19.49						%
19.50 to 19.99						%
20.00 to 24.99						%
24.99 [to [ ]]						%

Total	[	]	$ [	]	[	]%

(1)	May not add to 100.00% due to rounding.

       The [Initial] Receivables have the characteristics indicated below.

Percentage
by Aggregate
Characteristic	Principal Balance

Purchased by Ford Credit	[	]%
Purchased by PRIMUS	[	]%
Actuarial Receivables	[	]%
Simple Interest Receivables	[	]%
[Final Payment Receivables	[	]%]
[Actuarial Receivables which are Final Payment Receivables	[	]%]
[Simple Interest Receivables which are Final Payment Receivables	[	]%]
Vehicles financed at new vehicle rates by principal balance	[	]%

Percentage by
Aggregate
Number of [Initial]
Receivables

Number of vehicles financed at new vehicle rates	[	]%

Weighted Average Life of the Securities

       Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model or ABS, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are uniform as to size and maturity and amortize at the same rate and that each receivable in each month of its life either will be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the [Initial Receivables][receivables owned by the trust].

       As the rate of payment of principal of each Class of notes [and [the] [each Class of] certificates] will depend on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of [the] [any Class of] notes [and of [the] [each Class of] certificates] could occur significantly earlier than the respective Final Scheduled Payment Dates. The securityholders will bear any reinvestment risk associated with early payment of the securities. Reinvestment risk means the risk that market interest rates may be lower at the time such holders receive payments from the trust than the interest rate borne by the securities or than market interest rates had prepayments been made at a different time.

       The table captioned “Percent of Initial Note Principal Amount [or Initial Certificate Balance] at Various ABS Percentages” has been prepared on the basis of the characteristics of the [Initial Receivables] receivables [and certain assumed characteristics with respect to the Subsequent Receivables] [and/or state other assumptions on which the ABS Table is based]. The ABS Table assumes that —

•	the receivables prepay in full at the specified constant monthly ABS percentage, with no defaults, losses or repurchases;

•	each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

•	payments on the notes [and under the Interest Rate Swap] [and distributions on the certificates] are made on each Payment Date (and each such date is assumed to be the [ ] day of [the month in which such Payment Date occurs] [each applicable month]);

•	the balance in the Reserve Account on each Payment Date is equal to the Specified Reserve Balance; and

•	the servicer exercises its option to purchase the receivables on the earliest Payment Date on which it is permitted to do so, as described in “Description of the Notes — Optional Redemption” in this prospectus supplement.

       [State assumed characteristics with respect to the Subsequent Receivables.] [And/or, state other assumptions on which the ABS Table is based.] The pools have an assumed cutoff date of [                    ]. The ABS Table indicates the projected weighted average life of each Class of notes [and the Class [C] Certificates] and sets forth the percent of the initial principal amount of each Class of notes [and the percent of the initial Certificate Balance of the Class [C] Certificates] that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages.

       The ABS Table also assumes that the [Initial Receivables] [receivables] have been aggregated into hypothetical pools with all of the [Initial Receivables] [receivables] within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the [Initial] Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. [State assumed characteristics with respect to hypothetical pools of Subsequent Receivables.]

				Original Term	Remaining Term
	Aggregate			to Maturity	to Maturity
Pool	Principal Balance	APR		(In Months)	(In Months)

1	$		%
2			%
3			%
4			%
5			%
6			%
7			%
8			%
9			%
10			%
11			%
12			%
13			%
14			%
15			%
16			%
17			%
18			%
19			%
20			%
21			%
22			%

				Original Term	Remaining Term
	Aggregate			to Maturity	to Maturity
Pool	Principal Balance	APR		(In Months)	(In Months)

23			%
24			%

$ [ ]

       The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each Class of notes[ and the [Class [C]] Certificates]. [In addition, the ABS Table was prepared based on the characteristics of the Initial Receivables, which may be different from any Subsequent Receivables purchased by the trust.]

Percent of Initial Note Principal Amount

at Various ABS Percentages

	[Class A-1 Notes]				[Class A-2 Notes]				[Class A-3 Notes]

Payment Date	0.5%	1.0%	1.5%	1.8%	0.5%	1.0%	1.5%	1.8%	0.5%	1.0%	1.5%	1.8%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
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Weighted Average Life (years)(1)

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

       The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables). You should be sure you understand these assumptions when reading the ABS Table.

Percent of Initial Note Principal Amount

at Various ABS Percentages

	[Class A-4 Notes]				[Class A-5 Notes]				[Class A-6 Notes]

Payment Date	0.5%	1.0%	1.5%	1.8%	0.5%	1.0%	1.5%	1.8%	0.5%	1.0%	1.5%	1.8%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
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Weighted Average Life (years)(1)

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

       The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables). You should be sure you understand these assumptions when reading the ABS Table.

Percent of Initial Note Principal Amount [or

Initial Certificate Balance] at Various ABS Percentages

	[Class B Notes]				[Class [C] [Certificates] [Notes]]

Payment Date	0.5%	1.0%	1.5%	1.8%	0.5%	1.0%	1.5%	1.8%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
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Weighted Average Life (years)(1)(2)

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2)	The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution in respect of the Certificate Balance of a certificate by the number of years from the date of the issuance of the certificate to the related Payment Date, (b) adding the results and (c) dividing the sum by the original Certificate Balance of the certificate.

       The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables). You should be sure you understand these assumptions when reading the ABS Table.

Delinquencies, Repossessions and Net Losses of Ford Credit’s Portfolio

       Set forth below is information about the experience of Ford Credit (including its PRIMUS division) with its portfolio of U.S. retail installment sale contracts for new and used automobiles and light duty trucks (including previously sold contracts that Ford Credit continues to service). [Ford Credit began originating Final Payment Receivables in [          ].] Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of Ford Credit. There is no assurance that the delinquency, repossession or loss experience of the receivables will be comparable to Ford Credit’s experience shown in the following tables or that [insert any information regarding current trends] will continue in the future.

The following tables show delinquencies, repossessions and net losses as a percentage of Ford Credit’s portfolio as that portfolio has grown over the periods shown. Accordingly, the delinquency, repossession and net loss percentages for a static pool of contracts would likely be higher than those shown.

Delinquency Experience(1)

	Year Ended December 31,

	2001	2000	1999	1998	1997

Average Number of Contracts Outstanding During the Period	6,588,720	5,861,491	5,053,474	4,359,281	4,000,754
Average Daily Delinquencies as a Percent of Average Number of Contracts Outstanding
31-60 Days(2)	2.48%	2.51%	2.38%	2.53%	2.80%
61-90 Days(2)	0.46%	0.34%	0.32%	0.32%	0.32%
Over 90 Days(3)	0.30%	0.19%	0.14%	0.14%	0.14%

(1)	The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts that Ford Credit continues to service.

(2)	Delinquencies represent the daily average number of contracts delinquent.

(3)	Delinquencies represent the average monthly end-of-period number of contracts delinquent.

Credit Loss and Repossession Experience(1)

	Year Ended December 31,

	2001	2000	1999	1998	1997

Average Portfolio Outstanding During the Period (Millions) Gross	$93,264	$80,908	$66,928	$54,106	$46,020
Net	$82,522	$71,451	$59,242	$47,075	$39,288
Repossessions as a Percent of Average Number of Contracts Outstanding	2.50%	2.26%	2.25%	2.65%	3.08%
Net Losses as a Percent of Gross Liquidations(2)	2.52%	2.06%	1.91%	2.27%	2.61%
Net Losses as a Percent of Average Gross Portfolio Outstanding(2)	1.28%	1.00%	0.95%	1.16%	1.44%
Net Losses as a Percent of Average Net Portfolio Outstanding(2)	1.44%	1.13%	1.07%	1.34%	1.69%

(1)	All gross amounts and percentages are based on the gross amount scheduled to be paid on each contract including unearned finance and other charges. All net amounts and percentages are based on the net amount scheduled to be paid on each contract excluding unearned finance and other charges. The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts that Ford Credit continues to service.

(2)	“Net Losses” are equal to the aggregate balance of all contracts that are determined to be uncollectible in the period less any recoveries on contracts charged-off in the period or any prior periods. Net Losses include expenses associated with outside collection agencies but exclude other expenses associated with collection, repossession, and disposition of the vehicle. These other expenses are not material to the data presented.

MATURITY AND PREPAYMENT CONSIDERATIONS

       Information regarding certain maturity and prepayment considerations with respect to the securities is set forth under “Maturity and Prepayment Considerations” in the prospectus. In addition, no principal payments will be made at any time, including upon the occurrence and during the continuation of an Event of Default —

•	of the Class [A-2] Notes until the Class [A-1] Notes have been paid in full;

•	of the Class [A-3] Notes until the Class [A-2] Notes have been paid in full;

•	of the Class [A-4] Notes until the Class [A-3] Notes have been paid in full;

•	of the Class [A-5] Notes until the Class [A-4] Notes have been paid in full;

•	of the Class [A-6] Notes until the Class [A-5] Notes have been paid in full;

•	of the Class [B] Notes until the Class [A-6] Notes have been paid in full; or

[ •	of the Class [C] Notes until the Class [B] Notes have been paid in full;]

[and in each case any swap termination payments have been paid to the swap counterparty].

       No distributions of principal of the certificates will be made until all the notes have been paid in full [and all payments, including any swap termination payments, have been paid to the swap counterparty]. [In addition, no distributions of principal of the Class [D] Certificates will be made until the Certificate Balance of the Class [C] Certificates has been reduced to zero.] See “Description of the Notes — Payments of Principal” [and “Description of the Certificates — Distributions of Principal Payments”] in this prospectus supplement.

       As the rate of payment of principal of [the] [each Class of] notes and [[the] [each Class of] certificates] depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of [the] [any Class of] notes [and the final distribution in respect of [the] [each Class of] certificates] could occur significantly earlier than the [respective] Final Scheduled Payment Date[s].

       There Is No Assurance That Your Securities Will Be Repaid on the Scheduled Dates. It is expected that final payment of [the] [each Class of] notes [and the final distribution in respect of [the] [each Class of] certificates] will occur on or prior to the [respective] Final Scheduled Payment Date[s]. Failure to make final payment of [the] [any Class of] notes on or prior to the [respective] Final Scheduled Payment Date[s] will constitute an Event of Default. See “Description of the Notes — The Indenture — Rights upon Event of Default” in this prospectus supplement and in the prospectus. [In addition, the sale and servicing agreement requires that the remaining Certificate Balance [of each Class of certificates] be paid in full on the [respective] Final Scheduled Payment Date[s]]. However, no assurance can be given that sufficient funds will be available to pay [the] [each Class of] notes [and [the] [each Class of] certificates] in full on or prior to the [respective] Final Scheduled Payment Date[s]. If sufficient funds are not available, final payment of [the] [any Class of] notes [and the final distribution in respect of [the] [either Class of] certificates] could occur later than such dates.

       The Level of Prepayments of the Receivables and Required Repurchases by the Seller Are Unpredictable and May Affect Payments on the Securities. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors. In addition, if a breach of a representation, warranty or covenant occurs with respect to a receivable, the seller and/or the servicer will be obligated to repurchase the receivable from the trust. See “The Receivables” in this prospectus supplement and “Description of the Receivables Sale Agreements — Sale and Assignment of Receivables” and “— Servicing” in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables faster than expected and thereby reduce anticipated aggregate interest payments on the securities. The securityholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment on receivables as set forth in the priority of distributions in this prospectus supplement. Reinvestment risk means the risk that market interest rates may be lower at the time such holders receive payments from the trust than the interest rate borne by the securities or than market interest rates had prepayments been made at a different time.

       Risks of slower or faster repayments. Securityholders should consider —

•	in the case of securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

•	in the case of securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

DESCRIPTION OF THE NOTES

       The trust will issue the notes under an indenture to be dated as of [                    ] between the trust and [            ], as indenture trustee. The following summary describes certain terms of the notes and the indenture. This summary is not a complete description of all the provisions of the notes and the indenture. A copy of the indenture will be filed with the SEC after the trust issues the securities. This summary is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of the notes and the indenture. You can find more information about the notes and the indenture in the prospectus under “Description of the Notes” and “Certain Information Regarding the Securities.”

Payments of Interest

       [The] [Each Class of] notes [other than the Class A-3 Notes] will constitute “Fixed Rate Securities,” as defined under “Certain Information Regarding the Securities — Fixed Rate Securities” in the prospectus. [The Class A-3 Notes will constitute “Floating Rate Securities,” as defined under “Certain Information Regarding the Securities — Floating Rate Securities” in the prospectus.] Interest on the principal amount[s] of the notes will accrue at the [respective] per annum interest rates for the [various Classes of] notes and will be payable to the noteholders on each Payment Date. The trust will make payments to the noteholders as of each Record Date.

       Calculation of interest. Interest will accrue during each Interest Period and will be calculated on the [various Classes of notes] as follows:

•	[Actual/360. Interest on the Class A-1 Notes and the Class A-3 Notes will be calculated on the basis of actual days elapsed and a 360-day year.]

•	30/360. Interest on the [Class A-2 Notes, Class A-4 Notes, Class A-5 Notes, Class A-6 Notes, Class B Notes [and Class C Notes]] will be calculated on the basis of a 360-day year of twelve 30-day months.

•	Unpaid Interest Accrues. Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the applicable interest rate [plus 2.00%], to the extent lawful.

•	[With respect to the interest rate on the Class A-3 Notes, the “Index Maturity” for LIBOR will be [three months (in the case of quarterly Payment Dates)] [one month (in the case of monthly Payment Dates)] and the “Interest Reset Period” for such calculation will be the Interest Period. See “Certain Information Regarding the Securities — Floating Rate Securities” in the prospectus.]

       Application of Funds to Pay Interest on Notes. The trust will make interest payments on the notes from collections on the receivables deposited to the Collection Account with respect to the preceding Collection Period, any Advances made by the servicer, [any Net Swap Receipt from the swap counterparty] and any amounts withdrawn from the Reserve Account and deposited to the Collection Account, after payment of the Servicing Fee and reimbursement of Advances made by the servicer. Each Class A noteholder will receive its ratable share (based upon the total amount of interest due to such Class A noteholder) of the aggregate amount available to be distributed in respect of interest on all Classes of the Class A Notes.

       [The Trust Will Allocate Funds Between Interest Payments on the Class A Notes and Swap Termination Payments If It Does Not Have Enough Funds Available to Pay All Such Amounts. The amount available for interest payments on the Class A Notes and for swap termination could be less than the amount of interest payable on the Class A Notes and the amount of any swap termination payment payable to the swap counterparty on any Payment Date. In that event:

•	the amount allocable to the Class A noteholders for the payment of interest will be based on the aggregate principal balance of the Class A Notes and the amount allocable to the swap counterparty will be based on any swap termination payments due; and

•	[the Class A-1 noteholders, the Class A-2 noteholders, the Class A-3 noteholders, the Class A-4 noteholders, the Class A-5 noteholders and the Class A-6 noteholders] will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Class A Notes.]

       Interest Paid on the Class B Notes is Subordinate to Interest Paid on the Class A Notes. Interest on the Class B Notes will not be paid on any Payment Date until interest payments on the Class A Notes and the First Priority Principal Distribution Amount, if any, have been paid in full. If the amount available for interest payments on the Class B Notes is less than the amount of interest payable on the Class B Notes on any Payment Date, each Class B noteholder will receive its ratable share (based upon the total amount of interest due to such Class B noteholder) of the aggregate amount available to be distributed in respect of interest on the Class B Notes. See “Description of the Receivables Sale Agreements — Distributions” and “— Reserve Account” in this prospectus supplement.

       [Interest Paid on the Class C Notes is Subordinate to Interest Paid on the Class B Notes. Interest on the Class C Notes will not be paid on any Payment Date until interest payments on the Class A Notes and the Class B Notes, the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any, have been paid in full. If the amount available for interest payments on the Class C Notes is less than the amount of interest payable on the Class C Notes on any Payment Date, each Class C noteholder will receive its ratable share (based upon the total amount of interest due to such Class C noteholder) of the aggregate amount available to be distributed in respect of interest on the Class C Notes. See “Description of the Receivables Sale Agreements — Distributions” and “— Reserve Account” in this prospectus supplement.]

       Event of Default. An Event of Default will occur if the full amount of interest due on the notes of the Controlling Class is not paid within five days of the Payment Date. While any of the Class A Notes remain outstanding, the failure to pay interest due on the Class B Notes [and the Class C Notes] [and while any of the Class B Notes remain outstanding, the failure to pay interest due on the Class C Notes, in each case] within five days of the related Payment Date will not be an Event of Default. See “Description of the Notes — The Indenture — Rights upon Event of Default” in the prospectus.

Payments of Principal

       The trust generally will make principal payments to the noteholders on each Payment Date in an amount equal to the Principal Distribution Amount until the notes are paid in full. The “Principal Distribution Amount” with respect to any Payment Date equals the sum of —

•	the First Priority Principal Distribution Amount;

•	the Second Priority Principal Distribution Amount;

•	the Third Priority Principal Distribution Amount; and

•	the Regular Principal Distribution Amount.

The trust will pay the Principal Distribution Amount on each Payment Date to the extent that it has funds available after it pays in full all amounts that rank senior to each component of the Principal Distribution Amount. The trust will make these payments from amounts deposited to the

Principal Distribution Account in accordance with the priorities described in “Description of the Receivables Sale Agreements — Distributions” in this prospectus supplement.

       Priority of principal payments. Principal payments on the notes will be made on each Payment Date, including upon the occurrence and during the continuation of an Event of Default, in the following order of priority:

•	to the principal amount of the Class A-1 Notes until such principal amount is paid in full;

•	to the principal amount of the Class A-2 Notes until such principal amount is paid in full;

•	to the principal amount of the Class A-3 Notes until such principal amount is paid in full;

•	to the principal amount of the Class A-4 Notes until such principal amount is paid in full;

•	to the principal amount of the Class A-5 Notes until such principal amount is paid in full;

•	to the principal amount of the Class A-6 Notes until such principal amount is paid in full; [and]

•	to the principal amount of the Class B Notes until such principal amount is paid in full; [and

•	to the principal amount of the Class C Notes until such principal amount is paid in full.]

       Notes Might Not Be Repaid on Their Final Scheduled Payment Date [of Final Principal Repayments]. The principal amounts of [the] [any Class of] notes to the extent not previously paid will be due on the Final Scheduled Payment Date relating [that Class of] [the] notes. Those dates are listed on the cover of this prospectus supplement. The actual date that the aggregate outstanding principal amount of [the] [any Class of] notes is paid may be earlier or later than the [Final Scheduled] Payment Dates [relating to that Class of notes] based on a variety of factors, including those described under “Maturity and Prepayment Considerations” in this prospectus supplement and in the prospectus.

       Event of Default. An Event of Default will occur if the amount of principal due on any note on its Final Scheduled Payment Date has not been paid in full. Payments on the notes may be accelerated upon an Event of Default. Upon acceleration of the notes, the priority of distributions to the securityholders will change. The effect on the noteholders of an Event of Default depends on the type of default, as described on page S-55 of this prospectus supplement.

The Indenture

       Rights upon Event of Default. If an Event of Default occurs, the noteholders will have the rights set forth in the prospectus under “Description of the Notes — The Indenture — Rights Upon Event of Default”, including the right to declare all the notes to be immediately due and payable. If an Event of Default occurs as a result of a default in the payment of any principal of any notes or a default for five days or more in the payment of any interest on notes of the Controlling Class, the indenture trustee does not have to obtain any consent of noteholders to sell the receivables. In the case of any other Event of Default, the indenture trustee may not sell the receivables unless one of the conditions set forth in the prospectus under “Description of the Notes — The Indenture — Rights upon Event of Default” is satisfied. If the receivables are sold by the indenture trustee following an Event of Default, the securityholders will receive notice and an opportunity to submit a bid in the sale.

       [The failure to pay interest due on the Class B Notes will not be an Event of Default until the Class A Notes have been paid in full.] [The failure to pay interest due on the Class C Notes will not be an Event of Default until the Class A Notes and the Class B Notes have been paid in full.]

       Under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for each of the Class A Notes, the Class B Notes [or the Class C Notes] if a default occurs under the indenture. In these circumstances, the indenture will provide for a successor trustee to be appointed for one or each of the Class A Notes, the Class B Notes [and the Class C Notes], so that there will be separate trustees for each of the Class A Notes, the Class B Notes [and the Class C Notes]. In general, only the indenture trustee for the noteholders of the Controlling Class will have the right to exercise remedies and only the noteholders of the Controlling Class will have the right to direct or consent to any action to be taken, including sale of the receivables.

       In any case, all noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes [and the subordination of the Class C Notes to the Class B Notes and the Class A Notes] as described in this prospectus supplement. When the Class A Notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B Notes. [Similarly, when the Class A Notes and the Class B Notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class C Notes.]

       If an indenture trustee relating to any Class of notes resigns, its resignation will become effective only after a successor indenture trustee for that Class of notes is appointed and the successor accepts the appointment.

[Mandatory Prepayment

       If any amounts remain in the Pre-Funding Account at the end of the Funding Period, the trust will prepay [the] [one or more Classes of] notes in part on the Payment Date on or immediately following the last day of the Funding Period, after giving effect to any purchases of Subsequent Receivables on that Payment Date.

       Amount Prepaid. The Classes of securities that the trust will redeem depend upon the amount on deposit in the Pre-Funding Account when the redemption occurs, as described below.

•	If the amount on deposit in the Pre-Funding Account is less than or equal to $[ ], then that amount will be used to prepay the [Class A-1] Notes [up to an amount not to exceed their outstanding principal amount and then to prepay the Class A-2 Notes].

•	If the amount on deposit in the Pre-Funding Account is greater than $[ ], then that amount will be used to prepay [each Class of] [the] notes and [each Class of] [the] certificates. The aggregate principal amount of [each Class of] notes and certificates redeemed will be an amount equal to the Pre-Funding Percentage of the amount on deposit in the Pre-Funding Account.

       [Note Prepayment Premium and Certificate Prepayment Premium. The trust will be required to pay the Note Prepayment Premium and Certificate Prepayment Premium to the securityholders if —

•	the trust is required to prepay the securities in a mandatory prepayment described above;

•	and the amount prepaid exceeds $[ ].

       The Note Prepayment Premium and Certificate Prepayment Premium represent the securityholders’ expected yield on their securities over a reference security through [          ].

       The Trust’s Obligation to Pay the Note Prepayment Premium and Certificate Prepayment Premium Is Limited To Amounts it Receives From the Seller. Under the sale and servicing agreement, the seller will be obligated to pay the sum of the Note Prepayment Premium [for each Class of notes] and the Certificate Prepayment Premium [for each Class of certificates] to the trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The trust’s obligation to pay the Note Prepayment Premium [for each Class of notes] and the Certificate Prepayment Premium [for each Class of certificates] will be limited to funds received from the seller for this purpose.

       If the funds received from the seller are insufficient to pay the Note Prepayment Premium [for each Class of notes] and the Certificate Prepayment Premium [for each Class of certificates] in full, noteholders [of each Class of notes] will receive their ratable share (based upon the aggregate Note Prepayment Premium [for such Class]) of the aggregate amount available for the Note Prepayment Premium and the Certificate Prepayment Premium. No other assets of the seller or the trust will be available for the purpose of making that payment.]]

Optional Redemption

       All outstanding securities will be redeemed in whole, but not in part, on the Payment Date that the servicer exercises its option to purchase the receivables. The servicer has the option to purchase the receivables when the Pool Balance has declined to 10% or less of the Initial Pool Balance [plus the aggregate principal balance of any Subsequent Receivables as of the Subsequent Cutoff Date], as described in the prospectus under “Description of the Receivables Sale Agreements — Termination.” The redemption price for the notes outstanding will be equal to —

•	the unpaid principal amount of such notes plus accrued and unpaid interest at the interest rate on those notes; plus

•	interest on any past due interest at the interest rate on those notes [plus 2.00%], to the extent lawful.

DESCRIPTION OF THE CERTIFICATES

       The trust will issue the certificates [in fully registered, certificated form] under the trust agreement. The following summary describes certain terms of the trust agreement and the certificates. This summary is not a complete description of all of the provisions of the trust agreement and the certificates. A copy of the trust agreement will be filed with the SEC after the trust issues the securities. This summary is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of the certificates and the trust agreement. You can find more information about the certificates and the trust under “Description of the Certificates” and “Certain Information Regarding the Securities” in the prospectus and “Description of the Receivables Sale Agreements” in the prospectus and in this prospectus supplement.

Distributions of Interest Income

       [The certificates will constitute “Fixed Rate Securities,” as defined under “Certain Information Regarding the Securities — Fixed Rate Securities” in the prospectus.] [The [Class [  ]] Certificates will constitute “Floating Rate Securities,” as defined under “Certain Information Regarding the Securities — Floating Rate Securities” in the prospectus.] On each Payment Date, commencing [               ], the certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance of their Class of certificates at the applicable interest rate on the certificates.

       Interest will accrue —

•	from and including the Closing Date (in the case of the first Payment Date); or

•	from and including the [[ ] day of the calendar month] [the Payment Date] preceding each Payment Date to but excluding the [ ] day of the following calendar month] [the following Payment Date].

       [Interest is Calculated 30/360. Interest on the certificates will be calculated on the basis of a 360-day year of twelve 30-day months.]

       Unpaid Interest Accrues. Interest distributions due for any Payment Date but not distributed on such Payment Date will be due on the next Payment Date increased by an amount equal to interest on such amount at the rate of interest on the certificates [plus 2.00%], to the extent lawful.

       Application of Funds to Make Distributions on the Certificates. After making payments on the notes as described under “Description of the Receivables Sale Agreements — Distributions” in this prospectus supplement, the trust will make distributions on the certificates from collections on the receivables deposited to the Collection Account with respect to the preceding Collection Period, any Advances made by the servicer, [any Net Swap Receipt from the swap counterparty] and any amounts withdrawn from the Reserve Account and deposited to the Collection Account, after payment of the Servicing Fee and reimbursement of Advances made by the servicer.

Distributions of Principal Payments

       The Trust Will Distribute Principal on the Certificates Only After Principal on the Notes Is Fully Paid. Certificateholders will be entitled to receive principal payments on each Payment Date, commencing with the Payment Date on which all of the notes have been paid in full. The amount of principal payments generally will equal the Principal Distribution Amount, after giving effect to any portion of that amount payable to noteholders. The trust will make distributions of principal to the certificateholders to the extent that amounts are remaining after it pays in full all amounts that rank senior to such component in accordance with the priorities described in “Description of the Receivables Sale Agreements — Distributions” in this prospectus supplement.

       Priority of Principal Distributions. Distributions with respect to principal of the certificates will be made from funds on deposit in the Certificate Principal Account [until the Certificate Balance has been paid in full] [in the following order of priority:

(1)	the Class C Certificates, until the Certificate Balance of the Class C Certificates has been paid in full; and

(2)	the Class D Certificates, until the Certificate Balance of the Class D Certificates has been paid in full].

       Following the occurrence of an Event of Default that results in acceleration of the notes, the noteholders will be entitled to be paid interest and principal in full [and the swap counterparty will be entitled to any Net Swap Payments and swap termination payments] before any distributions of interest or principal may be made on the certificates. See “Description of the Receivables Sale Agreements — Distributions” in this prospectus supplement.]

       [The outstanding Certificate Balance of each Class of certificates will be payable in full on the Final Scheduled Payment Date relating to [that Class of] [the] certificates. The actual date on which the trust pays the aggregate Certificate Balance [of either Class of certificates] may be earlier or later than the applicable Final Scheduled Payment Date, based on a variety of factors, including those described under “Maturity and Prepayment Considerations” in this prospectus supplement and in the prospectus.]

[Mandatory Prepayment

       The trust will make cash distributions to certificateholders, on a pro rata basis, on the Payment Date on or immediately following the last day of the Funding Period if the amount on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date, exceeds $[          ]. The aggregate

principal balance of the certificates to be repurchased will be an amount equal to the certificates’ Pre-Funding Percentage of the amount then on deposit in the Pre-Funding Account. [The Certificate Prepayment Premium will be payable by the trust to the certificateholders at the time of any mandatory prepayment of the certificates as described above.]

       The Trust’s Obligation to Pay the Note Prepayment Premium and Certificate Prepayment Premium Is Limited To Amounts it Receives From the Seller. Under the sale and servicing agreement, the seller will be obligated to pay the sum of the Note Prepayment Premium [for each Class of notes] and the Certificate Prepayment Premium [for each Class of certificates] to the trust as liquidated damages for the seller’s failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The trust’s obligation to pay the Note Prepayment Premium [for each Class of notes] and the Certificate Prepayment Premium [for each Class of certificates] will be limited to funds received from the seller for this purpose.]

       [In the event that such funds are insufficient to pay the Note Prepayment Premium [for each Class of notes] and the Certificate Prepayment Premium [for each Class of certificates] in full, certificateholders [of each Class of certificates] will receive their ratable share (based upon the aggregate Certificate Prepayment Premium [for such Class]) of the aggregate amount available to be distributed in respect of the Note Prepayment Premium and the Certificate Prepayment Premium. No other assets of the seller or the trust will be available for the purpose of making such payment.]]

[Optional Prepayment

       If the servicer exercises its option to purchase the receivables when the Pool Balance declines to 10% or less of the Initial Pool Balance, you will receive an amount in respect of your certificates equal to the sum of:

•	the outstanding Certificate Balance [of your Class of certificates] together with accrued interest at the rate of interest on [the] [that Class of] certificates; and

•	interest on any past due interest at the interest rate on your certificates [plus 2.00%], to the extent lawful.

       That distribution will cause the early retirement of your certificates. See “Description of the Receivables Sale Agreements — Termination” in the prospectus.]

[DESCRIPTION OF THE INTEREST RATE CAP

       The trust will enter into an interest rate cap to be dated as of the Closing Date with [                      ], as cap counterparty. The following summary describes certain terms of the interest rate cap. This summary is not a complete description of all of the provisions of the interest rate cap. A copy of the actual interest rate cap will be filed with the SEC after the trust issues the securities. This summary is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of the interest rate cap.

       [The interest rate cap is designed to help minimize the variability in payments which might result from the mismatch between the receivables which bear a fixed rate and the payments, based on LIBOR, which the trust is obligated to make to the Class A-3 noteholders.]

Terms of the Interest Rate Cap

       Notional Amount. The interest rate cap will obligate the cap counterparty to make payments based on a notional amount. The notional amount on any Payment Date will be at least equal to the outstanding principal amount of the Class A-3 Notes as of the close of the preceding Payment Date.

       Payments by Cap Counterparty. On each Payment Date on which LIBOR for the preceding Payment Date exceeds [       ]%, the cap counterparty will make a payment to the indenture trustee, on behalf of the trust, in an amount equal to:

       (LIBOR - CR) × NA × (D/360)

Where:

CR	=	[ ]%;
NA	=	the notional amount of the interest rate cap; and

D	=	the actual number of days from and including the preceding Payment Date to but excluding such Payment Date.

       The indenture trustee will deposit these amounts into the Collection Account for the benefit of the securityholders.

       Dependence on Cap Counterparty’s Ability to Perform. The cap counterparty’s obligations under the interest rate cap will be unsecured. [If the cap counterparty’s credit ratings are withdrawn or downgraded below the levels required by the Rating Agencies to maintain the then current ratings on the securities, the cap counterparty is required to assign the interest rate cap, post collateral, obtain a guaranty or establish other arrangements necessary, in each case, to maintain the ratings on the securities.] The cap counterparty’s failure to make payments under the interest rate cap on a timely basis would reduce amounts available for distributions on your securities and you could incur a loss on your investment.

Description of the Cap Counterparty

       [               ]

       The cap counterparty is rated [       ] by [       ] and [       ] by [       ].

       The information in this subsection has been provided by [                    ] for use in this prospectus supplement. Except for this subsection [                    ] has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement. No representation is made by the servicer, the seller or any of their affiliates as to the accuracy or completeness of the information in this subsection.]

[DESCRIPTION OF THE INTEREST RATE SWAP

       The trust will enter into an interest rate swap (the “Interest Rate Swap”) to be dated as of the Closing Date with [ ], as swap counterparty. The following summary describes certain terms of the Interest Rate Swap. This summary is not a complete description of all of the provisions of the Interest Rate Swap. A copy of the actual Interest Rate Swap will be filed with the SEC after the trust issues the securities. This summary is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Interest Rate Swap. We refer you to that document.

       The Interest Rate Swap will hedge the floating interest rate on the Class A-3 Notes. The Interest Rate Swap will have an initial notional amount equal to the aggregate principal amount of the Class A-3 Notes on the Closing Date. The notional amount of the Interest Rate Swap will decrease by the amount of principal payments on the Class A-3 Notes.

Terms of the Interest Rate Swap

       Net Payments. Under the Interest Rate Swap, the trust will be obligated to pay to the swap counterparty a rate of [          ]% on a notional amount equal to the aggregate outstanding balance of the Class A-3 Notes. The swap counterparty will be obligated to pay to the trust the amount of interest accrued during the preceding Interest Period at an interest rate equal to the interest rate of the Class A-3 Notes on a notional amount equal to the aggregate outstanding principal balance of the Class A-3 Notes.

       Payments on the Interest Rate Swap will be exchanged on a net basis. The net amount owed by the trust to the swap counterparty on a payment date, if any, is a “Net Swap Payment” and the net amount owed by the swap counterparty to the trust, if any, is a “Net Swap Receipt,” in each case excluding any swap termination payments.

       The obligations of the trust under the Interest Rate Swap are secured under the indenture. The obligations of the swap counterparty under the Interest Rate Swap are unsecured except under the circumstances described below in this section.

       Early Termination of the Interest Rate Swap. If an event of default specified in the Interest Rate Swap occurs, the non-defaulting party may elect to terminate the Interest Rate Swap. These events include failure to make payments due under the Interest Rate Swap and the occurrence of certain bankruptcy and insolvency events.

       The Interest Rate Swap may also be terminated if a termination event other than an event of default specified in the Interest Rate Swap occurs. These termination events include:

•	illegality,

•	an acceleration of the notes resulting from an Event of Default and a liquidation of the receivables pool,

•	the making of an amendment to the Receivables Sale Agreements or to the indenture that adversely affects the swap counterparty without its consent, and

•	failure of the swap counterparty, within 30 days of the date the swap counterparty’s credit rating ceases to be rated at the level required by the Rating Agencies to maintain the then-current ratings on the securities, or within 30 days of the date the swap counterparty’s credit support is no longer deemed adequate by the Rating Agencies to support such ratings, to (a) post collateral, (b) assign its rights and obligations under the Interest Rate Swap agreement to a substitute swap counterparty, (c) obtain a guaranty by an institution with the requisite ratings or (d) establish other arrangements necessary, in each case, to maintain the ratings of the securities.

       If the Interest Rate Swap is terminated due to an event of default or a termination event thereunder, a termination payment may be due (1) to the swap counterparty by the trust out of funds pari passu with payments of interest on the Class A Notes (which termination payment is limited to the amount received by the trust from a replacement swap counterparty if the termination relates to a downgrade or withdrawal of the swap counterparty’s credit rating followed by a failure of the swap counterparty to take remedial action to maintain the ratings of the securities) or (2) to the trust by the swap counterparty. The amount of any such termination payment will be determined by the method set forth in the Interest Rate Swap. Any such termination payment could be substantial, if market rates or other conditions have changed materially.

       Promptly following the early termination of the Interest Rate Swap due to an event of default or termination event thereunder, the administrator on behalf of the trust is required to use reasonable efforts to enter into a replacement Interest Rate Swap on similar terms with an eligible swap counterparty unless an Event of Default has occurred and the indenture trustee liquidates the receivables pool.

       For further discussion of termination payments under the Interest Rate Swap you should read “Risk Factors — Risks associated with the interest rate swaps” in the prospectus.

Description of the Swap Counterparty

          [                    ]

       The swap counterparty is rated by [                    ] by [                    ] and [                    ] by [                    ].

       The information in this subsection has been provided by [                    ] for use in this prospectus supplement. Except for this subsection [                    ] has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement. No representation is made by the servicer, the seller or any of their affiliates as to the accuracy or completeness of the information in this subsection.]

DESCRIPTION OF THE RECEIVABLES SALE AGREEMENTS

       The following summary describes certain terms of the Receivables Sale Agreements. This summary is not a complete description of all of the provisions of the Receivables Sale Agreements. A copy of the Receivables Sale Agreements will be filed with the SEC after the trust issues the securities. This summary is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Receivables Sale Agreements. You can find more information about the Receivables Sale Agreements in the prospectus under “Description of the Receivables Sale Agreements.”

[Subsequent Receivables

       During the Funding Period, under the sale and servicing agreement, the seller will be obligated to sell to the trust, to the extent Subsequent Receivables are available, Subsequent Receivables having an aggregate principal balance equal to the initial Pre-Funded Amount, which is approximately $[          ].

       [During the Funding Period on each Subsequent Transfer Date, the seller will sell and assign to the trust, without recourse, the seller’s entire interest in the Subsequent Receivables. We expect that on the Closing Date the seller will convey to the trust some of the Subsequent Receivables designated by the seller and arising between the Initial Cutoff Date and the Closing Date. Upon the conveyance of Subsequent Receivables to the trust on a Subsequent Transfer Date —

(1)	the Pool Balance will increase in an amount equal to the aggregate principal balance of the Subsequent Receivables;

(2)	the trust will withdraw an amount equal to [ ]% of the aggregate principal balance of such Subsequent Receivables from the Pre-Funding Account and deposit that amount into the Reserve Account; and

(3)	the trust will withdraw an amount equal to the excess of the aggregate principal balance of such Subsequent Receivables over the amount described in clause (2) from the Pre-Funding Account and pay that amount to the seller.]

       [On each such sale of Subsequent Receivables, the Yield Supplement Agreement will require Ford Credit to deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount, if any, in respect of those Subsequent Receivables. See “— Yield Supplement Account; Yield Supplement Agreement” in this prospectus supplement.]

       [Conditions Precedent to Sale of Subsequent Receivables. Any conveyance of Subsequent Receivables is subject to the satisfaction of the following conditions precedent, among others:

(1)	each Subsequent Receivable must satisfy the eligibility criteria specified in the sale and servicing agreement;

(2)	the seller will not have selected the Subsequent Receivables in a manner that it believes is adverse to the interests of the securityholders;

(3)	as of the Subsequent Cutoff Date, the receivables, including any Subsequent Receivables that the seller conveys as of such Subsequent Cutoff Date, satisfy the criteria described under “The Receivables” in this prospectus supplement and “The Receivables” in the prospectus;

(4)	the Reserve Initial Deposit for the Subsequent Transfer Date will have been made; and

(5)	the seller will have executed and delivered to the trust (with a copy to the indenture trustee) a written assignment conveying the Subsequent Receivables to the trust (including a schedule identifying the Subsequent Receivables).

       [Credit Criteria May Differ With Regard to Subsequent Receivables. Ford Credit may have purchased the Subsequent Receivables from dealers at a later date using credit criteria different from the criteria applied to the Initial Receivables. See “Risk Factors — The Trust is Completely Dependent on Ford Credit to Originate Subsequent Receivables Eligible to be Purchased” and “The Receivables” in this prospectus supplement.]]

Bank Accounts

       Accounts of the Trust. In addition to the bank accounts referred to under “Description of the Receivables Sale Agreements — Servicing” in the prospectus —

•	the indenture trustee will establish the Principal Distribution Account;

•	the owner trustee will establish the Certificate Interest Distribution Account and the Certificate Principal Distribution Account;

•	the seller will establish and will maintain with the indenture trustee the Reserve Account, in the name of the indenture trustee on behalf of the securityholders; and

•	[Ford Credit will establish and will maintain with the indenture trustee the Yield Supplement Account.]

       Payahead Account. The servicer also will establish and will maintain with the indenture trustee the Payahead Account. Amounts on deposit in the Payahead Account are held for the benefit of obligors who have paid ahead a payment or a payment before its due date until the servicer applies those amounts when the payment is due.

Servicing Compensation and Expenses

       The servicer is entitled to receive the Servicing Fee on each Payment Date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates, will be payable on each Payment Date. The Servicing Fee will be paid only to the extent of the funds on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date. The servicer also is entitled to retain the Supplemental Servicing Fee and to receive earnings (net of investment losses and expenses) on funds deposited in the bank accounts of the trust. See “Description of the Receivables Sale Agreements — Servicing” in the prospectus.

Rights Upon Event of Servicing Termination

       If an Event of Servicing Termination occurs, the indenture trustee or the holders of not less than a majority of the principal amount of the Controlling Class (or, if no notes are outstanding, a majority of the Certificate Balance of the Controlling Certificate Class) may remove the servicer without the consent of any other securityholders.

Waiver of Past Events of Servicing Termination

       If an Event of Servicing Termination occurs, a majority of the principal amount of the Controlling Class (or, if no notes are outstanding, a majority of the Certificate Balance of the Controlling Certificate Class) generally may waive any Event of Servicing Termination, except for a failure to make any required deposits to or payments from any bank account, without the consent of any other securityholders.

Distributions

       Deposits to the Collection Account. On or before each Payment Date, the servicer will remit all collections on receivables, [Net Swap Receipts,] Actuarial Advances, Simple Interest Advances and other amounts constituting the Available Collections to be deposited into the Collection Account. See “Description of the Receivables Sale Agreements — Sale and Assignment of Receivables” and “— Servicing” in the prospectus.

       Ford Credit will be required to remit collections it receives from obligors on the receivables to the Collection Account (1) within two Business Days of receipt, or (2) if Ford Credit’s short term unsecured debt is rated at least “P-1” by Moody’s, “A-1” by S&P and “F-1” by Fitch Ratings, on the Business Day preceding each Payment Date (or, with written confirmation of the ratings on each Class of securities, each Payment Date). If Ford Credit’s debt rating does not satisfy the levels specified for any of the Rating Agencies, Ford Credit may remit collections less frequently than daily if it provides to the owner trustee and the indenture trustee written confirmation from each Rating Agency that rates Ford Credit lower than the ratings stated above that such alternative remittance schedule will not result in a downgrade or withdrawal by such Rating Agency of its ratings assigned to the securities. As shown below, Ford Credit’s ratings currently do not satisfy the specified levels, and Ford Credit will remit collections on a daily basis unless it obtains such written confirmation from each Rating Agency. If Ford Credit is not the servicer or an Event of Servicing Termination occurs, the servicer will be required to remit collections within two Business Days of receipt. Pending deposit into the Collection Account, collections may be used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

Ford Credit’s Short Term
Rating Agency	Unsecured Debt Ratings
Moody’s	“P-2”
S&P	“A-2”
Fitch	“F2”

       [On each Payment Date, the swap counterparty will deposit the Net Swap Receipt, if any, and any swap termination payment payable by the swap counterparty to the Collection Account.]

       On or before each Payment Date, the servicer will notify the indenture trustee to withdraw from the Reserve Account and deposit into the Collection Account the Reserve Account Excess Amount.

       In addition, the servicer will notify the indenture trustee to withdraw from the Reserve Account and deposit in the Collection Account the amounts specified in “— Reserve Account — Withdrawals from Reserve Account.”

[FLOW CHART DESCRIBING SOURCES

OF FUNDS AVAILABLE FOR DISTRIBUTION
ON ANY PAYMENT DATE]

       Priority of Payments. On each Payment Date, the servicer will instruct the indenture trustee to make the following deposits and distributions, to the extent of funds on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date (including funds, if any, deposited in the Collection Account from the Reserve Account and the Payahead Account), in the following order of priority:

(1)	to the servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

[(2)	to the swap counterparty, any Net Swap Payment];

(3)	[with the same priority and ratably in accordance with the aggregate principal balance of the Class A Notes and the amount of any swap termination payments due and payable by the trust to the swap counterparty:]

[(a)]	to the Class A noteholders —

(i)	the aggregate amount of interest accrued for the related Interest Period on each of the Class A Notes at their respective interest rates on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class A noteholders on the preceding Payment Date; and

(ii)	any shortfall in the amount of interest payable to the Class A noteholders on prior Payment Dates over the amounts actually paid to the Class A noteholders on those prior Payment Dates, plus interest on any such shortfall [plus 2.00%] to the extent permitted by law;

[(b)	to the swap counterparty, the amount of any swap termination payments; provided, that if any amounts allocable to the Class A Notes are not needed to pay interest due on such notes as of such Payment Date, such amounts will be applied to pay the portion, if any, of any swap termination payment remaining unpaid;]

(4)	to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

(5)	to the Class B noteholders —

(a)	the aggregate amount of interest accrued for the related Interest Period on each of the Class B Notes at the interest rate on such notes on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class B noteholders on the preceding Payment Date; and

(b)	any shortfall in the amount of interest payable to the Class B noteholders on prior Payment Dates over the amounts actually paid to the Class B noteholders on those prior Payment Dates, plus interest on any such shortfall [plus 2.00%], to the extent permitted by law;

(6)	to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

[(7)	to the Class C noteholders —

(a)	the aggregate amount of interest accrued for the related Interest Period on each of the Class C Notes at the interest rate on such notes on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class C noteholders on the preceding Payment Date; and

(b)	any shortfall in the amount of interest payable to the Class C noteholders on prior Payment Dates over the amounts actually paid to the Class C noteholders on those prior Payment Dates, plus interest on any such shortfall [plus 2.00%], to the extent permitted by law;

(8)	to the Principal Distribution Account, the Third Priority Principal Distribution Amount, if any;]

(9)	to the Certificate Interest Distribution Account —

(a)	the aggregate amount of interest accrued for the related Interest Period on each of the Class [C] [D] Certificates at the interest rate on such certificates on the Certificate Balance as of the previous Payment Date after giving effect to all payments of principal to the Class [C] [D] certificateholders on the preceding Payment Date; and

(b)	any shortfall in the amount of interest payable to the Class [C] [D] certificateholders on prior Payment Dates over the amounts actually paid to the Class [C] [D] certificateholders on those prior Payment Dates, plus interest on any such shortfall [plus 2.00%], to the extent permitted by law;

[(10)	to the Certificate Interest Distribution Account —

(a)	the aggregate amount of interest accrued for the related Interest Period on each of the Class D Certificates at the interest rate on such certificates on the Certificate Balance as of the previous Payment Date after giving effect to all payments of principal to the Class D certificateholders on the preceding Payment Date; and

(b)	any shortfall in the amount of interest payable to the Class D certificateholders on prior Payment Dates over the amounts actually paid to the Class D certificateholders on those prior Payment Dates, plus interest on any such shortfall [plus 2.00%], to the extent permitted by law;]

(11)	to the Reserve Account, the amount required to reinstate the amount in the Reserve Account up to the Specified Reserve Balance;

(12)	to the Principal Distribution Account, the Regular Principal Distribution Amount; and

(13)	to the seller, any funds remaining on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date.

[FLOW CHART DESCRIBING HOW THE TRUST DISTRIBUTES FUNDS ON A PAYMENT

DATE WHEN NO EVENT OF DEFAULT HAS OCCURRED]

       Priority of Payments May Change Upon an Event of Default. If any Event of Default described in the prospectus under “Description of the Notes — The Indenture — Events of Default” occurs and continues, the indenture trustee or the holders of a majority of the principal amount of the Controlling Class may accelerate the maturity of the notes. Acceleration of the notes will result in a change in the priority of payments as described below.

•	Defaults in Payment of Interest and Principal and Insolvency Resulting in Acceleration in Insolvency Events with Respect to the Trust. If an Event of Default relating to:

—	a default in the payment of principal on any note that results in acceleration of the notes;

—	a default for five days or more in the payment of interest on any note of the Controlling Class that results in acceleration of the notes; or

—	an Insolvency Event or dissolution with respect to the trust that results in an acceleration of the notes occurs and continues, the priority of payments change and the Class A noteholders [and all payments (including swap termination payments) paid to the swap counterparty] must be paid in full before any distributions of principal or interest may be made on the Class B Notes [, the Class C Notes] and the certificates. If the Class B Notes are the Controlling Class, if an Event of Default or Insolvency Event occurs and continues, as described in the preceding sentence, the priority of payments change and the Class B noteholders must be paid in full before any distributions of principal or interest may be made on [the Class C Notes and] the certificates.

•	Other Defaults Resulting in Acceleration. If any other Event of Default that results in acceleration of the notes occurs, the trust will continue to pay interest on the Class A Notes, the Class B Notes [and the Class C Notes] [and amounts payable to the swap counterparty (including swap termination payments)] on each Payment Date in the manner set forth in “— Priority of Payments” above until a liquidation, if any, of the receivables.

•	Certificates Subordinated Upon Any Event of Default Resulting in Acceleration. If any Event of Default that results in acceleration of the notes occurs, the priority of payments change and the noteholders will be entitled to be paid in full before any distributions of principal or interest may be made on the certificates. See “— Distributions” and “— Reserve Account” in this prospectus supplement.

       Interest and Principal Paid in Order of Seniority Upon a Sale of Collateral Following an Event of Default. Following an Event of Default and acceleration of the notes, the trustee may elect to liquidate the receivables and the other property of the trust, subject to the requirements set forth in the prospectus and this prospectus supplement under “Description of the Notes — The Indenture — Rights upon Event of Default.” Upon such a liquidation of receivables [the Interest Rate Swaps will be terminated] (1) no amounts will be distributed to the Class B noteholders until all interest and principal due on the Class A Notes has been paid in full, (2) no amounts will be distributed to the Class C [certificateholders] [noteholders] until all interest and principal due on the Class B Notes has been paid in full and (3) no amounts will be distributed to the Class D certificateholders until all interest and principal due on the Class C [Certificates] [Notes] has been paid in full.

       On and after the Payment Date on which the principal amount of the notes has been paid in full, amounts in respect of the First Priority Principal Distribution Amount, if any, the Second Priority Principal Distribution Amount, if any, [the Third Priority Principal Distribution Amount, if any,] and the Regular Principal Distribution Amount (in each case, after giving effect to any portion thereof payable to noteholders) as described in clauses (4), (6), [(8)] and (12) in “— Priority of Payments” above, respectively, will be deposited into the Certificate Principal Distribution Account.

       [Overview of How the Trust Distributes Principal. In general, the trust will make principal distributions on the securities under the following circumstances:

—	receipt of principal payments on the receivables, purchases of receivables by the seller or the servicer, receipt of Liquidation Proceeds allocable to principal and Realized Losses, in each case to the extent that the Pool Balance is less than the aggregate outstanding principal balance on the securities plus the intended amount of overcollateralization; and

—	on the respective Final Scheduled Payment Dates of the securities to the extent that the principal amounts on the applicable securities were not previously repaid.

       We discuss each of these situations in more detail below.

       As the Pool Balance Decreases the Trust Will Make Principal Payments to Maintain Overcollateralization. The trust will make principal distributions on Payment Dates that are not Final Scheduled Payment Dates in order to maintain a desired level of overcollateralization. The trust generally will pay principal on the most senior Class of securities outstanding at any time that the aggregate outstanding principal balance of the securities exceeds the Pool Balance minus the Specified Overcollateralization Amount [together with the Yield Supplement Overcollateralization Amount]. The amount of that payment generally will be equal to the Regular Principal Distribution Amount. However, where substantial prepayments, late payments on Simple Interest Receivables or Realized Losses occur in a single Collection Period, to the extent that the aggregate outstanding principal balance of the notes exceeds the remaining Pool Balance, [a Third Priority Principal Distribution Amount,] a Second Priority Principal Distribution Amount or a First Priority Principal Distribution Amount may also be payable.

       Required Principal Distributions Made as a Result of Notes Reaching Their Final Scheduled Payment Dates May Delay Interest Payments on More Subordinate Classes of Securities. The principal amounts on the securities generally are expected to be repaid prior to their Final Scheduled Payment Dates. However, if the principal amount on any Class of securities has not been repaid in full prior to its Final Scheduled Payment Date, any remaining principal amounts on that Class of securities will be immediately due on that date, and will be payable before any payments of principal or interest are made to more junior Classes of securities. Interest on more junior Classes of securities may therefore be delayed as a result.

       A substantial amount payable on a Final Scheduled Payment Date generally would occur as a result of slower-than-expected payments on the receivables, including —

•	a larger-than-expected number of late payments on the Simple Interest Receivables; or

•	slower-than-expected prepayments on the receivables.

       Higher-Priority Principal Payments Made as a Result of Losses or Prepayments May Delay Interest Payments on Class B Notes[, Class C Notes] or Certificates. The trust will pay principal on the most senior Classes of notes prior to the payment of interest on more subordinate securities in cases where the Pool Balance has decreased to a level which is less than the aggregate outstanding principal balance of the notes [less the Yield Supplement Overcollateralization Amount].

[ •	To the extent that the Pool Balance [less the Yield Supplement Overcollateralization Amount has decreased to a level which is less than the aggregate outstanding principal balance of the notes, a Third Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class D Certificates.]

•	To the extent that the Pool Balance [less the Yield Supplement Overcollateralization Amount] has decreased to a level which is less than the aggregate outstanding principal balance on the [notes] [the Class A Notes and the Class B Notes], a Second Priority

Principal Distribution Amount will be payable prior to the payment of interest on the [certificates] [Class C Notes and the Class D Certificates].

•	To the extent that the Pool Balance [less the Yield Supplement Overcollateralization Amount] has decreased to a level which is less than the aggregate outstanding principal balance on the Class A Notes, a First Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class B Notes [and on the certificates] [the Class C Notes and the Class D Certificates].

Because of the prioritization of the above amounts, if any of the following events occurs, there may be insufficient funds for the trust to make timely payments of interest on more subordinate Classes of securities:

•	substantial losses suffered by the trust as a result of defaults which are not covered by sufficient Liquidation Proceeds allocable to principal or by sufficient credit enhancement; or

•	delayed collections on the receivables resulting from either —

—	a larger-than-expected number of late payments on the Simple Interest Receivables; or

—	slower-than-expected prepayments on the receivables.

       Priority in Which the Trust Distributes Amounts in the Principal Distribution Account. On each Payment Date, the trust will pay out all amounts on deposit in the Principal Distribution Account in the following order of priority:

(1)	to the Class A-1 noteholders in reduction of principal until the principal amount of the Class A-1 Notes has been paid in full;

(2)	to the Class A-2 noteholders in reduction of principal until the principal amount of the Class A-2 Notes has been paid in full;

(3)	to the Class A-3 noteholders in reduction of principal until the principal amount of the Class A-3 Notes has been paid in full;

(4)	to the Class A-4 noteholders in reduction of principal until the principal amount of the Class A-4 Notes has been paid in full;

(5)	to the Class A-5 noteholders in reduction of principal until the principal amount of the Class A-5 Notes has been paid in full;

(6)	to the Class A-6 noteholders in reduction of principal until the principal amount of the Class A-6 Notes has been paid in full;

(7)	to the Class B noteholders in reduction of principal until the principal amount of the Class B Notes has been paid in full;

[(8)	to the Class C noteholders in reduction of principal until the principal amount of the Class C Notes has been paid in full;]

[(9)	to the Certificate Principal Distribution Account, in reduction of the Certificate Balance of the Class C Certificates, until the Certificate Balance of the Class C Certificates has been reduced to zero;]

(10)	to the Certificate Principal Distribution Account, in reduction of the Certificate Balance of the Class D Certificates, until the Certificate Balance of the Class D Certificates has been reduced to zero; and

(11)	to the seller, any funds remaining on deposit in the Principal Distribution Account.

       On each Payment Date, all amounts on deposit in the Certificate Principal Distribution Account will be paid in the following order of priority:

[(1)	to the Class C Certificateholders, in reduction of the Certificate Balance of the Class C Certificates, until the Certificate Balance of the Class C Certificates has been reduced to zero;]

(2)	to the Class D Certificateholders, in reduction of the Certificate Balance of the Class D Certificates, until the Certificate Balance of the Class D Certificates has been reduced to zero; and

(3)	to the seller, any funds remaining on deposit in the Certificate Principal Distribution Account.

Reserve Account

       The seller will establish the Reserve Account with the indenture trustee for the benefit of the securityholders. If amounts on deposit in the Reserve Account are depleted, the securityholders will have no recourse to the assets of the seller or servicer as a source of payment.

       Deposits to the Reserve Account. The Reserve Account will be funded by a deposit by the seller on the Closing Date in the amount of $[          ]. The amount on deposit in the Reserve Account may increase from time to time [(1)] up to the Specified Reserve Balance by deposits of funds withdrawn from the Collection Account after payment of the Total Required Payment [and (2) deposits from the Pre-Funding Account made in connection with purchases of Subsequent Receivables].

       Withdrawals From the Reserve Account. The amount on deposit in the Reserve Account may decrease —

•	on each Payment Date by withdrawal of the Reserve Account Excess Amount, if any, with respect to such Payment Date;

•	on each Payment Date by withdrawal of any shortfall between the Total Required Payment and Available Funds on such Payment Date; and

•	on the Final Scheduled Payment Date of [any Class of] [the] notes or [either Class of] [the] certificates, by withdrawal of the amount, if any, by which the sum of the Available Funds plus the amount, if any, withdrawn from the Reserve Account in respect of the excess of the Total Required Payment over the Available Funds for such Payment Date is insufficient to pay such Class of notes or such Class of certificates in full in accordance with the priorities described above in “— Distributions.”

       In addition, the trust will withdraw amounts from the Reserve Account on any Payment Date if that such amounts together with the Available Funds for such Payment Date would be sufficient to pay the sum of the Servicing Fee and all outstanding securities in full.

       [Additional Deposits to the Reserve Account on Each Subsequent Transfer Date. On each Subsequent Transfer Date, cash or Permitted Investments having a value approximately equal to [     ]% of the aggregate principal balance of the Subsequent Receivables conveyed to the trust on such Subsequent Transfer Date will be withdrawn from the Pre-Funding Account from amounts otherwise distributable to the seller as payment for the Subsequent Receivables and deposited in the Reserve Account.]

       Investment. Amounts on deposit in the Reserve Account will be invested at the direction of the seller in Permitted Investments, and investment earnings (net of losses and investment expenses) will be deposited into the Reserve Account. Permitted Investments generally are limited to obligations or securities that mature on or before the next Payment Date. However, to the extent each Rating Agency rating the securities confirms that such actions will not adversely affect its ratings of the securities, funds in the Reserve Account may be invested in Permitted Investments that will not mature prior to the next Payment Date and such Permitted Investments will not be sold to meet any shortfalls.

       Funds in the Reserve Account Will be Limited. Amounts on deposit in the Reserve Account are available to —

•	enhance the likelihood that the amounts due on your securities will be paid; and

•	decrease the likelihood that you will experience losses on your securityholders.

       However, the maximum amount on deposit in the Reserve Account is limited to the Specified Reserve Balance. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the securityholders could result. In addition, depletion of the Reserve Account ultimately could result in losses on your securities.

       After making distributions that are ranked senior in priority, the trust will deposit amounts to the Reserve Account in order to maintain the Specified Reserve Balance. [The Specified Reserve Balance would be increased to the extent that the receivables in the trust on a Subsequent Transfer Date, including the Subsequent Receivables to be conveyed to the trust on such Subsequent Transfer Date, have a weighted average APR of less than [       ]%. See “The Receivables” in this prospectus supplement.]

       After the payment in full, or the provision for such payment of all accrued and unpaid interest on the securities and the outstanding principal amount of the securities, any funds remaining on deposit in the Reserve Account will be paid to the seller.

[Yield Supplement Account; Yield Supplement Agreement

       Ford Credit will establish the Yield Supplement Account with the indenture trustee for the benefit of the securityholders. The Yield Supplement Account will be established because the trust will own some receivables that have an APR lower than the average interest rates on the securities. As such, the Yield Supplement Account is designed to hold funds to provide payments to the securityholders in respect of receivables the APR of which is less than a “required rate” equal to the sum of:

•	the weighted average of the interest rates on the securities; plus

•	the product of one-twelfth of 1.00% and the Pool [/ Pre-Funding] Balance.

The Yield Supplement Account will be created with an initial deposit by Ford Credit in an amount equal to the Yield Supplement Amount.]

       [Ford Credit Will Make Additional Deposits Into the Yield Supplement Account Upon Each Transfer of Subsequent Receivables to the Trust. Under the Yield Supplement Agreement, Ford Credit will be required to deposit the Yield Supplement Amount with respect to any Subsequent Receivables that the seller conveys to the trust to the Yield Supplement Account. The indenture trustee will then transfer these amounts from the Yield Supplement Account to the Collection Account on each Payment Date. If the amounts on deposit in the Yield Supplement Account exceed the aggregate of these additional amounts, including the amounts transferred from the Yield Supplement Account to the Collection Account and the initial deposit to the Yield Supplement Account then the excess will be paid out to the seller. Monies on deposit in the Yield Supplement Account may be invested in Permitted Investments under the circumstances and in the manner described in the sale and servicing agreement. Any monies remaining on deposit in the Yield Supplement Account upon the termination of the trust will be paid to the seller.]

FEDERAL INCOME TAX MATTERS

       The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the notes [and the Class C Certificates]. Unless otherwise indicated, this summary deals only with the consequences to holders of notes [and Class C Certificates] that are U.S. persons, as defined below, who acquired their notes or Class C Certificates at their original issue price in the original issuance of those notes [or Class C Certificates] and who hold these notes [and Class C Certificates] as capital assets.

       The summary does not address federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of securityholders that are:

•	insurance companies;

•	regulated investment companies;

•	dealers in securities or currencies;

•	tax exempt entities;

•	persons holding certificates or notes as apart of a hedging, integrated conversion, or constructive sale transaction or a straddle; or

•	persons whose functional currency is not the U.S. Dollar.

       Moreover, there are no cases or Internal Revenue Service rulings on similar transactions involving both debt instruments and equity interests issued by the trust with terms similar to those of the securities. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes [and the Class C Certificates].

       The following summary is based upon current provisions of the tax code, the U.S. Treasury regulations under the tax code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Special Tax Counsel will provide to the trust an opinion regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. We have not sought, nor will we seek, a ruling on any of the issues discussed below.

       For purposes of this discussion, the term U.S. person means a beneficial owner of a note [or a Class C Certificate] that is:

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	the trust that is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the tax code or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

       For purposes of this discussion, the term non-U.S. person means a beneficial owner of a note [or Class C Certificate] who is not a U.S. person.

Scope of the Tax Opinions

       Upon issuance of the securities, Special Tax Counsel will deliver its opinion that, under current law and subject to the discussion below, the trust will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Special Tax Counsel will advise the trust that the Class A Notes will be classified as debt for federal income tax purposes. While there is no authority directly addressing analogous situations and the issue is not free from doubt, Special Tax Counsel will advise the trust that the Class B Notes [and the Class C Notes] should be classified as debt for federal income tax purposes. Class B noteholders [and Class C noteholders] are advised that the opinion of Special Tax Counsel is not binding on the IRS. In the event that the Class B Notes [or the Class C Notes] were treated as equity interests in the trust, the consequences [governing the Class C Certificates described under the heading “— Tax Consequences to Holders of Class C Certificates” would apply to the Class B noteholders] [described under the heading “— Tax Consequences to Holders of the Notes — Possible Alternative Treatments of the Notes” would apply to such noteholders]. In particular, in such a case, income to certain tax-exempt entities would be “unrelated business taxable income.” Class B noteholders [and Class C noteholders] are strongly urged to review the disclosure under the headings “— Tax Consequences to Holders of the Notes — Possible Alternative Treatments of the Notes” and “Tax Consequences to Holders of Class C Certificates”] below, and to consult their tax advisors regarding the treatment, for federal income tax purposes, of the Class B Notes [and the Class C Notes].

       In addition, Special Tax Counsel has prepared or reviewed the statements under the headings “Summary of Terms of the Securities — Tax Status” and “Federal Income Tax Matters” in this prospectus supplement and under the headings “Summary — Tax Status” and “Tax Matters” in the prospectus, in each case as they relate to federal income tax matters and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is advised to consult its own tax advisor with regard to the tax consequences to it of investing in notes [and Class C Certificates].

Tax Characterization of the Trust

       Special Tax Counsel will deliver its opinion that the trust will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that —

•	the trust is not an entity that is per se classified as an association taxable as a corporation; and

•	either the nature of the income of the trust will exempt it from the provisions of the tax code requiring some publicly traded partnerships to be taxed as corporations or the trust will otherwise qualify for an exemption from the rules governing publicly traded partnerships or, if all of its equity is owned by a single entity, the trust will be a disregarded entity.

       However, as discussed above, this opinion will not be binding on the IRS. Special Tax Counsel cannot give any assurances that this characterization will prevail. If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would in general terms include all of its income on the receivables, reduced by its interest expense on the notes (other than any Class of notes that was recharacterized as equity)[, increased or decreased by net receipts or payments on any interest rate swap] and reduced by a reasonable servicing fee. Any such corporate income tax could materially reduce the amount of cash available to make payments on the notes and distributions on the certificates. The certificateholders and, possibly, [the Class C noteholders and] [the Class B noteholders] could be liable for any such tax that is unpaid by the trust [or the certificateholders].

Tax Consequences to Holders of the Notes

       Treatment of the Notes as Indebtedness. The noteholders will be deemed to agree, by their purchase of the notes, to treat the notes as debt for federal income tax purposes. The discussion below assumes that this characterization of the Class A Notes, the Class B Notes [and the Class C Notes] is correct.

       Original Issue Discount. Unless a note is a Short-Term Note, it will be treated as issued with original issue discount if the excess of the note’s “stated redemption price at maturity” over the issue price equals or exceeds a de minimis amount equal to one quarter of 1 percent of the note’s stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a note) to its maturity.

       In general, OID, if any, will equal the difference between the stated redemption price at maturity of a note and its issue price. A holder of a note must include such OID in its gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, a holder of a note with OID must include the OID in its income before the holder receives the cash representing that income. The amount of OID on a note will be considered to be zero if it is less than a de minimis amount determined as described above.

       However, the amount of any de minimis OID must be included in income as principal payments are received on a note, in the proportion that each such payment bears to the original principal amount of the note. The issue price of a note generally will be the initial offering price at which a substantial amount of the notes are sold. The trust intends to treat the issue price as including, in addition, the amount paid by the noteholders for accrued interest, if any, that relates to a period prior to the Closing Date. Under the U.S. Treasury regulations governing OID, the stated redemption price at maturity is the sum of all payments on the note other than any “qualified stated interest” payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal amount of the note and a single fixed rate or certain variable rates of interest that is unconditionally payable at least annually.

       The holder of a note issued with OID must include in its gross income, for all days during its taxable year on which it holds such note, the sum of the “daily portions” of such OID. The daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period(s). In the case of an obligation that is prepayable by the borrower, such as the notes, OID is computed by taking into account the Prepayment Assumption. The Prepayment Assumption that will be used in determining the rate of accrual of OID, premium and market discount, if any, is 1.5% ABS. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess, if any, of the sum of

•	the present value of all payments remaining to be made on the note as of the close of the accrual period; and

•	the payments during the accrual period of amounts included in the stated redemption price of the note; over

•	the “adjusted issue price” of the note at the beginning of the accrual period.

       An “accrual period” is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The trust intends to report OID on the basis of an accrual period that corresponds to the interval between Payment Dates. The adjusted issue price of a note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of the following three factors:

•	the original yield to maturity of the note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period);

•	events that have occurred before the end of the accrual period; and

•	the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

       The effect of this method is to increase the portions of OID required to be included in the income of a noteholder to take into account prepayments on the receivables at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in the income of a noteholder to take into account prepayments with respect to the receivables at a rate that is slower than the Prepayment Assumption. Although OID will be reported to noteholders based on the Prepayment Assumption, no representation is made to noteholders that the receivables will be prepaid at that rate or at any other rate.

       A holder of a note that acquires the note for an amount that exceeds its stated redemption price will not include any OID in gross income. A subsequent holder of a note that acquires the note for an amount that is less than its stated redemption price will be required to include OID in gross income, but such a holder who purchases the note for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a note’s issue price) to reduce the amount of OID included in its income in each period by the amount of OID multiplied by a fraction, the numerator of which is the excess of —

•	the purchaser’s adjusted basis in the note immediately after purchase thereof; over

•	the adjusted issue price of the note,

  and the denominator of which is the excess of —

•	all amounts remaining to be paid on the note after the purchase date, other than qualified stated interest; over

•	the adjusted issue price of the note.

       Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a note (other than a Short-Term Note, as described below) may elect to include in its income all income that accrues on the note using the constant yield method. If a noteholder makes this election, income on a note will be calculated as though —

•	the issue price of the note were equal to the noteholder’s adjusted basis in the note immediately after its acquisition by the noteholder;

•	the note were issued on the noteholder’s acquisition date; and

•	none of the interest payments on the note were “qualified stated interest.”

       A noteholder may make such an election for a note that has premium or market discount, respectively, only if the noteholder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See “— Market Discount” and “— Amortizable Bond Premium” below.

       Market Discount. The notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the tax code. In general, these rules provide that if a noteholder acquires a note at a market discount (that is, a discount from its stated redemption price at maturity or, if the notes were issued with OID, its original issue price plus any accrued OID that exceeds a de minimis amount specified in the tax code) and thereafter —

•	recognizes gain upon a disposition; or

•	receives payments of principal,

then, the lesser of such gain or principal payment or the accrued market discount will be taxed as ordinary interest income to the noteholder.

       Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is

•	the number of days the noteholder held the note

    and the denominator of which is

•	the number of days from the date the noteholder acquired the note until its maturity date.

       The noteholder may elect, however, to determine accrued market discount under the constant yield method.

       Limitations imposed by the tax code that are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder may elect to include market discount in gross income as it accrues and, if the noteholder makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition of the note.

       Amortizable Bond Premium. In general, if a noteholder purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such noteholder will be considered to have purchased such note with “amortizable bond premium” equal to the amount of such excess. The noteholder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the note. Such noteholder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the noteholder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a noteholder who does not elect to amortize the premium will remain a part of such noteholder’s tax basis in such note and will decrease the gain or increase the loss otherwise recognized on a sale or other taxable disposition of the note.

       Short-Term Notes. Under the tax code, special rules apply to Short-Term Notes. Such notes are treated as issued with “acquisition discount” that is calculated and included in income under principles similar to those governing OID, except that acquisition discount is equal to the excess of all payments of principal and interest on the Short-Term Notes over their issue price. In general, an individual or other cash basis holder of a short-term obligation is not required to accrue acquisition discount for federal income tax purposes unless it elects to do so. Accrual basis noteholders and certain other noteholders, including banks, regulated investment companies, dealers in securities and cash basis noteholders who so elect, are required to accrue acquisition discount on Short-Term Notes either on a straight-line basis or under a constant yield method (based on daily compounding), at the election of the noteholder. In the case of a noteholder not required and not electing to include acquisition discount in income currently, any gain realized on the sale or retirement of the Short-Term Notes will be ordinary income to the extent of the acquisition discount accrued on a straight-line basis (unless an election is made to accrue the acquisition discount under the constant yield method) through the date of sale or retirement. Noteholders who are not required and do not elect to accrue acquisition discount on Short-Term Notes will be required to defer deductions for interest on borrowings allocable to short-term obligations in an amount not exceeding the deferred income until the deferred income is realized.

       Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between:

•	the amount realized on the sale; and

•	the holder’s adjusted tax basis in the note.

       The adjusted tax basis of a note to a particular noteholder generally will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in its income with respect to the note and decreased by any bond premium previously amortized and principal payments previously received by such noteholder with respect to such note.

       Any such gain or loss and any gain or loss realized upon prepayment of a note (other than unamortized OID, whether or not accrued) will be capital gain or loss if the noteholder held the note as a capital asset, except for gain representing accrued interest, accrued market discount or OID that has not previously accrued, in each case to the extent not previously included in income. A noteholder may generally only use capital losses incurred on sale or other disposition of a note to offset the noteholder’s capital gains.

       Non-U.S. Persons. In general, a non-U.S. person will not be subject to United States federal income tax on interest (including OID) on a beneficial interest in a note unless —

•	the non-U.S. person actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the seller (or of an affiliate of the seller) entitled to vote (or of a profits or capital interest of the trust);

•	the non-U.S. person is a controlled foreign corporation that is related to the seller (or the trust) through stock ownership;

•	the non-U.S. person is a bank receiving interest described in Section 881(c)(3)(A) of the tax code;

•	such interest is contingent interest described in Section 871(h)(4) of the tax code; or

•	the non-U.S. person (who is a noteholder) bears certain relationships to any certificateholder.

       To qualify for the exemption from taxation, the non-U.S. person must comply with applicable certification requirements.

       Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. person will be exempt from United States federal income tax and withholding tax, provided that —

•	such gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. person; and

•	in the case of an individual non-U.S. person, the non-U.S. person is not present in the United States for 183 days or more in the taxable year.

       Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold tax from the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

       Possible Alternative Treatments of the Notes. If the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to noteholders that are non-U.S. persons generally would be subject to U.S. federal tax and U.S. federal tax return filing and withholding requirements, individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses, and taxpayers such as regulated investment companies and real estate investment trusts could be adversely affected.

[Tax Consequences to Holders of Class C Certificates

       Treatment of the Trust as a Partnership. The seller and the servicer will agree, and the certificateholders will be deemed to agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the seller and the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the seller and the servicer is not clear because there is no authority on transactions closely comparable to those contemplated in this prospectus supplement.

       A variety of alternative characterizations of the certificates are possible. For example, because the certificates generally will have certain features characteristic of debt, the certificates might be considered debt of the seller or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

       Partnership Taxation. Assuming that the trust is classified as a partnership, the trust will not be subject to federal income tax, but each certificateholder will be required to take into account separately such holder’s allocated share of income, gains, losses, deductions and credits of the trust. The trust’s income will consist primarily of interest accrued on the receivables (including appropriate adjustments for market discount (as discussed below), and any OID and bond premium), investment income from investments of collections held between Payment Dates, any gain upon, or with respect to, collection or disposition of the receivables [and any income earned on any net receipts or payments on any interest rate swaps]. The trust’s deductions will consist primarily of interest accruing on the notes, servicing and other fees and losses or deductions upon, or with respect to, collection or the disposition of the receivables.

       The tax items of a partnership are allocable to the partners in accordance with the tax code, Treasury regulations and the partnership agreement (which in this case is the trust agreement). In the trust agreement, the certificateholders will agree that the yield on a certificate is intended to qualify as a “guaranteed payment” and not as a distributive share of partnership income. A guaranteed payment would be treated by a certificateholder as ordinary income, but may well not be treated as interest income. The trust agreement will provide that, to the extent that such treatment is not respected, the certificateholders of each Class of certificates will be allocated ordinary gross income of the trust for each interest period equal to the sum of —

•	the amount of interest that accrues on such Class of certificates for such interest period based on the rate of interest on that Class of certificates;

•	an amount equivalent to interest that accrues during such interest period on amounts previously due on such Class of certificates but not yet distributed; and

•	any trust income attributable to discount on the receivables that corresponds to any excess of the principal balance of such Class of certificates over their initial issue price.

       All remaining taxable income of the trust generally will be allocated to the seller, as “general partner” of the trust.

       Except as set forth below, losses and deductions generally will not be allocated to the certificateholders except to the extent the certificateholders are reasonably expected to bear the economic burden of such losses or deductions. Any losses allocated to certificateholders could be characterized as capital losses, and the certificateholders generally would only be able to deduct such losses against capital gain income, and deductions would be subject to the limitations set forth below. Accordingly, a certificateholder’s taxable income from the trust could exceed the cash it is entitled to receive from the trust.

       Although the allocation of gross income to certificateholders described above if the certificateholders are not treated as receiving a “guaranteed payment” is intended to comply with applicable Treasury regulations and other authorities, no assurance can be given that the IRS would not instead require that certificateholders be allocated a distributive share of partnership net income or loss. Moreover, if losses or deductions were allocated to certificateholders, such losses or deductions would, to the extent that funds were available therefor, later be reimbursed through allocations of ordinary income.

       We believe that allocating partnership income on the foregoing basis should comport with the certificateholders’ economic interests in the trust, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, under the foregoing method of allocation, certificateholders of each Class of certificates may be allocated income equal to the amount of interest accruing on such Class of certificates based on the rate of interest on the certificates even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis certificateholders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocation and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

       Certificateholders will be required to report items of income, loss and deduction allocated to them by the trust in the taxable year in which or with which the taxable year of the trust to which such allocations relate ends. The tax code prescribes certain rules for determining the taxable year of the trust. It is likely that, under these rules, the taxable year of the trust will be the calendar year. However, in the event that all of the certificateholders possessing a 5% or greater interest in the equity or the profits of the trust share a taxable year that is other than the calendar year, the trust would be required to use that year as its taxable year.

       All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the tax code. The characterization under the trust agreement of yield on the certificates as a guaranteed payment could adversely affect certain taxpayers, such as regulated investment companies and real estate investment trusts, that expect to earn “interest” income on their investment in the trust.

       Limitations on Losses and Deductions. If losses or deductions are allocated to certificateholders in the circumstances described above, the following rules will apply. Under the “passive activity” rules of the tax code, any loss allocated to a certificateholder who is a natural person, estate, trust, closely held “C” corporation, or personal service corporation would be a passive activity loss while, for purposes of those rules, income allocated to such a certificateholder would be “portfolio income.” Moreover, any losses allocated to a certificateholder may be capital losses.

       In addition, a taxpayer that is an individual, trust or estate may generally deduct miscellaneous itemized deductions (that do not include interest expense) only to the extent that they exceed two percent of the taxpayer’s adjusted gross income. Those limitations would apply to an individual certificateholder’s share of expenses of the trust (including fees paid to the servicer) and might result in such holder having taxable income that exceeds the amount of cash that the certificateholder is entitled to receive over the life of the trust.

       The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense but the seller believes that there would not be a material adverse effect on certificateholders.

       Discount and Premium. The seller believes that the receivables were not issued with original issue discount or imputed interest, and, therefore, the trust should not have original issue discount or imputed interest income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

       If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

       Section 708 Termination. Under Section 708 of the tax code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If such a termination occurs, the trust will be considered to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership and immediately thereafter, the terminated partnership will be considered to have distributed interests in the new partnership to all of its partners (including the purchasing partner who caused the termination) in proportion to their interests in the terminated partnership in liquidation of the terminated partnership. The trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

       Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the trust. A certificateholder will, however —

•	recognize gain to the extent any money distributed exceeds the certificateholder’s adjusted basis in the certificates (as described below under “— Disposition of Certificates”) immediately before the distribution; and

•	recognize loss upon termination of the trust or termination of the certificateholder’s interest in the trust if the trust only distributes money to the certificateholder and the amount distributed is less than the certificateholder’s adjusted basis in the certificates.

       Any such gain or loss would be long-term capital gain or loss if the holding period of the certificates were more than one year, assuming that the certificates are held as capital assets.

       Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust income that are includible in income and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

       Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables generally would be treated as ordinary income to the holder and would give rise to special federal income tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

       If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to the certificates, such excess generally will give rise to a capital loss upon the payment in full of the certificates.

       Allocations Between Transferors and Transferees. In general, the trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal balance of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

       The use of such a monthly convention may not be permitted by existing U.S. Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust might be reallocated among the certificateholders. The seller is authorized to revise the trust’s method of allocation between transferors and transferees to conform to a method permitted by future U.S. Treasury regulations.

       Section 754 Election. If a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder’s basis. The tax basis of the trust’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the tax code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

       Administrative Matters. The owner trustee is required to keep complete and accurate books of the trust. Such books will be maintained for financial reporting and federal income tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The owner trustee will file a partnership information return (Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder’s allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file federal income tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

       Under Section 6031 of the tax code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

•	the name, address and federal taxpayer identification number of the nominee; and

•	as to each beneficial owner —

—	the name, address and federal taxpayer identification number of such person;

—	whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

—	certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

       In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

       The tax code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Under these audit procedures, the tax treatment of items of trust income, gain, loss, deduction and credit would be determined at the trust level in a unified proceeding, rather than in separate proceedings with each certificateholder. Generally, the statute of limitations for trust items does not expire before three years after the date on which the partnership information return is filed. The seller will be designated the “tax matters partner” for the trust and, as such, is designated to receive notice on behalf of, and to provide notice to those certificateholders not receiving notice from, the IRS, and to represent the certificateholders in any dispute with the IRS. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and while the certificateholders may participate in any adjudicative process that is undergone at the trust level in arriving at such a determination, such certificateholders will be precluded from separately litigating a proposed adjustment to the items of the trust. As the tax matters partner, the seller may enter into a binding settlement on behalf of all certificateholders with less than a 1% interest in the trust (except for any group of such certificateholders with an aggregate interest of 5% or more in trust profits that elects to form a notice group or certificateholders who otherwise notify the IRS that the seller is not authorized to settle on their behalf). In the absence of a proceeding at the trust level, a certificateholder under certain circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a trust item. Each certificateholder is advised to consult its own tax advisor with respect to the impact of these procedures on its particular case.

       Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will not be subject to “backup” withholding tax unless, in general, the certificateholder fails to comply with certain identification procedures and is not an exempt recipient under applicable provisions of the tax code.

       No Non-U.S. Persons. The Class C Certificates may not be purchased by non-U.S. persons. For these purposes, non-U.S. person does include certificateholders whose ownership of the certificates is effectively connected with such person’s conduct of a trade or business within the United States (within the meaning of the tax code) and who provides the trust and the seller with a Form W-8BEN and Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) (and such other certifications, representations, or opinions of counsel as may be requested by the trust or the seller).]

Certain U.S. Federal Income Tax Documentation Requirements

       A beneficial owner of notes holding securities through Clearstream Luxembourg or Euroclear or any other non-U.S. noteholder will be subject to U.S. withholding tax that generally applies to payments of interest (including original issue discount) on debt issued by U.S. persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

       Treasury regulations provide that, in order to qualify for reduced rates of withholding, non-U.S. persons must file a Form W-8BEN and Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States). All beneficial owners must file a Form W-8BEN or W-8ECI.

       Exemption for U.S. Persons (Former Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

       U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a note files by submitting Form W-8BEN or Form W-8ECI to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN or W-8ECI is effective for three calendar years.

       This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to non-U.S. persons who are holders of the notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the notes.

STATE TAX MATTERS

       Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of securities in all of the state and local taxing jurisdictions in which they may be subject to tax. Securityholders are urged to consult their own tax advisors with respect to state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes [and certificates].

[Michigan Tax Consequences

       The State of Michigan imposes a tax on the income of individuals and the Single Business Tax, that is based partially upon the net income of corporations, partnerships, other entities and individuals doing business in the State of Michigan. This discussion is based upon present provisions of Michigan statutes, applicable judicial precedent, and applicable administrative rules and guidance, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Michigan Department of Treasury.

       The Ford Motor Company Office of General Counsel will deliver an opinion that, assuming the notes will be treated as debt for federal income tax purposes, the notes will be treated as debt for Michigan income tax and Single Business Tax purposes. Accordingly, noteholders not otherwise subject to taxation in Michigan should not become subject to taxation in Michigan solely because of a holder’s ownership of notes. However, a noteholder already subject to Michigan’s income tax or Single Business Tax could be required to pay additional Michigan tax as a result of the holder’s ownership or disposition of the notes. In the event that the Class B Notes [or Class C Notes] were treated as equity interests in the trust, adverse tax consequences may occur for certain holders. For example, a Class B noteholder [or Class C noteholder] that is a non-resident of Michigan may be subject to Michigan income tax on income received from the Class B Notes [or Class C Notes, respectively].

       The Ford Motor Company Office of General Counsel will deliver an opinion that if the arrangement created by the trust agreement is not classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, the same treatment should also apply for Michigan tax purposes, and the trust should have no Michigan Single Business Tax liability [so long as the certificates are not sold]. However, in the event that the trust were taxed as a partnership (which will be the case if the Class B Notes [or Class C Notes] were treated as equity interests in the trust [or the certificates are sold]), the trust would be subject to Michigan Single Business Tax at the applicable rate on its income, excluding interest income and interest expense. If such tax were imposed on taxable income of the trust, the funds available for distribution to the securityholders would be reduced.]

       THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER’S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OFFERED NOTES [AND CLASS C CERTIFICATES], INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

[LEGAL INVESTMENT

       The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisors regarding whether an investment by the money market fund in the Class A-1 Notes satisfies the money market fund’s investment policies and objectives.]

ERISA CONSIDERATIONS

The Notes

       The notes generally may be purchased by or on behalf of Benefit Plan Investors. Although no assurance can be given in this regard, the notes should be treated as “debt” and not as “equity interests” for purposes of the Plan Assets Regulation because the notes —

•	are expected to be treated as indebtedness under local law and, in the opinion of Special Tax Counsel, the Class A Notes will be treated as debt, and the Class B Notes [and the Class C Notes] should be treated as debt, rather than equity, for federal tax purposes (see “Federal Income Tax Matters” in this prospectus supplement); and

•	should not be deemed to have any “substantial equity features.”

       Accordingly, the notes also generally may be purchased by or on behalf of Benefit Plan Investors. See “ERISA Considerations” in the prospectus.

       However, the acquisition and holding of notes of any Class by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the tax code if the trust, the owner trustee, the indenture trustee, any certificateholder or any of their respective affiliates, is or becomes a “party in interest” or a “disqualified person” (as defined in ERISA and the tax code, respectively) with respect to such Benefit Plan Investor. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding of notes by a Benefit Plan Investor depending on the type and circumstances of the Benefit Plan Investor fiduciary making the decision to acquire a note. For additional information regarding treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.

[The Class C Certificates

       The trust intends to limit equity ownership in the Class C Certificates (and each other Class of equity securities issued by the trust) by Benefit Plan Investors to less than 25% of the value of that Class of certificates. Accordingly, Benefit Plan Investors may not acquire the Class C Certificates (or any other Class of equity issued by the trust); provided, however, that an insurance company using the assets of its general account may purchase Class C Certificates on the condition that —

•	such insurance company is able to represent that, as of the date it acquires an interest in a Class C Certificate, less than 25% of the assets of such general account constitute “plan assets” for purposes of Title I of ERISA and Section 4975 of the tax code; and

•	such insurance company agrees that if at any time during any calendar quarter while it is holding an interest in such Class C Certificate, 25% or more of the assets of such general account constitute “plan assets” for purposes of Title I of ERISA and Section 4975 of the tax code, and, at that time, if no exemption or exception applies to the continued holding of the Class C Certificate under ERISA, by the end of the next quarter such insurance company will dispose of all Class C Certificates then held in its general account by the end of the next quarter.

       In addition, investors other than Benefit Plan Investors should be aware that a prohibited transaction under ERISA and the tax code could be deemed to occur if any holder of the Class C Certificates or any of its affiliates is or becomes a “party in interest” or a “disqualified person” with respect to any Benefit Plan Investor that acquires and holds the notes without such Benefit

Plan Investor being covered by one or more exemptions from the prohibited transaction rules. Each purchaser of the Class C Certificates will be required to represent and certify that it either —

•	is not a Benefit Plan Investor nor acquiring such Class C Certificates on behalf of any such Benefit Plan Investor; or

•	is an insurance company using the assets of its general account under the limitations described above.

       For additional information regarding treatment of the Class C Certificates under ERISA, see “ERISA Considerations” in the prospectus.]

Special Considerations Applicable to Insurance Company General Accounts

       Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a “party in interest” with respect to a Plan by virtue of such investment. As a result of final regulations issued by the Department of Labor pursuant to Section 401(c) of ERISA, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the tax code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

UNDERWRITING

       Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to cause the trust to sell to [Ford Financial Services, Inc.], and [Ford Financial Services, Inc.] has agreed to purchase, the entire principal amount of the Class A-1 Notes. [Ford Financial Services, Inc.] will resell the Class A-1 Notes to investors without registration pursuant to the exemption provided under Section 3(a)(3) of the Securities Act of 1933. [Ford Financial Services, Inc. is a wholly owned subsidiary of Ford Credit and an affiliate of Ford Credit.]

       Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial principal amount of Class A-2 Notes, Class A-3 Notes and Class A-4 Notes set forth opposite its name below:

	Principal		Principal		Principal
	Amount		Amount		Amount
	of		of		of
Class A-2 Note / Class A-3 Note /	Class [A-2]		Class [A-3]		Class [A-4]
Class A-4 Note Underwriter	Notes		Notes		Notes

[ ]	$ [	]	$ [	]	$ [	]
[ ]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]
[ ]	[	]	[	]	[	]

Total	$ [	]	$ [	]	$ [	]

       The seller has been advised by the underwriters of the Class [A-2] Notes, the Class [A-3] Notes and the Class [A-4] Notes that they propose initially to offer the Class [A-2] Notes, the Class [A-3] Notes and the Class [A-4] Notes to the public at the prices set forth in this prospectus supplement. After the initial public offering of the Class [A-2] Notes, the Class [A-3] Notes and the Class [A-4] Notes, the public offering prices may change.

       [The seller has agreed to cause the trust to sell to Ford Credit the initial principal amount of the Class [A-5] Notes and the Class [A-6] Notes. The Class [A-5] Notes and the Class [A-6] Notes may be resold to third party investors after the Closing Date. Any such sales will be made at prices related to prevailing market prices at the time of sale.]

       Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to cause the trust to sell to each of the underwriters named below, and each of those Underwriters has severally agreed to purchase, the initial principal amount of the [Class B] Notes and the [Class C] [Certificates] [Notes] set forth below opposite its name.

	Principal	Principal
	Amount of	Amount of
	[Class B]	[Class C]
[Class B] Note / [Class C] [Certificate] [Note] Underwriters	Notes	Certificates

[ ]	$ [ ]	$ [ ]

[ ]	[ ]	[ ]

Total	[ ]	$ [ ]

       The seller has been advised by the underwriters of the [Class B] Notes and the [Class C] [Certificates] [Notes] that they propose initially to offer the [Class B] Notes and the [Class C] [Certificates] [Notes] to the public at the prices set forth in this prospectus supplement. After the initial public offering of the [Class B] Notes and the [Class C] [Certificates] [Notes], the public offering prices may change.

       Under the underwriting agreement, the underwriters have agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all the securities offered hereby. In the event of a default under the underwriting agreement by any underwriter, the underwriting agreement provides that, in some circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

       The underwriting discounts and commissions, the selling concessions that the underwriters of the securities may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each Class of notes and as an aggregate dollar amount, shall be as follows:

Net
	Underwriting	Proceeds	Selling
	Discount and	to the	Concessions		Reallowance
	Commissions	Seller(1)(2)	not to exceed		not to exceed

Class A-1 Notes	[ ]%	[ ]%	[ ]	%	[ ]	%
Class A-2 Notes	[ ]%	[ ]%	[ ]	%	[ ]	%
Class A-3 Notes	[ ]%	[ ]%	[ ]	%	[ ]	%
Class A-4 Notes	[ ]%	[ ]%	[ ]	%	[ ]	%
Class B Notes	[ ]%	[ ]%	[ ]	%	[ ]	%
Class C [Certificates] [Notes]	[ ]%	[ ]%	[ ]	%	[ ]	%
Total for the Offered Notes [and Class C Certificates] [Notes]	$[ ]	$[ ]

(1)	Plus accrued interest from [ ].

(2)	Before deducting expenses payable by the seller estimated at $[ ].

       Until the distribution of the Offered Notes [and the [Class C] Certificates] is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Offered Notes [and the [Class C] Certificates]. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Notes [and the [Class C] Certificates]. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Notes [and the [Class C] Certificates].

       If the underwriters create a short position in the Offered Notes [or the [Class C] Certificates] in connection with this offering (i.e., they sell more Offered Notes [or [Class C] Certificates than are underwritten by them), the underwriters may reduce that short position by purchasing Offered Notes [or [Class C] Certificates, as the case may be,] in the open market.

       The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase Offered Notes [or [Class C] Certificates] in the open market to reduce the underwriters’ short position or to stabilize the price of such Offered Notes [or [Class C] Certificates], they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those Offered Notes [or [Class C] Certificates], as the case may be, as part of the offering.

       In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

       Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Offered Notes [or the [Class C] Certificates]. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

       The securities are new issues of securities and there currently is no secondary market for the securities. The underwriters for the Offered Notes [and the [Class C] Certificates] expect to make a market in such securities but will not be obligated to do so. There is no assurance that a secondary market for the Offered Notes [or the [Class C] Certificates] will develop. If a secondary market for the Offered Notes [or the [Class C] Certificates] does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your securities.

       The indenture trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the underwriters.

       In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the servicer, the seller and its affiliates.

       [This prospectus supplement and the prospectus may be used by Ford Financial Services, Inc. in connection with offers and sales related to market-making transactions in the [Class A-1] Notes and may be used by Ford Credit in connection with offers and sales of the [Class A-5] Notes or the [Class A-6] Notes originally purchased by Ford Credit from the seller. Ford Financial Services, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Ford Financial Services, Inc. has no obligation to make a market in the Class A-1 Notes and any such market-making may be discontinued at any time without notice, in its sole discretion.]

       The seller and Ford Credit have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect thereof.

       The purchase by the underwriters of each Class of securities to be purchased by them is conditioned on the purchase by the underwriters of each other Class of securities to be purchased by them and on the issuance of all of the securities.

       Upon receipt of a request by an investor who has received an electronic prospectus and prospectus supplement from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus and prospectus supplement, the seller or the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus and prospectus supplement.

LEGAL OPINIONS

       Certain legal and state tax matters relating to the notes [and the Class C Certificates] will be passed upon for the trust, the seller and the servicer by the Ford Motor Company Office of General Counsel. Certain legal matters relating to the notes [and the Class C Certificates] and certain federal income tax and other matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. Members of the Ford Motor Company Office of General Counsel are full-time employees of Ford Motor Company and may own and hold options to purchase shares of Common Stock of Ford Motor Company. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented Ford Motor Company, Ford Credit and their affiliates in connection with other transactions.

GLOSSARY OF TERMS FOR THE PROSPECTUS SUPPLEMENT

       “ABS” means the Absolute Prepayment Model that we use to measure prepayments on receivables.

       “ABS Table” means the table captioned “Percent of Initial Note Principal Amount [or Initial Certificate Balance] at Various ABS Percentages” beginning on page S-34 of this prospectus supplement.

       “Actuarial Advance” means an advance on an Actuarial Receivable made by the Servicer, in its sole discretion, for a deficiency in a scheduled payment as of the last day of a Collection Period.

       “[Additional Yield Supplement Amount” means with respect to any sale of Subsequent Receivables to the trust an amount (which may be discounted at a rate to be specified in the sale and servicing agreement), if any, equal to the aggregate Yield Supplement Amount in respect of such Subsequent Receivables for the period commencing with the related Subsequent Cutoff Date and ending with the scheduled maturity of each such Subsequent Receivable, assuming that payments on such receivables are made as scheduled and no prepayments are made.]

       “Available Collections” for a Payment Date will be the sum of the following amounts with respect to the Collection Period preceding that Payment Date (subject to the exclusions set forth below such amounts):

•	all scheduled payments and all prepayments in full collected with respect to Actuarial Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) and all payments collected with respect to Simple Interest Receivables;

•	all Liquidation Proceeds and all recoveries in respect of Liquidated Receivables that were written off in prior Collection Periods;

•	all Actuarial Advances made by the servicer of principal due on the Actuarial Receivables;

•	all Advances made by the servicer of interest due on the receivables;

•	all Advances, if any, of interest made by the servicer in respect of receivables that were prepaid in full;

•	the Purchase Amount of each receivable that was repurchased by the seller or purchased by the servicer under an obligation that arose during the related Collection Period; and

•	partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, credit disability, or any partial prepayment that causes a reduction in the obligor’s periodic payment to an amount below the scheduled payment as of the [applicable] Cutoff Date.

       The Available Collections on any Payment Date will exclude the following:

•	amounts received on any receivables to the extent that the servicer has previously made an unreimbursed Advance with respect to such receivable;

•	amounts received on any of the receivables to the extent that the servicer has previously made an unreimbursed Advance on a receivable that is not recoverable from collections on the particular receivable;

•	Liquidation Proceeds with respect to a particular Actuarial Receivable to the extent of any unreimbursed Actuarial Advances made with respect to that Actuarial Receivable;

•	all payments and proceeds (including Liquidation Proceeds) of any receivables the Purchase Amount of which has been included in the Available Funds in a prior Collection Period;

•	Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances;

•	[amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective APRs (assuming that a payment is received on each Simple Interest Receivable on its due date)];

•	[amounts released from the Pre-Funding Account]; and

•	amounts constituting the Supplemental Servicing Fee.

       “Available Funds” for a Payment Date shall be the sum of the Available Collections, the Reserve Account Excess Amount[, the Net Swap Receipt on the Interest Rate Swap, if any, and any swap termination payments paid by the swap counterparty to the extent that such amounts are not used to enter into a replacement interest swap].

       “Business Day” is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York or the State of Delaware are authorized by law, regulation or executive order to be closed.

       “Certificate Balance” means:

•	[with respect to the Class C Certificates, initially, the amount set forth on the cover of this prospectus supplement and, thereafter, means the initial Certificate Balance of the Class [C] Certificates, reduced by all amounts allocable to principal previously distributed to the Class C certificateholders; and]

•	with respect to the Class [D] Certificates, initially, the amount set forth on the cover of this prospectus supplement and, thereafter, means the initial Certificate Balance of the Class D Certificates, reduced by all amounts allocable to principal previously distributed to the Class [D] certificateholders.

       “Certificate Interest Distribution Account” means the interest payment account that the owner trustee will create for the benefit of the certificateholders.

       [“Certificate Prepayment Premium” [for each Class of certificates] is equal the excess, if any, discounted as described below, of —

(1)	the amount of interest that would accrue on the certificates’ share of any remaining Pre-Funded Amount at the rate of interest on the certificates during the period commencing on and including the Payment Date on which that amount is required to be distributed to certificateholders to but excluding [ ], over

(2)	the amount of interest that would have accrued on the amount described in clause (1) above over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Payment Date on the [ ].

       The excess described above will then be discounted to present value to such Payment Date at the yield described in clause (2) above.]

       “Certificate Principal Distribution Account” means the principal payment account that the owner trustee will create for the benefit of the certificateholders.

       “Closing Date” means [            ].

       “Collection Account” means a bank account, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables.

       “Collection Period” means, with respect to the first Payment Date, the calendar month ending on [            ], and with respect to each subsequent Payment Date, the calendar month preceding the calendar month in which such Payment Date occurs.

       “Cutoff Date” means [either an Initial Cutoff Date or a Subsequent Cutoff Date] [the date as of which the seller will transfer the receivables to the trust which is [            ]].

       “Determination Date” means the Business Day immediately preceding each [Payment] Date.

       “Final Scheduled Payment Date” for each Class of securities means the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

       “First Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to:

                  AN – (PB – YSOA)

            Where:

AN	=	the aggregate outstanding principal amount of the Class A Notes as of the preceding Payment Date, after giving effect to any principal payments made on the Class A Notes on such preceding Payment Date;
PB	=	[the greater of (1)] the Pool Balance at the end of the Collection Period preceding such Payment Date [and (2) the Yield Supplement Overcollateralization Amount]; and
YSOA	=	the Yield Supplement Overcollateralization Amount with respect to such Payment Date.

             Provided, however, that:

•	the First Priority Principal Distribution Amount on or after the Class A-1 Final Scheduled Payment Date will not be less than the amount necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-2 Final Scheduled Payment Date will not be less than the amount necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-3 Final Scheduled Payment Date will not be less than the amount necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-4 Final Scheduled Payment Date will not be less than the amount necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-5 Final Scheduled Payment Date will not be less than the amount necessary to reduce the outstanding principal amount of the Class A-5 Notes to zero; and

•	the First Priority Principal Distribution Amount on or after the Class A-6 Final Scheduled Payment Date will not be less than the amount necessary to reduce the outstanding principal amount of the Class A-6 Notes to zero.

       “Fitch Ratings” means Fitch, Inc., doing business as Fitch Ratings, and any successor thereto.

       [“Funding Period” means the period from and including the Closing Date until the earliest of:

•	the Determination Date on which the amount on deposit in the Pre-Funding Account is equal to $[ ] or less;

•	the occurrence of an event of default under the indenture or an Event of Servicing Termination under the sale and servicing agreement;

•	the occurrence of certain events of insolvency or dissolution with respect to the seller or the servicer; and

•	the Determination Date with respect to the [ ] Payment Date.]

       “indenture trustee” means [          ], a [          ], as indenture trustee under the indenture.

       [“Initial Cutoff Date” means [          ].]

       “Initial Pool Balance” is the Pool Balance as of the [Initial] Cutoff Date, which is $[          ].

       “Initial Receivables” means the receivables which the seller transfers to the trust on the Closing Date.

       “Interest Period” means:

•	with respect to the Class A-1 Notes and the Class A-3 Notes —

—	in the case of the first Payment Date, the period from and including the Closing Date to but excluding the first Payment Date, or

—	in the case of any other Payment Date, the period from and including the most recent Payment Date on which interest has been paid to but excluding the following Payment Date; and

•	with respect to the Class A-2 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes, the Class B Notes[, the Class C Notes] and the certificates —

—	in the case of the first Payment Date, the period from and including the Closing Date to but excluding the fifteenth day of the following calendar month; and

—	in the case of any other Payment Date, the period from and including the fifteenth day of the calendar month preceding such Payment Date, to but excluding the fifteenth day of the following calendar month.

       [“Interest Rate Swap” has the meaning set forth on page S-47 in this prospectus supplement.]

       “Moody’s” means Moody’s Investors Service, Inc.

       [“Net Swap Payment” has the meaning set forth on page S-48 in this prospectus supplement.]

       [“Net Swap Receipt” has the meaning set forth on page S-48 in this prospectus supplement.]

       [“Note Prepayment Amount” means the amount of interest that would accrue on [the notes’] [such Class’] Pre-Funded Percentage of any remaining Pre-Funding Amount at the rate of interest on [the] [such Class of] notes during the period commencing on and including the

Payment Date on which such Note Prepayment Amount is required to be distributed to the noteholders [of such Class] to but excluding —

•	[ ], in the case of the Class A-1 Notes;

•	[ ], in the case of the Class A-2 Notes; and

•	[ ], in the case of the Class A-3 Notes].

       [“Note Prepayment Premium” [for each Class of notes] will equal the excess, if any, discounted as described below, of —

(1)	the Note Prepayment Amount; over

(2)	the amount of interest that would have accrued on the Note Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Payment Date on —

•	the [ ], in the case of the Class A-1 Notes;

•	the [ ], in the case of the Class A-2 Notes; and

•	the [ ], in the case of the Class A-3 Notes.

       The excess described above will be discounted to present value to such Payment Date at the applicable yield described in clause (2) above.]

       “Offered Notes” means collectively the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes [and the Class C Notes].

       “OID” means original issue discount.

       “owner trustee” means [          ], as owner trustee under the trust agreement under which the trust is formed.

       “Payahead Account” is a bank account that the servicer will establish in the name of the indenture trustee into which it will deposit Payaheads.

       “Payment Date” means the date on which the trust will pay interest and principal on the securities, which will be the date occurring [quarterly] on each                ,                , and             ] [the [  ] day of each month] or, if any such day is not a Business Day, on the next Business Day. The first Payment Date will be [            ].

       “Pool [/ Pre-Funding] Balance” [will represent [is the sum of (1)] the aggregate principal balance of the receivables at the end of the preceding Collection Period (or in the case of the first Collection Period, the [Initial] Cutoff Date), after giving effect to all payments (other than Payaheads) received from obligors, Liquidation Proceeds, Advances and Purchase Amounts to be remitted by the servicer or the seller, as the case may be, all for such Collection Period and all Realized Losses during such Collection Period [and (2) the amount on deposit in the Pre-Funding Account (excluding any investment earnings on that amount)].

       [“Pre-Funded Amount” means an amount equal to $[          ], which is available to the trust to purchase Subsequent Receivables.]

       [“Pre-Funding Account” means a bank account in the name of the indenture trustee into which amounts available to the trust to purchase Subsequent Receivables will be deposited.]

       [“Pre-Funding Percentage” is equal to:

PB

APB

Where:
PB	=	the remaining principal amount of [that Class of] notes or [that Class of] certificates, as the case may be; and
APB	=	the aggregate remaining principal balance of the securities.]

       [“Prepayable Obligation” means an obligation the principal on which is subject to prepayment as a result of prepayments on the underlying collateral.]

       “Prepayment Assumption” means the anticipated rate of prepayments assumed in pricing a debt instrument.

       “PRIMUS” means —

•	until August 1999, PRIMUS Automotive Financial Services, Inc., a wholly owned subsidiary of Ford Credit conducting its business as a corporate entity separate from Ford Credit; and

•	beginning in August 1999, Primus Financial Services, a d/b/a/ of Ford Credit, conducting its business as a division of Ford Credit.

       “Principal Distribution Account” means, so long as any of the notes are outstanding, the administrative subaccount within the Collection Account created by the indenture trustee for the benefit of the holders of securities entitled the “Principal Distribution Account” and after the principal of all the notes has been paid in full, the Certificate Principal Distribution Account.

       “Principal Distribution Amount” means, so long as any of the notes are outstanding, the administrative subaccount within the Collection Account created by the indenture trustee for the benefit of the holders of the securities entitled the “Principal Distribution Account” and after the principal of all the notes has been paid in full, the Certificate Principal Distribution Account.

       “Realized Losses” means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

       “Receivables Sale Agreements” means collectively the purchase agreement, the sale and servicing agreement, the trust agreement and the administration agreement.

       “Record Date”, with respect to any Payment Date means —

•	with respect to the notes, the day immediately preceding the Payment Date or, if the notes are issued as Definitive Notes, the last day of the preceding month;

•	and with respect to the certificates, the last day of the month preceding the Payment Date.

       “Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to the greater of —

A1 — (FPDA + SPDA [+ TPDA]); and

(OS — (PB — [SOA + YSOA])) — (FPDA + SPDA [+ TPDA])

Where:
A1	=	the aggregate outstanding principal amount of the Class A-1 Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A-1 Notes on such preceding Payment Date);
OS	=	the sum of the aggregate outstanding principal amount of all the securities as of the preceding Payment Date (after giving effect to any principal payments to be made on the securities on such preceding Payment Date) or the Closing Date, as the case may be;
PB	=	[the greater of (1)] the Pool Balance at the end of the Collection Period preceding such Payment Date [and (2) the Yield Supplement Overcollateralization Amount with respect to such Payment Date];
SOA	=	the Specified Overcollateralization Amount with respect to such Payment Date;
[YSOA	=	the Yield Supplement Overcollateralization Amount];
FPDA	=	the First Priority Principal Distribution Amount, if any, with respect to such Payment Date;
SPDA	=	the Second Priority Principal Distribution Amount, if any, with respect to such Payment Date; and
[TPDA	=	the Third Priority Principal Distribution Amount, if any with respect to such Payment Date.]

       Provided, however, that the Regular Principal Distribution Amount —

•	will not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Certificate Balance of all the notes and certificates on such Payment Date, after giving effect to any principal payments made on the securities on such Payment Date in respect of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any [and the Third Priority Principal Distribution Amount, if any];

[ •	on or after the Final Scheduled Payment Date relating to the Class C Certificates will not be less than the amount necessary to reduce the Certificate Balance of the Class C Certificates to zero;] and

•	on or after the Final Scheduled Payment Date relating to the Class D Certificates will not be less than the amount necessary to reduce the Certificate Balance of the Class D Certificates to zero.

       “Reserve Account” means the bank account that the seller will establish in the name of the indenture trustee into which the seller will deposit the Reserve Initial Deposit and into which the indenture trustee will make the other deposits and withdrawals specified in the prospectus and this prospectus supplement.

       “Reserve Account Excess Amount”, with respect to any Payment Date, means an amount equal to the excess if any, of —

•	the amount of cash or other immediately available funds in the Reserve Account on that Payment Date, prior to giving effect to any withdrawals from the Reserve Account relating to that Payment Date, over

•	the Specified Reserve Balance with respect to that Payment Date.

       “Reserve Initial Deposit” means the $ [     ] initially deposited into the Reserve Account [together with the aggregate amount transferred from the Pre-Funding Account to the Reserve Account on each Subsequent Transfer Date].

       “Second Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to:

                   (N — (PB — YSOA)) — FPDA

             Where:

N =	the aggregate outstanding principal amount of the Class A Notes and the Class B Notes, as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes, on such preceding Payment Date);

PB =	[the greater of (1)] the Pool Balance at the end of the Collection Period preceding such Payment Date [and (2) the Yield Supplement Overcollateralization Amount];

YSOA =	the Yield Supplement Overcollateralization Amount; and

FPDA =	the First Priority Principal Distribution Amount, if any, with respect to such Payment Date.

Provided, however, that —

•	the Second Priority Principal Distribution Amount will not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Certificate Balance of all the certificates on such Payment Date (after giving effect to any principal payments to be made on the securities on such Payment Date in respect of the First Priority Principal Distribution Amount, if any); and

•	the Second Priority Principal Distribution Amount on or after the Final Scheduled Payment Date relating to the Class B Notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

       “Servicing Fee” means a fee payable to the servicer on each Payment Date for servicing the receivables that is equal to the product of one-twelfth of 1.00% and the Pool Balance as of the first day of the related Collection Period.

       “Short-Term Notes” means notes that have a maturity of one year or less from their date of original issuance.

       “Special Tax Counsel” means Skadden, Arps, Slate, Meagher & Flom LLP.

       “Specified Credit Enhancement Amount” means, with respect to any Payment Date, the greatest of —

•	$[ ];

•	[ ]% of the Pool Balance at the end of the Collection Period preceding that Payment Date; or

•	the aggregate principal balance of the receivables that are delinquent 91 days or more and are not Liquidated Receivables at the end of the Collection Period preceding such Payment Date;

provided, however, that the Specified Credit Enhancement Amount with respect to any Payment Date will not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Certificate Balance of all the certificates as of the preceding

Payment Date (after giving effect to any principal payments made on the securities on such preceding Payment Date).

       “Specified Overcollateralization Amount” means, with respect to any Payment Date, the excess, if any, of —

•	the Specified Credit Enhancement Amount with respect to such Payment Date, over

•	the Specified Reserve Balance with respect to such Payment Date.

       “Specified Reserve Balance” means the lesser of —

•	$[ ]; and

•	the sum of the aggregate outstanding principal amount of all the securities as of the preceding Payment Date, after giving effect to any principal payments made on the securities on such preceding Payment Date.

       “Spread” means, with respect to the Class A-3 Notes, [       ]%.

       [“Subsequent Cutoff Date” means the date as of which the seller sales Subsequent Receivables to the trust.]

       [“Subsequent Receivables” means the receivables which the seller will transfer to the trust after the Closing Date and during the Funding Period.]

       [“Subsequent Transfer Date” each of the dates on which the seller conveys Subsequent Receivables to the trust.]

       “Supplemental Servicing Fee” means, for each Collection Period, the amount of any late fees, prepayment charges, extension fees and other administrative fees and similar charges collected during that Collection Period.

       [“Swap counterparty” means the swap counterparty under the Interest Rate Swaps.]

       “tax code” means the Internal Revenue Code of 1986, as amended.

       [“Third Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to:

                   (N — (PB — YSOA)) — (FPDA + SPDA)

             Where:

N =	the aggregate outstanding principal amount of the notes as of the preceding Payment Date (after giving effect to any principal payments made on the notes on such preceding Payment Date);

PB =	[the greater of (1)] the Pool Balance at the end of the Collection Period preceding such Payment Date [and (2) the Yield Supplement Overcollateralization Amount];

YSOA =	the Yield Supplement Overcollateralization Amount;

FPDA =	the First Priority Principal Distribution Amount, if any, with respect to such Payment Date; and

SPDA =	the Second Priority Principal Distribution Amount, if any, with respect to such Payment Date.

Provided, however, that —

•	the Third Priority Principal Distribution Amount will not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Certificate

Balance on such Payment Date (after giving effect to any principal payments to be made on the securities on such Payment Date in respect of the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount, if any); and

•	the Third Priority Principal Distribution Amount on or after the Final Scheduled Payment Date relating to the Class C Notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Notes to zero.]

       “Total Required Payment” means, on any Payment Date, the sum of —

•	the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

[ •	any Net Swap Payment and any swap termination payments due and payable to the swap counterparty;]

•	all interest payable on the Class A Notes, including any accrued interest and interest on accrued interest;

•	the First Priority Principal Distribution Amount, if any;

•	all interest payable on the Class B Notes, including any accrued interest and interest on accrued interest;

•	the Second Priority Principal Distribution Amount, if any;

[ •	all interest payable on the Class C Notes, including any accrued interest and interest on accrued interest

•	the Third Priority Principal Distribution Amount, if any;] and

•	all interest payable on the certificates, including any accrued interest and interest on accrued interest;

provided, however, that following the occurrence and during the continuation of an Event of Default that results in an acceleration of the notes, on any Payment Date until the Payment Date on which the outstanding principal amount of all the notes has been paid in full, the Total Required Payment will mean the sum of —

•	the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

[ •	any Net Swap Payment and any swap termination payments due and payable to the swap counterparty;]

•	all interest payable on the Class A Notes, including any accrued interest thereon;

•	all interest payable on the Class B Notes, including any accrued interest thereon;

[ •	all interest payable on the Class C Notes, including any accrued interest thereon;] and

•	the amount necessary to reduce the outstanding principal amount of all the notes to zero.

       “U.S. person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

       [“Yield Supplement Account” means the bank account that Ford Credit will establish with the indenture trustee for the benefit of the securityholders which will be designed to hold funds to provide payments to the securityholders in respect of receivables which bear yield lower than the weighted average interest rates on the securities.]

       [The “Yield Supplement Agreement” means the agreement that Ford Credit, the seller and the indenture trustee will enter into relating to the Yield Supplement Account.]

       [The “Yield Supplement Amount” means the aggregate amount[, discounted to present value at [  ]% in the manner specified in the sale and servicing agreement], by which —

•	interest on the principal balance of each [Initial Receivable] receivable for the period commencing on the [Initial] Cutoff Date and ending with the scheduled maturity of such receivable, assuming that payments on such receivables are made as scheduled and no prepayments are made, at a rate equal to the required rate described above; exceeds

•	interest on the principal balance of that receivable at the APR of that receivable.]

       [“Yield Supplement Overcollateralization Amount” means, with respect to any Payment Date, the amount specified below with respect to such Payment Date:

Closing Date	$	[ ]
[month] [year]		[ ]
[month] [year]		[ ]
[month] [year]		[ ]
[month] [year]		[ ]
[month] [year]		[ ]
[month] [year]		[ ]
[month] [year]		[ ]
[month] [year]		[ ]
[month] [year]		[ ]
[month] [year]		[ ]
[month] [year]		[ ]
[month] [year]		[ ]
[month] [year]		[ ]

       [The Yield Supplement Overcollateralization Amount has been calculated for each Payment Date as the sum of the amount for each receivable equal to the excess, if any, of —

•	the scheduled payments due on such receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of such receivable, over

•	the scheduled payments due on the receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at [ ]%.

For purposes of such calculation, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delays, defaults or prepayments.]

[ANNEX I

FORM OF INVESTMENT LETTER — [CLASS C] CERTIFICATES

[Date]

Ford Credit Auto Owner Trust [       ],

  as Issuer
[                    ],
  as Owner Trustee and
  as Certificate Registrar
[                    ]
[          ], [          ]

Ladies and Gentlemen:

       In connection with our proposed purchase of the Class C [     ]% Asset Backed Certificates (the “Certificates”) of Ford Credit Auto Owner Trust [            ] (the “Issuer”), a trust formed by Ford Credit Auto Receivables Two LLC (the “Depositor” or “Seller”), we confirm that:

       1. We are either:

       (a) not, and each account (if any) for which we are purchasing the Certificates is not, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) that is subject to Section 4975 of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) or (v) a person investing “plan assets” of any such plan (including without limitation, for purposes of this clause (v), an insurance company general account, but excluding an entity registered under the Investment Company Act of 1940, as amended), or

       (b) an insurance company acting on behalf of a general account and (i) on the date hereof less than 25% of the assets of such general account (as reasonably determined by us) constitute “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code, (ii) the purchase and holding of such Certificates are eligible for exemptive relief under Sections (I) and (III) of Prohibited Transaction Class Exemption 95-60, and (iii) the undersigned agrees that if, after the undersigned’s initial acquisition of the Certificates, at any time during any calendar quarter 25% or more of the assets of such general account (as reasonably determined by us no less frequently than each calendar quarter) constitute “plan assets” for purposes of Title I of ERISA or Section 4975 of the Code and no exemption or exception from the prohibited transaction rules applies to the continued holding of the Certificates under Section 401(c) of ERISA and the final regulations thereunder or under an exemption or regulation issued by the United States Department of Labor under ERISA, we will dispose of all Certificates then held in our general account by the end of the next following calendar quarter.

       2. We are, and each account (if any) for which we are purchasing the Certificates is, a person who is (A) a citizen or resident of the United States, (B) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (C) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (D) a trust if a U.S. court is able to exercise primary supervision over

I-1

the administration of such trust and one or more Persons meeting the conditions of clause (A), (B), (C) or (E) of this paragraph 2 has the authority to control all substantial decisions of the trust or (E) a Person not described in clauses (A) through (D) above whose ownership of the Certificates is effectively connected with such Person’s conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Issuer and the Depositor with an IRS Form W-8BEN or W-8ECI (and such other certifications, representations, or opinions of counsel as may be requested by the Issuer or the Depositor).

       3. We understand that any purported resale, transfer, assignment, participation, pledge, or other disposal of (any such act, a “Transfer”) of any Certificate (or any interest therein) to any person who does not meet the conditions of paragraphs 1 and 2 above shall be null and void (each, a “Void Transfer”), and the purported transferee in a Void Transfer shall not be recognized by the Issuer or any other person as a Certificateholder for any purpose.

       4. We agree that if we determine to Transfer any of the Certificates we will cause our proposed transferee to provide to the Issuer and the Certificate Registrar a letter substantially in the form of this letter.

       You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:

Name:
Title:

Securities To Be Purchased:

$[          ] principal balance of Certificates

Annex A attached hereto lists the name of the account and principal balance of Certificates purchased for each account (if any) for which we are purchasing Certificates.]

I-2

Before you purchase any of the securities, be sure you understand the structure and the risks. You should review carefully the risk factors beginning on page 9 of this prospectus and the risk factors set forth in the prospectus supplement.

The securities will represent interests in or obligations of the trust only and will not represent interests in or obligations of Ford Motor Company, Ford Motor Credit Company, the servicer, the seller or any of their affiliates.

This prospectus may be used to offer and sell any of the securities only if accompanied by the prospectus supplement for the trust.

Ford Credit Auto Trusts

Asset Backed Notes

Asset Backed Certificates

Ford Credit Auto Receivables Two LLC	Ford Motor Credit Company
Seller	Servicer

The trusts —

•	We will form a new trust for each transaction.

•	Each trust will issue asset-backed securities consisting of notes and certificates in one or more Classes.

•	The assets of each trust will consist of:

—	a pool of retail installment sale contracts secured by new and used automobiles and light duty trucks;

—	related assets including:

collections on the receivables represented by those contracts;

security interests in the financed vehicles; and

proceeds from claims on related insurance policies.

The securities —

•	will be asset-backed securities payable only from the assets of the trust;

•	may benefit from one or more forms of credit or payment enhancement; and

•	will consist of

—	notes (that will be obligations of the trust); and

—	certificates (that will be undivided beneficial interests in the trust).

The amount, price and terms of each offering of securities will be determined at the time of sale and is described in the prospectus supplement attached to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [                   ]

TABLE OF CONTENTS

Reading this Prospectus and the Prospectus Supplement	3
Summary	4
Risk Factors	8
The Trusts	17
The Trust Property	17
Administration Agreement	18
The Trustee	18
The Servicer	18
Ford Credit	18
The Receivables	19
Property of the Trusts	19
Origination	19
Underwriting	19
Subvention	20
Servicing and Collections	20
Repossession and Write-offs	21
Criteria for Selecting the Receivables	21
Simple Interest Receivables	21
Actuarial Receivables	22
Final Payment Receivables	22
We Will Provide More Specific Information About the Receivables in the Prospectus Supplement	22
The Seller	23
Description of the Seller	23
Bankruptcy Considerations	23
Use of Proceeds	24
Maturity and Prepayment Considerations	24
Description of the Notes	25
The Trust May Use Book-Entry Registration Instead of Issuing Definitive Notes	25
Principal and Interest on the Notes	25
The Indenture	27
The Indenture Trustee	32
Description of the Certificates	33
The Trusts Might Not Issue Physical Certificates Representing Certificates	33
Distributions of Principal and Interest	33
List of Certificateholders	34
Certain Information Regarding the Securities	34
Fixed Rate Securities	34
Floating Rate Securities	34
Physical Securities	36
Book-Entry Registration	36
Reports to Securityholders	37
How to Compute the Portion of the Amount Outstanding on the Securities	38
Description of the Receivables Transfer and Servicing Agreements	39
Sale and Assignment of Receivables	39
Servicing	40
Distributions	44
Credit and Payment Enhancement	44
Net Deposits
Statements to Trustees and Trusts	45
Evidence as to Compliance	45
Certain Matters Regarding the Servicer	46
Events of Servicing Termination	46
Rights Upon Event of Servicing Termination	47
Waiver of Past Events of Servicing Termination	48
Amendment	47
Termination	47
Some Important Legal Issues Relating to the Receivables	48
Security Interests in Vehicles	48
Repossession	50
Notice of Sale; Cure Rights	50
Deficiency Judgments and Excess Proceeds	50
Consumer Protection Laws	51
Other Limitations	52
Transfers of Vehicles	53
Tax Matters	53
Scope of the Tax Opinions	53
ERISA Considerations	54
Prohibited Transaction Considerations	54
Investment in Notes	55
Investment in Certificates	55
Special Considerations Applicable to Insurance Company General Accounts	55
Plans Not Subject to ERISA or the Tax Code	56
General Investment Considerations	56
Plan of Distribution	56
Legal Opinions	57
Where You Can Find More Information	57
Incorporation of Certain Documents by Reference	57
Glossary of Terms for the Prospectus	59
ANNEX I — Global Clearance and Settlement Procedures	I-1

READING THIS PROSPECTUS
AND THE PROSPECTUS SUPPLEMENT

This prospectus provides general information about the securities to be issued by the trusts, some of which may not apply to securities issued by a particular trust, including your securities.

The prospectus supplement will describe the specific terms of the particular trust and the issues, including:

•	the timing and amount of interest and principal payments;

•	information about the receivables;

•	information about credit and payment enhancement for each offered note and certificate;

•	credit ratings of the securities; and

•	the method for selling the securities.

If the terms of the securities described in this prospectus vary from the terms described in the prospectus supplement, you should rely on information on the securities provided in the prospectus supplement. We have not authorized anyone to provide you with different information.

The prospectus and prospectus supplement begin with several introductory sections that provide information about the trust and the securities in abbreviated form, followed by more complete descriptions. The introductory sections are:

•	Summary — gives an overview of the terms of the securities; and

•	Risk Factors — describes briefly some of the risks to investors of a purchase of the securities.

We have included cross references in the introductory sections that will direct you elsewhere in this prospectus or the related prospectus supplement to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

Capitalized terms are defined in a Glossary beginning on page 58 of this prospectus.

SUMMARY

       The following summary is a short description of the information in this prospectus and provides an overview of the relevant terms of the securities. For that reason, this summary does not contain all of the information that may be important to you nor does it describe all of the terms of the securities. To fully understand the terms of the offering of the securities, you will need to read the entire prospectus and the prospectus supplement.

The Trusts

A separate trust will be formed for each transaction and will issue notes and certificates. Each trust will be a Delaware business trust or a common law trust created by a trust agreement between the seller and the trustee.

The Seller

Ford Credit Auto Receivables Two LLC, a Delaware limited liability company. The seller is a special purpose company wholly owned by Ford Motor Credit Company.

The Servicer

Ford Motor Credit Company, a Delaware corporation. The servicer is a wholly owned subsidiary of Ford Motor Company.

The Trustees

Each prospectus supplement will specify

•	the trustee(s) of the trust; and

•	the indenture trustee relating to the notes.

The Securities

Notes

Each trust will issue one or more Classes of notes. The notes issued by each trust will be governed by an indenture between the trust and an indenture trustee.

The priority of payments between Classes of the notes and between the notes and certificates will be described in the prospectus supplement.

Certificates

Each trust may issue one or more Classes of certificates. The certificates will be governed by a trust agreement.

Payments on the certificates will be subordinated to payments on the notes to the extent described in the prospectus supplement. The priority of payments between Classes of certificates will be described in the prospectus supplement.

Terms of the Securities

The terms of each Class of securities will be described in the prospectus supplement including:

•	the principal amount or certificate balance;

•	either the rate of interest or the method of determining the rate of interest. The rate of interest on the notes may be fixed, variable or adjustable; and

•	the final scheduled payment date.

A Class of notes may differ from other Classes of notes and a Class of certificates may differ from other Classes of certificates in certain respects including:

•	the timing and priority of payments;

•	the method of allocation of any losses;

•	the interest rate or formula;

•	the amount of principal or interest payments;

•	the minimum denomination;

•	whether principal and/or interest payments may be delayed or not made at all upon the occurrence of specified events and the related consequences; and

•	whether payments of principal and interest may be made solely from designated portions of the receivables.

Some Classes of securities may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

The notes will be available only in book-entry form.

The certificates may be issued in physical form or in book-entry form, as described in the prospectus supplement.

The trust may be permitted to issue additional notes (variable pay term notes or variable pay revolving notes) on dates specified in the prospectus supplement and use the proceeds to repay certain Classes of notes prior to their final scheduled payment date.

Optional Redemption

The servicer has the option to purchase the receivables of the trust on any payment date on which the aggregate principal balance of the receivables has declined to 10% or less from the balance of the receivables on the closing date. Upon such purchase, your securities will be prepaid in full.

The Receivables

Ford Credit regularly purchases retail installment that meet its credit underwriting standards from various motor vehicle dealers. On the date the securities are issued, Ford Credit will sell the contracts selected as the receivables to Ford Credit Auto Receivables Two LLC, the seller. The seller will then sell those receivables to the trust on the closing date pursuant to a sale and servicing agreement. The prospectus supplement will describe the receivables sold to the trust on the closing date and the conditions, if any, under which the seller will sell any additional receivables to the trust.

For a more detailed description of the receivables, including the criteria they must meet, you should read “The Receivables” in this prospectus.

The Trust Property

The primary assets of each trust will be a pool of retail installment sale contracts secured by new and used automobiles and light duty trucks. We refer to these contracts as the “receivables” and to the underlying vehicles as “financed vehicles.” We refer to the purchasers of the financed vehicles as the “obligors.”

In addition to the receivables, each trust will own assets related to the receivables, including:

•	collections on the receivables;

•	security interests in the financed vehicles;

•	proceeds from claims on related insurance policies; and

•	rights in the agreements and other property identified in the prospectus supplement.

For more information about the trust property, you can read “The Trusts — The Trust Property” in this prospectus and “The Trust” in the prospectus supplement.

Credit and Payment Enhancement

The trust may include features designed to provide protection from losses on assets of the trust to one or more classes of securities. These features are called “credit enhancement.” Credit enhancement may consist of one or more of the following:

•	“overcollateralization,” on the aggregate principal balance of the receivables in excess of the principal amount of securities issued;

•	subordination of one or more Classes of securities;

•	one or more reserve accounts;

•	“excess spread,” or interest earned on the receivables in excess of the amount required to be paid on the notes and certificates;

•	letters of credit or other credit facilities;

•	surety bonds;

•	guaranteed investment contracts or guaranteed rate agreements;

•	repurchase obligations; or

•	other agreements for third party payments or other support.

In addition, the trust may include features designed to ensure the timely payment of amounts owed to holders of the securities. These features are called “cash flow enhancement” or “payment enhancement.” Payment enhancement may include one or more of the following:

•	yield supplement arrangements;

•	liquidity facilities;

•	cash deposits; or

•	other agreements or arrangements for third party payments or other support.

The prospectus supplement will describe the credit or payment enhancement applicable to securities issued by the trust and any limitations and exclusions applicable to a Class of securities.

Servicing of the Receivables

Servicing and Compensation

Ford Credit will act as servicer for the receivables. The servicer is responsible for making collections on the receivables, administering defaults and delinquencies, maintaining custody of the receivables and otherwise servicing the receivables. The trust will pay the servicer a monthly servicing fee equal to a percentage of the outstanding principal balance of the receivables. The amount of the fee will be specified in the prospectus supplement. The servicer will also be entitled to retain as supplemental servicing compensation any late fees, prepayment charges, extension fees, other administrative fees or similar charges collected during each month. The servicer also will be entitled to receive investment earnings (net of investment losses and expenses) on funds deposited in the bank accounts of the trust.

For more information about the servicing of the receivables, you should read “Description of the Receivables Sale Agreements — Servicing” in this prospectus.

Servicer Advances Certain Late Payments

The servicer will be obligated to advance to the trust interest on any receivable that is due but unpaid by the obligor. The servicer will not be required to make any advance (other than the advance of an interest shortfall arising from a prepaid receivable) if it determines that it will not be able to recover the advance from the obligor. The trust will reimburse the servicer for advances from subsequent collections on the related receivables or, if a receivable is a “defaulted receivable” or the servicer determines that any recovery from payments made on such receivable is unlikely, from collections on all the receivables.

Repurchase/ Advances May Be Required For Modified Receivables

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to

•	repurchase the receivable; or

•	advance funds to the trust with respect to the receivable.

For a discussion of the servicer’s repurchase obligations, you should read “Description of the Receivables Sale Agreements — Servicing” in this prospectus.

Tax Status

Upon the issuance of securities by the trust

•	Special Tax Counsel to the trust is required to deliver an opinion that, for federal income tax purposes, the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation; and

•	The Ford Motor Company Office of General Counsel is required to deliver an opinion that the same characterizations would apply for Michigan income and single business tax purposes as for federal income tax purposes.

For more information, you can read “Tax Matters” in this prospectus and “Federal Income Tax Matters” and “State Tax Matters” in the prospectus supplement.

ERISA Considerations

Administrators of employee benefit plans should review the matters discussed under “ERISA Considerations” in this prospectus and in the prospectus supplement.

RISK FACTORS

       You should consider the following risk factors in deciding whether to purchase any of the securities.

The absence of a secondary market for the securities could limit your ability to resell the securities	The absence of a secondary market for the securities could limit your ability to resell them. This means that if in the future you want to sell any of your securities before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a market existed for the securities. The underwriters may assist in the resale of securities, but they are not required to do so. A secondary market for any securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

The assets of each trust are limited and are the only source of payment for the securities	No trust will have any significant assets or sources of funds other than the receivables it owns, related property and any credit enhancement specified in the prospectus supplement. Except as described in the prospectus supplement, the securities will not be insured or guaranteed by Ford Credit, the seller, the trustee, the indenture trustee, any of their affiliates or any other person or entity. If the credit enhancement or payment enhancement for any Class of securities is exhausted, those securities will be paid solely from current distributions on the receivables of such trust. In that event, payment on your securities may be delayed or reduced.

Ford Credit and the seller have limited obligations to the trust and will not make payments on your securities	None of the seller, Ford Credit or Ford Motor Company or any of their affiliates is obligated to make any payments on any of the securities or the receivables owned by the trust. However, each of Ford Credit and the seller makes representations and warranties regarding the characteristics of the receivables, and is required to repurchase any receivables that breaches a representation or warranty. In addition, the servicer is required to purchase a receivable if the servicer breaches certain of its servicing obligations, including extending the payment schedule of the receivable beyond the date specified in the prospectus supplement.

If Ford Credit, the seller or the servicer fail to purchase a receivable that breaches a representation or warranty, you may incur a loss or delay in payment on your securities.

Subordination may cause some classes of securities to bear additional credit risk	The rights of the holders of any Class of notes to receive payments of interest and principal may be subordinated to one or more other Classes of notes or to the rights of others such as swap counterparties. In addition, the rights of the holders of any Class of certificates to receive payments of interest and principal will be subordinated to one or more Classes of notes, to the rights of others such as swap counterparties and may be subordinated to one or more Classes of certificates.

If you hold subordinated Classes of securities you will bear more credit risk than holders of more senior Classes of securities, and you will incur losses, if any, prior to holders of more senior Classes of securities.

Subordination may take the following forms:

• interest payments may be made to the more senior Classes or payments may be made to other parties such as swap counterparties before interest payments on other Classes of securities;

• principal payments on the subordinated Classes might not begin until principal of the more senior Classes is repaid in full; and

• during an Event of Default principal and interest payments may be made on the more senior Classes and amounts may be payable to others such as swap counterparties before any interest or principal payments are made on other Classes of securities.

Classes of notes may be issued with different interest rates and final scheduled payment dates even though the notes may have the same rating. Interest payments on these Classes of notes may be pari passu but principal payments may be sequential. Classes of notes that have a later maturity date will be exposed to the risk of losses on the receivables after other Classes of notes with earlier maturity dates have received most or all of their principal payments, and after a disproportionate amount of credit enhancement may have been applied and not replenished.

The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective Classes of securities of any trust will be described in the prospectus supplement.

For more information about these credit risks, you should read “Description of the Notes” and “Description of the Certificates” in this prospectus and in the prospectus supplement.

You may suffer losses upon a liquidation of the receivables following an Event of Default. If the receivables of the trust are liquidated following an Event of Default, you may suffer losses if the trust sells the receivables for less than the total amount due on all the securities. Therefore, upon an Event of Default, there can be no assurance that sufficient funds will be available to repay your securities in full.

Failure to pay principal on securities prior to maturity or failure to pay interest on notes other than the Controlling Class will not constitute an Event of Default	Noteholders of any Class will not have any right to declare an Event of Default or to cause an acceleration of the notes if they have not received any principal payments before the maturity date of their notes or if they have not received any interest payments when due on their notes unless their Class is the Controlling Class.

For more information about Events of Default, you should read “Description of the Notes — The Indenture” in this prospectus and in the prospectus supplement.

Interests of other persons in the receivables or the financed vehicles could reduce funds available to pay your securities	Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by Ford Credit to the seller and the subsequent sale by the seller to the trust. Ford Credit’s accounting records and computer systems will also be marked to reflect a sale of the receivables to the trust. However, by obtaining physical possession of a receivable, another person could acquire an interest in that receivable that is superior to the trust’s interest because the servicer will not segregate or mark the receivables as belonging to the trust. If another person acquires an interest in a receivable that is superior to the trust’s interest in the receivable, the collections on that receivable will not be available to make payments on your securities.

Another person could acquire an interest in a vehicle financed by a receivable that is superior to the trust’s interest because the servicer will not amend the certificate of title or ownership to identify the trust as the new secured party. If another person acquires an interest in a vehicle that is superior to the trust’s interest in the vehicle, the proceeds from the sale of the vehicle will not be available to make payments on your securities to the extent of such interest.

The trust’s security interest in the receivables or the financed vehicles could be impaired for one or more of the following reasons:

• Ford Credit has failed to perfect its security interest in a receivable;

• Ford Credit has failed to perfect its security interest in a financed vehicle;

• the trust may not have a security interest in the financed vehicles in all states because the certificates of title to the financed vehicles will not be amended to reflect assignment to the trust;

• holders of some types of liens, such as tax liens or mechanics liens, may have priority over the trust’s security interest;

• the trust may lose its security interest in vehicles confiscated by the government; and

• the trust could lose its priority to a person who obtains physical possession of a receivable without knowledge of the assignment of the receivable to the trust.

Neither the seller nor the servicer will be required to repurchase a receivable if the security interest in the related vehicle or the receivable becomes impaired after the receivable is sold to the trust unless such impairment results from negligence of Ford Credit.

Delays in collecting payments could occur if Ford Credit ceases to be the servicer	If Ford Credit were to cease acting as servicer, the processing of payments on the receivables and information relating to collections could be delayed and payments to you also could be delayed. Ford Credit may be removed as servicer if it defaults on its servicing obligations as described in “Description of the Receivables Sale Agreements — Events of Servicing Termination” in this prospectus.

Bankruptcy of Ford Credit could result in delays in payment or losses on your securities	If Ford Credit becomes subject to bankruptcy proceedings, you could experience losses or delays in payments on your securities. Ford Credit will sell the receivables to the seller, and the seller will in turn transfer the receivables to the trust. However, if Ford Credit becomes subject to a bankruptcy proceeding, a court in the bankruptcy proceeding could conclude that Ford Credit effectively still owns the receivables by concluding that the sale to the seller was not a “true sale” or that the seller should be consolidated with Ford Credit for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on your securities due to, among other things:

• the “automatic stay” provision of the U.S. Bankruptcy Code that prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and other provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

• certain tax or government liens on Ford Credit’s property that arose prior to the transfer of the receivables to the trust having a claim on collections that is senior to payments on your securities; and

• the trust not having a perfected security interest in (1) one or more of the vehicles securing the receivables or (2) any cash collections held by Ford Credit at the time that Ford Credit becomes the subject of a bankruptcy proceeding.

The seller will take steps in structuring the transactions to minimize the risk that a court would consolidate the seller with Ford Credit for bankruptcy purposes or conclude that the sale of the receivables to the seller was not a “true sale.”

Receivables that fail to comply with consumer protection laws may be unenforceable resulting in losses on your securities	Many federal and state consumer protection laws regulate consumer contracts including the receivables. If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the receivables. If that happens, you could experience losses or delays in payments on your securities. Each of Ford Credit and the seller will make representations and warranties relating to the receivables’ compliance with law and the enforceability of the contracts. If Ford Credit or the seller breaches any of these representations or warranties and it does not cure the breach, the trust’s sole remedy will be to require Ford Credit or the seller to repurchase the affected receivables.

For more information about consumer protection laws, you should read “Some Important Legal Issues Relating to the Receivables — Consumer Protection Laws” in this prospectus.

Risks associated with interest rate swaps	If the trust issues floating rate securities, it will enter into an interest rate swap because the receivables owned by the trust bear interest at fixed rates while the floating rate securities will bear interest at a floating rate.

If the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the trust, the trust will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the securities without using amounts that would otherwise be paid as principal. In addition, the obligations of the swap counterparty under the interest rate swap are unsecured. If the swap counterparty fails to pay the net amount due, you may experience delays and/or reductions in the interest and principal payments on your securities.

If the floating rate payable by the swap counterparty is less than the fixed rate payable by the trust, the trust will be obligated to make payments to the swap counterparty. The swap counterparty will have a claim on the assets of the trust for the net amount due to the swap counterparty under the interest rate swap. The swap counterparty’s claim for payments other than termination payments will be higher in priority than payments on your securities, and its claim for termination payments will be pari passu with interest on the Class A Notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in the interest and principal payments on your securities.

An interest rate swap generally may not be terminated except upon failure of either party to make payments when due, insolvency of either party, illegality, an occurrence of an Event of Default that results in acceleration of the notes and liquidation of the pool of receivables, the making of an amendment to the Receivables Sale Agreements or to the indenture that adversely affects the swap counterparty without its consent, or the failure of the swap counterparty to post collateral, assign the interest rate swap to an eligible substitute counterparty or take other remedial action if the swap counterparty’s credit ratings drop below the levels required by each of the Rating Agencies sufficient, in each case, to maintain the then-current ratings of the securities. Upon termination of an interest rate swap, a termination payment may be due to the trust or due to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial. To the extent not paid by a replacement swap counterparty, any swap termination payments payable by the trust would be paid from available funds pro rata with payments of interest on the Class A Notes.

If the swap counterparty fails to make a termination payment owed to the trust, the trust may not be able to enter into a replacement interest rate swap and to the extent the interest rate on the floating rate securities exceeds the fixed rate the trust would have been required to pay the swap counterparty under the interest rate swap, the amount available to pay principal of and interest on your securities will be reduced.

If the interest rate swap is terminated and no replacement interest rate swap is entered into, you may experience delays and/or reductions in the interest and principal payments on your securities.

Changes in the rating of a counterparty may affect the ratings of the securities	If the trust enters into any interest rate cap or swap agreement, any guaranteed rate agreement or any yield supplement agreement, the rating agencies that rate the trust’s securities will consider the provisions of the agreements and the rating of the counterparty in rating the securities. If a rating agency downgrades the rating of the counterparty it is also likely to downgrade the ratings of the securities unless other arrangements satisfactory to the rating agency are instituted. Any downgrade in the rating of the securities could have severe adverse consequences on the liquidity or market value of the securities.

You may have to reinvest your principal at a lower rate of return because of prepayments on the securities	If your securities are prepaid, you may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your securities.

Potential prepayment of securities due to prepayment of receivables. An obligor may prepay a receivable in whole or in part. The prospectus supplement will specify whether partial prepayments are remitted to the trust or treated as payaheads. Prepayments also may occur as a result of:

• liquidations due to default;

• receipts of proceeds from claims on physical damage, credit life or other insurance policies, if any, covering the financed vehicle or the obligors; and

• repurchases for other administrative reasons.

A variety of economic, social and other factors will influence the rate of prepayments on the receivables, including the structure of the retail installment sale contract and the fact that the vehicle securing a receivable may not be sold without the consent of the servicer. Faster than expected prepayments on the receivables will require the trust to make payments on your securities earlier than expected.

You may suffer losses on your securities because the servicer may hold collections and commingle them with its own funds	Ford Credit as servicer will be required to remit collections it receives from obligors on the receivables to each trust within two business days of receipt, or if Ford Credit’s short term debt ratings satisfy the rating requirements specified in the prospectus supplement or makes arrangements satisfactory to each of the Rating Agencies, the business day preceding the related Payment Date (or, with the prior consent of the Rating Agencies, on the related Payment Date). If an Event of Servicing Termination occurs, Ford Credit will be required to remit collections within two business days of receipt. Prior to remittance, the servicer may invest collections at its own risk and for its own benefit and may commingle collections with its own funds. If the servicer is unable to pay these amounts to the trust on or before the payment date, you might incur a loss on your securities.

For more information about the servicer’s obligations regarding payments on the receivables, you should read “Description of the Receivables Sale Agreements — Servicing” in this prospectus.

The Controlling Class controls removal of the servicer upon a default on its servicing obligations	The indenture trustee or a majority of the Note Balance of the Controlling Class (or, if no notes are outstanding, the owner trustee or a majority of the Certificate Balance of the Controlling Certificate Class) can remove the servicer if the servicer or the seller —

• does not deliver to the trustee the available funds for application to a required payment within the allowed grace period after notice or discovery of the nonpayment;

• defaults on an obligation that materially and adversely affects the trust that is not corrected within the allowed grace period after notice of such default is given to the servicer or the seller, as applicable; or

• becomes the subject of certain insolvency proceedings.

A majority of the Note Balance of the Controlling Class (or, if no notes are outstanding, a majority of the Certificate Balance of the Controlling Certificate Class) may also waive a default by the servicer. The holders of any subordinate Class of securities do not have any rights to participate in such determinations for so long as any of the more senior Classes are outstanding, and may be adversely affected by determinations made by the more senior Classes. See “Description of the Receivables Sale Agreements — Events of Servicing Termination.”

If book-entry registration is used, you may be able to exercise your rights as a securityholder only through the clearing agency	If the prospectus supplement specifies that securityholders of the trust will hold their interests through a clearing agency or one of its participating organizations, the securities you own will be registered in the name of a nominee of the clearing agency and physical certificates will not be issued to you directly. As such you will not be recognized directly by the trustee of the trust or the indenture trustee and must exercise all of your rights and receive your payments through the clearing agency or the participating organization, unless physical certificates are issued. Physical certificates will only be issued in the limited circumstances described in “Certain Information Regarding the Securities — Book-Entry Registration.” The clearing agency in the U.S. is expected to be DTC and in Europe is expected to be either Clearstream Luxembourg and/or Euroclear.

The ratings of the securities are limited in scope and may not be maintained	The securities for each trust will be issued only if they receive the ratings specified in the prospectus supplement. A security rating is not a recommendation to buy, sell or hold the securities and does not address the market price of the security or its suitability for any investor. The rating addresses the likelihood that the trust will pay interest and principal on the securities in accordance with their terms. Ratings on the securities do not address the timing of distributions of principal on the securities prior to their final scheduled payment date. A rating agency may revise or withdraw its rating at any time. If a rating agency changes its rating or withdraws its rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

THE TRUSTS

       The seller will establish a separate trust as either a Delaware business trust or a common law trust. Each trust will be established for the sole purpose of (i) acquiring and holding the Initial Receivables and any Subsequent Receivables and the related assets, (ii) issuing each Class of securities, (iii) making payments on the securities and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish any of the foregoing purposes.

The Trust Property

       On each Closing Date, the seller will sell and transfer to the trust the Initial Receivables in an amount specified in the prospectus supplement. To the extent provided in the prospectus supplement, the seller will convey any Subsequent Receivables to the trust during the Funding Period and any Additional Receivables during the Revolving Period as specified in the prospectus supplement. During a Funding Period, the trust may acquire Subsequent Receivables with amounts on deposit in a pre-funding account. Up to 100% of the net proceeds from the sale of the securities issued by a trust may be deposited into a pre-funding account to later acquire Subsequent Receivables. During a Revolving Period, the trust may acquire Additional Receivables with amounts otherwise available to pay principal of the securities. Any Subsequent Receivables or Additional Receivables will also be assets of the trust and will be subject to the prior rights of the indenture trustee and the noteholders, if any, therein.

       Certain information concerning Ford Credit’s experience with respect to its portfolio of U.S. retail installment sale contracts secured by new and used automobiles and light trucks (including previously sold contracts that Ford Credit continues to service) will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any pool of receivables will be comparable to Ford Credit’s prior experience or to the information in the prospectus supplement.

       The property of each trust also will include:

•	in the case of Actuarial Receivables, all payments due thereunder on or after the applicable Cutoff Date;

•	in the case of Simple Interest Receivables, all payments due or received thereunder on or after the applicable Cutoff Date;

•	monies received prior to the applicable Cutoff Date on any receivable that are due on or after the applicable Cutoff Date and were not used to reduce the principal balance of the receivable;

•	security interests in the vehicles financed by the receivables and in any other property securing a receivable;

•	the rights to proceeds from claims on physical damage, credit life, credit disability or other insurance policies, if any, covering the financed vehicles or the obligors;

•	the seller’s rights to certain documents and instruments relating to the receivables;

•	such amounts as from time to time may be held in one or more bank accounts maintained under the sale and servicing agreement;

•	rights under the Receivables Sale Agreements;

•	rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables;

•	security interests in any other property securing each receivable;

•	rights under interest rate protection agreements, if any;

•	rights to any credit enhancements and any other rights specified in the prospectus supplement; and

•	any and all proceeds of the above items.

       The rights and benefits with respect to the property of the trust will be assigned by the seller and the trustee to the indenture trustee for the benefit of the noteholders.

       Assets relating to credit or payment enhancement may be part of the property of the trust. If and to the extent specified in the prospectus supplement, one or more of the following may be a part of the property of the trust:

•	a yield supplement account (including any rights under the yield supplement agreement);

•	a reserve account; or

•	another form of credit or payment enhancement.

Administration Agreement

       Ford Credit will be the administrator of each trust and will agree to provide the notices and certain reports and to perform other administrative obligations required by the indenture. The administrator will be entitled to a periodic administration fee paid by the seller as compensation for the performance of the administrator’s obligations and as reimbursement for its expenses related to its administrative duties. The trust, the trustee and the indenture trustee will enter into an administration agreement with Ford Credit setting forth the terms of the administration obligations to be performed.

The Trustee

       The trustee for each trust will be specified in the prospectus supplement. The trustee’s liability in connection with the issuance and sale of the securities is limited solely to the express obligations of the trustee set forth in the trust agreement. The trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor trustee. The administrator of each trust may also remove the trustee if:

•	the trustee ceases to be eligible to continue as trustee under the trust agreement; or

•	the trustee becomes insolvent.

       In either of these circumstances, the administrator must appoint a successor trustee. If the trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

       The principal offices of each trust and its trustee will be specified in the prospectus supplement.

The Servicer

       The servicer will be Ford Credit. Under a sale and servicing agreement with the trust, Ford Credit will service and administer the receivables held by each trust, and, as custodian on behalf of the trust, will maintain possession as the trustee’s agent of the retail installment sale contracts and any other documents relating to such receivables. See “Description of the Receivables Sale Agreements — Servicing.”

FORD CREDIT

       Ford Credit was incorporated in Delaware in 1959 and is a wholly owned subsidiary of Ford Motor Company. Ford Credit is the world’s largest automotive finance company based on the dollar value of the portfolio of finance receivables it owns and manages. Ford Credit provides vehicle and dealer financing in 36 countries to more than 11 million customers and more than 12,500 automotive dealers.

       Ford Credit provides financial services to and through dealers of Ford, Lincoln and Mercury brand vehicles and their affiliated dealers. Ford Credit’s PRIMUS division offers financial services to and through dealers of Jaguar, Land Rover, Aston Martin and Mazda brand vehicles and non-Ford dealers. The receivables sold to the trust will include retail installment sale contracts purchased from dealers by Ford Credit and by PRIMUS. Prior to August 1999, PRIMUS conducted its business as a wholly owned subsidiary of Ford Credit.

       Ford Credit’s Volvo finance subsidiaries provide financing to and through Volvo dealers. Ford Credit’s Fairlane and Triad subsidiaries offer non-prime financing through dealers, mainly for used vehicles. Ford Credit also offers financial services to vehicle leasing companies and fleet purchasers.

       Ford Credit’s primary financial services fall into three categories:

•	Retail financing — purchasing retail installment sale contracts and retail leases from dealers.

•	Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing.

•	Other financing — making loans to dealers for working capital, improvements to dealership facilities, and acquisition of real estate.

       Ford Credit also services the finance receivables it originates and purchases (including through PRIMUS), makes loans to Ford Motor Company affiliates, finances receivables of Ford Motor Company and its subsidiaries and provides insurance services related to its financing programs. Ford Credit earns its revenue primarily from retail installment sale contracts and leases and interest supplement and other support payments Ford Credit receives from Ford Motor Company on special-rate retail financing programs.

THE RECEIVABLES

Property of the Trusts

     Origination. The property of each trust will consist of a pool of retail installment sale contracts secured by new and used automobiles and light trucks and related assets including:

•	collections on the receivables,

•	security interests in the financed vehicles, and

•	proceeds from claims on physical damage, credit life, credit disability or other insurance policies, if any, covering the financed vehicles or obligors.

       The receivables have been or will be purchased directly by Ford Credit or by Ford Credit’s PRIMUS division from vehicle dealers in the ordinary course of business. A dealer is paid a purchase price for each receivable generally equal to the total contract balance less the finance charge. A portion of the finance charge usually is paid or credited to the dealer.

       Generally, no more than 100% of the negotiated purchase price of a vehicle, less vehicle trade-ins or down payment plus related amounts such as taxes, insurance, etc., is financed. The amount financed generally is less than or equal to the manufacturer’s suggested retail price (the “MSRP”) of a new vehicle or published prices for used vehicles. New vehicles are typically purchased at a discount from MSRP.

       Underwriting. Ford Credit and PRIMUS utilize substantially identical underwriting standards and credit evaluation criteria that emphasize the obligor’s ability to pay and creditworthiness, as well as the asset value of the vehicle being produced. Each applicant for a retail installment sale contract completes a credit application with the dealer. Each application is screened for acceptability and a credit investigation is conducted to determine the creditworthiness of the applicant. The credit investigation is conducted through the use of a credit bureau review of each application together with an internal review and verification process. Statistically-based retail credit risk rating guidelines are used to determine the creditworthiness of applicants.

       These guidelines are used as internal measuring devices to indicate the degree of risk associated with offered contracts and are not the sole method used to decide whether to purchase a retail installment sale contract from a dealer. The final decision to purchase a contract also reflects other factors such as the relationship with the dealer and the judgment of the credit analyst. Within each automotive dealer finance branch, purchase approval authority guidelines are established based upon the amount financed, the percent of the total purchase price advanced and credit scores. The retail rate pricing strategy is based on a principle of offering the dealer or seller a minimum rate that reflects the level of risk associated with the customer’s credit evaluation. The dealer establishes the retail finance rate and contract term with the obligor. Each obligor is required to obtain or agree to obtain physical damage insurance on the financed vehicle.

       Once an offered contract has been approved, the dealer submits the contract and the credit application to be checked by Ford Credit or PRIMUS for accuracy and regulatory compliance. The dealer is required to perfect the security interest of either Ford Credit or PRIMUS, as applicable, in the vehicles.

       Subvention. Subvention programs are marketing tools used by automobile manufacturers under which the manufacturer will offer a reduced financing rate to retail customers as an incentive to purchase an automobile. Subvention programs, if any, require the respective automobile manufacturer to pay an amount to compensate Ford Credit or PRIMUS for offering the incentive interest rate financing. The subvention compensation payments will not be property of the trust or otherwise available to the trust.

       Servicing and Collections. Ford Credit and PRIMUS separately service their respective accounts, but utilize common servicing practices and procedures. As of December 31, 2001, Ford Credit services over 2.265 million retail contracts from seven regional service centers in the U.S. As of December 31, 2001, PRIMUS services over 0.447 million retail contracts in the United States from its service center in Franklin, Tennessee. Servicing personnel do not know if a receivable they are servicing has been sold to a third party.

       Obligors are instructed to send their monthly payments to one of several lock-box centers. Most of the receivables are paid without any additional servicing. Collection accounts are rated by behavior evaluation and collection assignments are initiated after specified periods of delinquency. These assignments are placed in high, medium and low categories respectively for collection follow-up.

       A customer collection representative will attempt to contact a delinquent obligor to determine the reason for the delinquency and identify the obligor’s plans to resolve the delinquency. If the obligor cannot make the past due payments, rewrites and extensions are the primary options used to adjust a delinquent contract. A rewrite is a refinancing of the obligor’s outstanding balance by Ford Credit or PRIMUS with a different contract term, while an extension defers remaining payments for one or more months. A fee or additional interest is usually collected on rewrites and extensions to cover the costs associated with the revised terms. Periodic management reports (delinquencies, extensions, rewrites, etc.) and operating audits are the primary methods used by Ford Credit and PRIMUS to maintain control over the use of collection actions.

       Repossession and Write-offs. Reasonable efforts will be made to collect on delinquent contracts and to keep obligors’ contracts current. Repossession is considered as a final step when:

•	the obligor has demonstrated the inability to pay or the intention not to pay;

•	the security interest in the vehicle is impaired; and/or

•	the customer has not complied with specific contract provisions.

       Upon repossession or voluntary surrender of a vehicle, a condition report is prepared. A repossessed vehicle is sold at an auction and the proceeds are applied to the outstanding balance of the receivable. Ford’s Vehicle Remarketing Department manages the disposal of repossessed vehicles and seeks to obtain the highest net price for the vehicle, comprised of gross auction proceeds less auction fees and costs for reconditioning and transportation to auction.

       All collection activities for contracts that have been written off by Ford Credit and PRIMUS are consolidated and performed by Ford Credit at its collection operations in Mesa, Arizona. These collection efforts have recovered over the life of the portfolio an average of 12% of the remaining balances (after application of repossession proceeds). Collection activities are continued until a contract is paid or settled in full, legally uncollectible due to bankruptcy of the obligor, the death of the obligor without a collectible estate or the expiration of the statute of limitations.

       Criteria for Selecting the Receivables. The receivables to be held by the trust will be selected from Ford Credit’s portfolio for inclusion in a pool of receivables by several criteria. The selection criteria require that each receivable:

•	is secured by a new or used vehicle;

•	was originated in the U.S.;

•	provides for monthly payments (except for the last payment, which may be minimally different from the level payments or which, in the case of Final Payment Receivables, may be a larger final scheduled payment) that fully amortize the amount financed over its original term to maturity, unless otherwise specified in the prospectus supplement;

•	is an Actuarial Receivable or a Simple Interest Receivable (either of which may be a Final Payment Receivable); and

•	satisfies the other criteria, if any, set forth in the prospectus supplement.

       No selection procedures that the seller believes to be adverse to the securityholders of the trust will be used in selecting the receivables. All terms of the retail installment sale contracts constituting the receivables that are material to investors are described in this prospectus and in the prospectus supplement.

       Simple Interest Receivables. If an obligor on a Simple Interest Receivable pays a fixed monthly installment before its scheduled due date —

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

       Conversely, if an obligor pays a fixed monthly installment after its scheduled due date —

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

       In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a Simple Interest Receivable is prepaid, the obligor is required to pay interest only to the date of prepayment. The servicer, however, is required to make a non-reimbursable advance to the trust of interest that would have accrued to the next scheduled due date of the receivable.

       Actuarial Receivables. Because interest and principal are not computed separately on Actuarial Receivables, obligors under Actuarial Receivables will be entitled to rebates of unearned finance charges if they prepay or if their obligations are accelerated. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, Actuarial Receivables require that any rebate be calculated on the basis of a constant interest rate.

       Final Payment Receivables. If so provided in the prospectus supplement, only the principal and interest payments due on Final Payment Receivables prior to the final scheduled payment and not the final scheduled payment will be included in the trust. The final scheduled payment will be retained by the seller. However, the seller may also transfer the final scheduled payments with respect to the related Final Payment Receivables to the trust and cause that trust to issue certificates representing interests in such final scheduled payments or indebtedness secured by such final scheduled payments. The seller may either sell or retain such certificates of indebtedness.

       Low and Zero APR Receivables. If so provided in the prospectus supplement, the receivables held by the trust may include subsequent receivables with low or zero APRs. Any amount paid by an automobile manufacturer to Ford Credit or PRIMUS to compensate them for such incentive factors will not be property of the trust or otherwise available to the trust.

We Will Provide More Specific Information About the Receivables in the Prospectus Supplement

       We will provide information about each pool of Receivables in the prospectus supplement, including, to the extent appropriate:

•	the portion of such pool of Receivables originated by Ford Credit and by PRIMUS;

•	the portion of such pool of Receivables consisting of Actuarial Receivables and of Simple Interest Receivables;

•	the portion of such pool of Receivables secured by new vehicles and by used vehicles;

•	the aggregate principal balance of all of the receivables;

•	the average principal balance of the receivables and the range of principal balances;

•	the number of receivables;

•	the average original amount financed and the range of original amount financed;

•	the weighted average APR and the range of APRs;

•	the weighted average original term and the range of original terms;

•	the weighted average remaining term and the range of remaining terms;

•	the scheduled weighted average life; and

•	the distribution by APR and by the states of origination.

       If the trust is permitted to acquire Subsequent Receivables during a Funding Period we will provide information in the prospectus supplement with respect to the required criteria for such Subsequent Receivables or Additional Receivables (individually and in the aggregate as of each additional Cutoff Date).

THE SELLER

Description of the Seller

       The seller was organized as a Delaware limited liability company in January 2001. The seller was organized for the limited purposes of purchasing receivables from Ford Credit and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the seller are located at One American Road, Dearborn, Michigan 48126. The telephone number of such offices is (313) 322-3000.

Bankruptcy Considerations

       Ford Credit and the seller have taken and will take steps in structuring the transactions contemplated in this prospectus and in the prospectus supplement that are intended to ensure that each sale of receivables by Ford Credit to the seller under a purchase agreement constitutes a “true sale” of such receivables to the seller. If the sale constitutes a “true sale,” the receivables and the proceeds thereof would not be part of Ford Credit’s bankruptcy estate under the Insolvency Laws if Ford Credit becomes the subject of a bankruptcy case subsequent to the sale of the receivables to the seller. However, these can be no assurance that a court would not conclude that the receivables and the proceeds thereof should be part of the bankruptcy estate of Ford Credit.

       In addition, Ford Credit and the seller have taken and will take steps in structuring the transactions contemplated in this prospectus and in the prospectus supplement that are intended to ensure that the voluntary or involuntary application for relief by Ford Credit under any Insolvency Law will not result in consolidation of the assets and liabilities of the seller with those of Ford Credit. These steps include the creation of the seller as a separate, limited-purpose limited liability company under a limited liability company agreement containing among others, the following limitations:

•	restrictions on the nature of the seller’s business;

•	prohibition on the commingling of the seller’s assets with Ford Credit or any affiliate of the seller or Ford Credit; and

•	restrictions on the seller’s ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous consent of the Managers, including two managers who qualify under the limited liability company agreement as “Independent Managers”.

       On the Closing Date for each issuance of securities, Ford Credit and the seller will obtain a reasoned opinion of counsel to the effect that, subject to certain facts, assumptions and qualifications, if Ford Credit were to become the subject of a voluntary or involuntary case under the federal bankruptcy laws subsequent to the transfer of receivables collateralizing such securities to the seller, (1) the transfer of such receivables by Ford Credit to the seller under the purchase agreement would be characterized as a “true sale” of the receivables and the receivables and the proceeds thereof would not be part of Ford Credit’s bankruptcy estate and

(2) it would not be a proper exercise by a court of its equitable discretion to disregard the separate existence of the seller and to require the consolidation of the assets and liabilities of the seller with the assets and liabilities of Ford Credit.

       However, there can be no assurance that a court would not conclude that the assets and liabilities of the seller should be consolidated with those of Ford Credit in a proceeding in which Ford Credit were the subject under any Insolvency Law. If a court were to conclude that the sale of the receivables to the seller was not a “true sale” or that the assets and liabilities of the seller should be consolidated with Ford Credit, or if a filing were made under any Insolvency Law by or against the seller, or if an attempt were made to litigate any of the foregoing issues, distributions on your securities could be delayed or reduced.

USE OF PROCEEDS

       The net proceeds from the sale of the securities of a given trust will be applied by the seller —

•	to the purchase of the receivables from Ford Credit;

•	to make the initial deposit into any pre-funding account;

•	to make the initial deposit into any reserve account; and

•	for any other purposes specified in the prospectus supplement.

       The net proceeds of any securities issued by the trust after its Closing Date will be applied as set forth in the prospectus supplement.

MATURITY AND PREPAYMENT CONSIDERATIONS

       The weighted average life of the securities of the trust will generally be influenced by the rate at which the principal balances of the receivables are paid, which payment may be in the form of scheduled amortization or prepayments. “Prepayments” for these purposes include the following circumstances:

•	Prepayments in full. All of the receivables are prepayable at any time by the obligor without penalty.

•	Repurchases of the receivables by the seller. The seller may be required to repurchase a receivable from the trust if certain breaches of representations and warranties occur.

•	Repurchases of the receivables by the servicer. The servicer may be obligated to purchase a receivable from the trust if certain breaches of covenants occur or if the servicer modifies the terms of a receivable or extends the final due date of a receivable beyond the date specified in the prospectus supplement.

•	Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

•	Liquidations of the receivables due to default.

•	Receipts of proceeds from claims on physical damage, credit life or other insurance policies, if any, covering the financed vehicle or the obligors.

•	Receivables repurchased by the seller or the servicer for administrative reasons.

       In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on your securities on each Payment Date, because such amount will depend, in part, on the amount of principal payments collected on the pool of receivables during the applicable Collection Period. If specified in the prospectus supplement, the weighted average life of your Class of securities may depend upon the issuance of another Class of securities, the proceeds of which would be applied to pay your securities.

       If specified in the prospectus supplement, early termination of a Funding Period may result in payment of principal on your securities earlier than expected. Any reinvestment risk resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by you. If your securities are prepaid faster than expected, you may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your securities. The prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the pool of receivables and the securities of the trust.

DESCRIPTION OF THE NOTES

       The following summary describes certain terms of the indenture between the trust and the indenture trustee specified in the prospectus supplement pursuant to which the trust will issue one or more Classes of notes. A form of the indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. This summary is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the notes and the indenture.

Principal and Interest on the Notes

       Each Class of notes will have a stated principal or notional amount and may bear interest at the Note Interest Rate. The timing and priority of payment, seniority, allocations of losses, Note Interest Rate and amount of or method of determining payments of principal and interest on each Class of notes of a given trust will be described in the prospectus supplement. The right of holders of any Class of notes to receive payments of principal and/or interest may be senior or subordinate to the rights of holders of any other Class or Classes of notes of such trust, as described in the prospectus supplement. Payments of interest on the notes of such trust may be made prior to payments of principal thereon. The dates for payments of interest and principal on the notes of such trust may be different from the Payment Dates for the certificates of such trust. To the extent provided in the prospectus supplement, the trust may include one or more Classes of notes designated as planned amortization Classes, targeted amortization Classes, companion Classes, Variable Pay Term Notes or Variable Pay Revolving Notes, each as described in the prospectus supplement.

       Strip Notes and Residual Cash Flow Notes. To the extent provided in the prospectus supplement, the trust may include one or more Classes of notes that are —

•	Strip Notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments; or

•	Residual Cash Flow Notes entitled to all or a portion of any remaining payments of principal and interest on the receivables after making all other distributions on each Payment Date.

       Note Interest Rates. Each Class of notes may have a different Note Interest Rate, which may be a fixed, variable or adjustable rate. For certain Classes of Strip Notes, the Note Interest Rate may be zero. The prospectus supplement will specify the Note Interest Rate for each Class of notes of a given trust or the method for determining such Note Interest Rate.

       Prepayment of Notes. One or more Classes of notes of the trust may be redeemable in whole or in part under the circumstances specified in the prospectus supplement, including at the end of any Funding Period from any amounts remaining in the pre-funding account or as a result of the servicer’s exercising its option to purchase the pool of receivables. In the event of a redemption at the end of any Funding Period, the noteholders may be entitled to receive a redemption premium from the trust, in the amount and to the extent provided in the prospectus supplement.

       Fixed Principal Payments. To the extent specified in any prospectus supplement, one or more Classes of notes of a given trust may have fixed principal payment schedules; noteholders of such notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such notes, in the manner and to the extent set forth in the prospectus supplement.

       Targeted Scheduled Payment Dates. To the extent specified in any prospectus supplement, one or more Classes of notes of a given trust may have targeted scheduled payment dates on which such notes will be paid in full to the extent the trust is able to issue a Variable Pay Term Note or to receive advances under Variable Pay Revolving Notes in sufficient principal amount. The proceeds of issuance of such Variable Pay Term Note, which may be issued publicly or privately or the advances obtained from any Variable Pay Revolving Notes, will be applied to pay the specified Class of notes, in the manner set forth in the prospectus supplement and such Variable Pay Term Note or Variable Pay Revolving Notes will receive principal payments in the amounts and with the priority specified in the prospectus supplement.

       Priority. If so specified in the prospectus supplement, payments of interest to all noteholders of a particular Class or to one or more other Classes will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the prospectus supplement, in which case each noteholder of a particular Class will receive its ratable share (based upon the aggregate amount of interest due to such Class of noteholders) of the aggregate amount available to be distributed in respect of interest on the notes of such trust. See “Description of the Receivables Sale Agreements — Distributions” and “— Credit and Payment Enhancement.”

       If the trust issues two or more Classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class will be set forth in the prospectus supplement. Payments in respect of principal and interest of any Class of notes will be made on a pro rata basis among all the noteholders of such Class.

The Indenture

       Events of Default. With respect to the notes issued by the trust, “Events of Default” under the indenture will consist of:

•	a default for five days or more in the payment of any interest on notes of the Controlling Class;

•	a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

•	a default in the observance or performance of any material covenant or agreement of the trust made in the indenture other than those dealt with specifically elsewhere in the indenture as an Event of Default and the continuation of any such default for a period of 60 days after notice thereof is given to the trust by the indenture trustee or to the trust and such indenture trustee by the holders of at least 25% of the Note Balance of the Controlling Class;

•	any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and such indenture trustee by the holders of at least 25% of the Note Balance of the Controlling Class;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property as specified in the indenture; or

•	such other events, if any, set forth in the prospectus supplement.

       The amount of principal required to be paid to noteholders of such trust under the indenture, however, generally will be limited to amounts available to be deposited in the note payment account. Therefore, the failure to pay principal on a Class of notes generally will not result in the occurrence of an Event of Default under the indenture until the final scheduled Payment Date for such Class of notes.

       Rights upon Event of Default. If an Event of Default occurs and is continuing with respect to the notes of the trust, the indenture trustee or holders of a majority of the Note Balance of the Controlling Class may declare the principal of such notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority of the Note Balance of the Controlling Class then outstanding if:

(1) the issuer has paid or deposited with the indenture trustee enough money to pay:

•	all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred; and

•	all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

(2) all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

Any such rescission could be treated, for federal income tax purposes, as a constructive exchange of such notes by the noteholders for deemed new notes and gain or loss would be recognized.

       If an Event of Default has occurred with respect to the notes issued by any trust, the indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the receivables, subject to the limitations set forth below. Upon the occurrence of an Event of Default relating to the payment of principal of or a default for five days or more in the payment of interest of any note of such trust, in each case resulting in acceleration of the notes, the indenture trustee may sell the receivables without obtaining the consent of the securityholders or may elect to have the trust maintain possession of the receivables and apply collections as received. However, the indenture trustee is prohibited from selling the receivables following any other Event of Default, unless

•	the holders of 100% of the Note Balance of the Controlling Class issued by the trust consent to such sale (excluding notes held by the seller, the servicer or their affiliates),

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes of the trust at the date of the sale and any payments (including swap termination payments) that may be due to swap counterparties, or

•	the indenture trustee determines that the assets of the trust pledged to secure the securities would not be sufficient on an ongoing basis to make all payments on the notes of the trust and to the swap counterparties under the interest rate swap agreements, if any, as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the Note Balance of the Controlling Class of the trust (excluding notes held by the seller, the servicer or their affiliates).

       In addition, if the Event of Default relates to a default by the trust in observing or performing any material covenant or agreement (other than an Event of Default relating to nonpayment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture), the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding securities (excluding notes held by the seller, the servicer or their affiliates) consent to such sale or the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding securities of the trust as of the date of such sale and any payments (including swap termination payments) that may be due to swap counterparties.

       Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an Event of Default under the indenture occurs and is continuing with respect to notes of the trust, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of such notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the Note Balance of the Controlling Class of a given trust will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority of the Note Balance of the Controlling Class may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the trust. Any such waiver could be treated, for federal income tax purposes, as a constructive exchange of such notes by the noteholders for deemed new notes and gain or loss would be recognized.

       No holder of a note of any trust will have the right to institute any proceeding with respect to the indenture, unless

•	such holder previously has given to the indenture trustee written notice of a continuing Event of Default;

•	the holders of not less than 25% of the Note Balance of the Controlling Class of such trust have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

•	such holder or holders have offered the indenture trustee reasonable indemnity acceptable to it;

•	the indenture trustee has for 60 days after such notice, request and offer of indemnity failed to institute such proceeding; and

•	no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority of the Note Balance of the Controlling Class.

       Each indenture trustee and the noteholders, by accepting the notes, will agree that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

       With respect to any trust, neither the indenture trustee nor the trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

       The trusts will be subject to restrictive covenants under the indenture. The trust will be subject to the following covenants, among others, as provided in the indenture.

•	The trust may not:

—	merge or consolidate with any other entity unless such consolidation or merger satisfies all requirements under the indenture,

—	except as expressly permitted by the Basic Documents, sell, transfer, exchange or otherwise dispose of any assets of the trust,

—	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the trust (other than amounts withheld under the tax code) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the trust or its property,

—	dissolve or liquidate in whole or in part,

—	permit the lien of the indenture to be subordinated or otherwise impaired,

—	permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under the indenture except as may be expressly permitted thereby, or

—	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except as may be created by the terms of the indenture and except for liens on financed vehicles created by obligors.

       The trust may not engage in any activity other than as specified under the section of the prospectus supplement titled “The Trust.” The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes and indenture, the certificates and as a result of any Advances made to it by the servicer or otherwise in accordance with the Basic Documents.

       List of Noteholders. With respect to the notes of any trust, three or more holders of the notes of any trust or one or more holders of such notes evidencing not less than 25% of the Note Balance of the Controlling Class may request access, accompanied by a copy of the communication that the applicant proposes to send, to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders about their rights under the indenture or under such notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the trust.

       Annual Compliance Statement. Each trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture as required by certain federal securities law.

       Indenture Trustee’s Annual Report. If there has been a change within the previous twelve months relating to the indenture trustee’s eligibility and qualification to continue as indenture trustee for the trust under the indenture, any amounts advanced by the indenture trustee under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported, the indenture trustee for each trust will be required to mail to all noteholders a brief report.

       Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all such notes.

       Modification of Indenture. Any trust, together with the indenture trustee, may, without the consent of the noteholders of the trust but with prior notice to the Rating Agencies, execute a supplemental indenture for the purpose of:

•	further protecting the indenture trustee’s interest in the property subject to the lien of the indenture;

•	evidencing any successor to the trust and the assumption of the obligations of the trust by such successor;

•	adding to the covenants of the trust made for the benefit of the noteholders;

•	surrendering any right or power conferred to the trust under the indenture;

•	conveying or pledging any property to the indenture trustee;

•	curing any ambiguity, correcting or supplementing any provision of the indenture or making the terms of the indenture consistent, so long as such action does not materially adversely affect the noteholders;

•	evidencing a successor indenture trustee or changing any provision necessary to facilitate administration of the trust; and

•	qualifying the indenture under any federal statute.

       Any trust and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of such trust but with prior notice to the Rating Agencies, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of such noteholders (except with respect to the matters listed in the next paragraph which require the approval of the noteholders) provided that:

•	such action will not, as evidenced by an opinion of counsel, materially adversely affect the interest of any noteholder;

•	such action will not, as evidenced by an opinion of counsel, adversely affect the rights or obligations of any swap counterparty (unless the consent of the swap counterparty has been obtained);

•	such action will not, as confirmed by the Rating Agencies rating the notes of the trust, cause the then current rating assigned to any Class of such notes to be withdrawn or reduced; and

•	an opinion of counsel is delivered stating that certain adverse tax consequences will not result from such action.

       Any trust, together with the indenture trustee, may, with prior notice to the Rating Agencies and the consent of holders of a majority of the Note Balance of the Controlling Class, enter into an indenture or indenture supplement for the purpose of adding provisions to, or changing or modifying the rights of noteholders, provided that:

•	such actions will not, as confirmed by the Rating Agencies rating the notes of the trust, cause the then current rating assigned to any Class of notes to be withdrawn or reduced,

•	an opinion of counsel is delivered stating that certain adverse tax consequences will not result from such action; and

•	such action will not, as evidenced by an opinion of counsel, adversely affect the rights or obligations of any swap counterparty (unless the consent of the swap counterparty has been obtained).

       Notwithstanding the foregoing, however, without the consent of the holder of each such outstanding note affected thereby (in addition to the satisfaction of each of the conditions set forth in the preceding paragraph), no supplemental indenture will:

•	change the due date of any installment of principal of or interest on any such note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the application of the proceeds of a sale of the trust property to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any such note or any interest thereon is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

•	reduce the percentage of the Note Balance of the Controlling Class or of the notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults or events of default thereunder and their consequences as provided for in the indenture;

•	modify or alter the provisions of the indenture regarding the voting of notes held by the trust, any other obligor on such notes, the seller or an affiliate of any of them;

•	reduce the percentage of the Note Balance of the Controlling Class, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the receivables after an Event of Default if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding securities of the trust;

•	decrease the percentage of the Note Balance of the Controlling Class or of the notes, the consent of the holders of which is required to amend the sections of the indenture that specify the applicable percentage of aggregate principal amount of the notes of the trust necessary to amend such indenture or any of the other Basic Documents;

•	affect the calculation of the amount of interest or principal payable on any note on any Payment Date (including the calculation of any of the individual components of such calculation);

•	affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the indenture; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for such notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any such collateral or deprive the holder of any such note of the security afforded by the lien of the indenture.

The Indenture Trustee

       The indenture trustee for the notes for each trust will be specified in the prospectus supplement. The indenture trustee for any trust may resign at any time and the trust will be obligated to appoint a successor trustee for the trust. The trust will remove an indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. In such circumstances, the trust will be obligated to appoint a successor trustee for the notes of the trust. In addition, a majority of the Note Balance of the Controlling Class may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the trust does not become effective until acceptance of the appointment by the successor trustee for the trust.

DESCRIPTION OF THE CERTIFICATES

       The following summary describes certain terms of the trust agreement pursuant to which the trust will issue one or more Classes of certificates. A form of the trust agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. This summary is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the certificates and the trust agreement.

Distributions of Principal and Interest

       Each Class of certificates will have a stated Certificate Balance and may accrue interest on such Certificate Balance at the Certificate Rate. The timing and priority of distributions, seniority, allocations of losses, Certificate Rate and amount of or method of determining distributions with respect to principal and interest of each Class of certificates will be described in the prospectus supplement. Distributions of interest on such certificates will be made prior to distributions with respect to principal of such certificates on the Payment Date specified in the prospectus supplement.

       To the extent provided in the prospectus supplement, the trust may include one or more Classes of certificates that are Strip Certificates entitled to (1) distributions in respect of principal with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no distributions in respect of principal or Residual Cash Flow Certificates entitled to all or a portion of any remaining payments of principal and interest on the receivables after the trust has made all other distributions on each Payment Date.

       Certificate Rates. Each Class of certificates may have a different Certificate Rate, which may be a fixed, variable or adjustable Certificate Rate. The Certificate Rate for certain Classes of Strip Certificates may be zero. The prospectus supplement will specify the Certificate Rate for each Class of certificates of the trust or the method for determining such Certificate Rate. See “Certain Information Regarding the Securities — Fixed Rate Securities” and “— Floating Rate Securities.”

       Certificates are subordinated to notes. Distributions on the certificates of the trust are subordinated to payments on the notes of such trust and on any interest rate swap agreements, as more fully described in the prospectus supplement. Distributions of interest on and principal of any Class of certificates will be made on a pro rata basis among all the certificateholders of such Class. One Class of certificates may be subordinated to another Class of certificates to the extent provided in the prospectus supplement. One or more Classes of certificates of the trust may be prepaid in whole or in part under the circumstances specified in the prospectus supplement. If a prepayment is made the certificateholders may be entitled to receive a prepayment premium from the trust in the amount and to the extent provided in the prospectus supplement. See “Description of the Receivables Sale Agreements — Termination.”

List of Certificateholders

       With respect to the certificates of the trust, three or more holders of the certificates of such trust or one or more holders of certificates evidencing not less than 25% of the Certificate Balance of such certificates, by written consent, may obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the trust agreement or under the certificates.

CERTAIN INFORMATION REGARDING THE SECURITIES

Fixed Rate Securities

       Each Class of securities (other than certain Classes of Strip Notes or Strip Certificates) may be Fixed Rate Securities or Floating Rate Securities, as more fully described below and in the prospectus supplement. Each Class of Fixed Rate Securities will bear interest at the applicable per annum Note Interest Rate or Certificate Rate specified in the prospectus supplement. Interest on each Class of Fixed Rate Securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the prospectus supplement. See “Description of the Notes — Principal and Interest on the Notes” and “Description of the Certificates — Distributions of Principal and Interest.”

Floating Rate Securities

       Each Class of Floating Rate Securities will bear interest for each applicable Interest Reset Period at a rate determined by reference to the Base Rate, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the prospectus supplement.

       The prospectus supplement will designate one of the following Base Rates to a given Floating Rate Security:

       •  the CD Rate,

       •  the Commercial Paper Rate,

       •  the Federal Funds Rate,

       •  LIBOR,

       •  the Treasury Rate, or

•	another Base Rate as set forth in such prospectus supplement.

       As specified in the prospectus supplement, Floating Rate Securities of any Class may also have either or both of the following (in each case expressed as a rate per annum):

•	a maximum limitation, or ceiling, on the interest rate that may accrue during any interest period which will not be higher than the maximum rate permitted by applicable law; and

•	a minimum limitation, or floor, on the interest may accrue during any interest period.

       Each trust that issues a Class of Floating Rate Securities will appoint, and enter into agreements with a Calculation Agent to calculate interest rates on each such Class of Floating Rate Securities issued. The prospectus supplement will set forth the identity of the Calculation Agent for each such Class of Floating Rate Securities of the trust. The Calculation Agent may be either the trustee of the trust or the indenture trustee. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given Class. All percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

       CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such security and in the prospectus supplement.

       Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial

Paper Rate and the Spread or Spread Multiplier, if any, specified in such security and in the prospectus supplement.

       Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such security and in the prospectus supplement.

       LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such security and in the prospectus supplement.

       Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such security and in the prospectus supplement.

       Interest Rate Swaps. If a trust issues Floating Rate Securities, the trust may enter into one or more interest rate swap agreements with one or more counterparties to hedge the potential mismatch between the fixed APRs on the receivables and, if specified in the prospectus supplement, the discount rate applied in calculating a yield supplement overcollateralization amount.

Physical Securities

       The notes will be available only in book-entry form. Notes will be issued in physical form only in the limited circumstances described below as Definitive Notes. The certificates may be issued in registered, physical form or in book-entry form, as described in the prospectus supplement.

       As may be further specified in the prospectus supplement, distributions of principal of and interest on such physical securities will be made by the indenture trustee or trustee in accordance with the procedures set forth in the indenture or the trust agreement directly to holders of physical securities in whose names the physical securities were registered as the close of business on the applicable record date. Except as otherwise provided in the prospectus supplement, the final payment on any such physical security will be made only upon presentation and surrender of such physical security at the office or agency specified in the notice of final distribution to the applicable securityholders.

       Physical securities will be transferable and exchangeable at the offices of the indenture trustee or trustee or of a note or certificate registrar named in a notice delivered to holders of the physical securities. No service charge will be imposed for any registration of sale or exchange, but the indenture trustee or trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any sale or exchange.

Book-Entry Registration

       The notes will be available only in book-entry form. Notes will be issued in physical form only in the limited circumstances described below as Definitive Notes. The certificates may be issued in registered, physical form or in book-entry form, as described in the prospectus supplement.

       Investors in global securities may hold them through any of DTC, Clearstream Luxembourg or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

       With respect to any Class of notes and any Class of certificates issued in book-entry form, such securities will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the administrator of the trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities and such administrator or the seller, as the case may be, is unable to locate a qualified successor and so notifies the trustee in writing, (2) the administrator or the seller, as the case may be, at its option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an Event of Default under the indenture or an Event of Servicing Termination with respect to such securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of such Class advise the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such notes or certificates is no longer in the best interest of the holders of such securities.

       Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will be required to notify all securityholders of a given Class through participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the trustee will reissue the securities as Definitive Securities to the securityholders.

       Distributions of principal of, and interest on, the Definitive Securities will thereafter be made by the trustee in accordance with the procedures set forth in the indenture or the trust agreement directly to holders of Definitive Securities who were registered at the close of business on the applicable record date specified for such securities in the prospectus supplement. The distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the securityholders.

       Definitive Securities will be transferable and exchangeable at the offices of the trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange.

Reports to Securityholders

       On or prior to each Payment Date, the servicer or administrator will prepare and provide to the indenture trustee and the trustee a statement to be delivered to the noteholders by the indenture trustee and to the certificateholders by the trustee on such Payment Date (the “Servicer Report”). Each Servicer Report will include (to the extent applicable) the following information (and any other information specified in the prospectus supplement) about the securities of the trust with respect to the Payment Date (or the period since the previous Payment Date):

(1)	the amount of the distribution allocable to principal of each Class of the notes and to the Certificate Balance of each Class of certificates;

(2)	the amount of the distribution allocable to interest on or with respect to each Class of securities of the trust;

(3)	the amount of the distribution allocable to draws from any reserve account, any yield supplement account or payments in respect of any other credit or cash flow enhancement arrangement;

(4)	the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(5)	any overcollateralization amount or credit enhancement amount;

(6)	the aggregate outstanding principal amount for each Class of notes and the Certificate Balance for each Class of certificates and any factors needed to compute the principal amount outstanding of the securities, each after giving effect to all payments reported under clause (1) above on the Payment Date;

(7)	the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fee with respect to the related Collection Period or Collection Periods, as the case may be;

(8)	the amount of any aggregate Realized Losses (as defined in the prospectus supplement) for the related Collection Period;

(9)	any previously due and unpaid interest payments (plus interest accrued on such unpaid interest) on each Class of notes and each Class of certificates and the change in such amounts from the preceding statement;

(10)	any previously due and unpaid principal payments (plus interest accrued on such unpaid principal) on each Class of notes and each Class of certificates and the change in such amounts from the preceding statement;

(11)	the aggregate Purchase Amounts for any receivables that were repurchased in such Collection Period;

(12)	the balance of any reserve account on such date, after giving effect to any changes to the reserve account balance on such date;

(13)	the balance of any yield supplement account on such date, after giving effect to changes to the yield supplement account balance on such date;

(14)	the amount of Advances on such date;

(15)	for each such date during any Funding Period, the amount remaining in the pre-funding account;

(16)	for the first such date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of such trust;

(17)	the amount of any cumulative shortfall between payments due in respect of any credit or cash flow enhancement arrangement and payments received in respect of such credit or cash flow enhancement arrangement, and the change in any such shortfall from the preceding statement; and

(18)	any other matters specified in the prospectus supplement.

       Each amount set forth under clauses (1), (2), (9) and (10) with respect to the securities of the trust will be expressed as a dollar amount per $1,000 of the initial principal amount of such notes or the initial Certificate Balance of such certificates, as applicable.

       Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the trustee will mail to each person who at any time during such calendar year has been a securityholder and received any payment on its notes or certificates a statement containing certain information for the purposes of such securityholder’s preparation of federal income tax returns. See “Tax Matters.”

HOW TO COMPUTE THE AMOUNT
OUTSTANDING ON YOUR SECURITIES

       The servicer will provide in each report that it delivers to the securityholders a factor that securityholders can use to compute the portion of the principal amount outstanding on your securities. We have described these factors separately for the notes and certificates below.

Notes

       How the Servicer Computes the Factor For Each Class of Notes. The servicer will compute a separate factor for each Class of notes. The factor for each Class of notes will be a seven-digit decimal computed by the servicer prior to each payment with respect to such Class of notes indicating the remaining outstanding principal amount of such Class of notes, as of the applicable Payment Date. The servicer will compute the factor after giving effect to payments to be made on such Payment Date, as a fraction of the initial outstanding principal amount of such Class of notes.

       Noteholders’ Portion of the Principal Outstanding Amount of the Notes. For each note, the portion of the principal amount outstanding on that Class of notes is the product of —

•	the original denomination of that note; and

•	the factor for that Class of notes computed by the servicer as described above.

Certificates

       How the Servicer Computes the Factor For Each Class of Certificates. The servicer will compute a separate factor for each Class of certificates. The factor for each Class of certificates will be a seven-digit decimal computed by the servicer prior to each distribution with respect to such Class of certificates indicating the remaining Certificate Balance of such Class of certificates, as of the applicable Payment Date. The factor for any Class of certificates will be calculated after giving effect to distributions to be made on such Payment Date, as a fraction of the initial Certificate Balance of such Class of certificates.

       Certificateholders’ Portion of the Principal Outstanding Amount of the Certificates. For each certificate, the portion of the principal amount outstanding on that Class of certificates is the product of —

•	the original denomination of that certificate; and

•	the factor for that Class of certificates computed by the servicer as described above.

The Factors Described Above Will Decline as the Trust Makes Payments on the Securities

       Each of the factors described above will initially be 1.0000000. They will then decline to reflect reductions in —

•	the outstanding principal amount of the applicable Class of notes; or

•	the outstanding principal amount of the applicable Class of certificates, as the case may be.

       These principal amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the seller or the servicer and liquidations of the receivables and as a result of a prepayment arising from application of funds in any pre-funding account or from the issuance of any Variable Pay Term Note or Variable Pay Revolving Note. They will not change, however, as a result of the addition of any Subsequent Receivables.

DESCRIPTION OF THE RECEIVABLES SALE AGREEMENTS

       The following summary describes certain terms of the Receivables Sale Agreements. Forms of the Receivables Sale Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. This summary is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Receivables Sale Agreements.

Sale and Assignment of Receivables

       Sale and Assignment by Ford Credit. Before each trust issues the securities, Ford Credit will sell and assign to the seller under a purchase agreement, without recourse, its entire interest in the Initial Receivables, including its security interests in the related financed vehicles, in exchange for the net proceeds received by the seller from the sale of the securities of the trust and certain classes of securities if so provided in the prospectus supplement.

       Sale and Assignment by the Seller. When the trust issues the securities, the seller will sell and assign to the trust under a sale and servicing agreement, without recourse (except as provided therein), the seller’s entire interest in the Initial Receivables, including its security interests in the financed vehicles, in exchange for the securities issued by the trust. Each such receivable will be identified in a schedule to the sale and servicing agreement. The trustee of the trust will not independently verify the existence and eligibility of any receivables. The trustee of the trust will, concurrently with such sale and assignment, execute and deliver the securities to the seller in exchange for the receivables.

       Sale and Assignment of Subsequent Receivables and Additional Receivables. The prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables or Additional Receivables will be sold by Ford Credit to the seller and by the seller to the trust from time to time during any Funding Period on each Subsequent Transfer Date.

       Representations and Warranties. In each purchase agreement, Ford Credit will represent and warrant to the seller, and in each sale and servicing agreement the seller will represent and warrant to the trust, that at the date of issuance of the securities or at the Subsequent Transfer Date —

•	the information provided about the receivables is correct in all material respects;

•	the obligor on each receivable had obtained or agreed to obtain physical damage insurance covering the financed vehicle in accordance with Ford Credit’s normal requirements;

•	the receivables are free and clear of all security interests, liens, charges, and encumbrances (such representation and warranty will be made to the best of its knowledge with respect to mechanic’s liens and the like relating to each financed vehicle) and no setoffs, defenses, or counterclaims against it have been asserted or threatened;

•	each of the receivables is or will be secured by a first priority perfected security interest in the financed vehicle in favor of Ford Credit or PRIMUS; and

•	each receivable, at the time it was originated, complied, and at the date of issuance of the securities or at the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal state and local laws, and regulations thereunder, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws.

       Seller must repurchase the receivables relating to a breach of representation or warranty. As of the last day of the second (or, if the seller elects, the first) Collection Period following the discovery by or notice to the seller of a breach of any representation or warranty of the seller with respect to any receivable, the seller, unless the breach has been cured, will repurchase such receivable from the trust. Ford Credit will then be required to repurchase such receivable from the seller, at a price equal to the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee in respect of the trust for any such uncured breach.

Servicing

       Custody of the receivables. Under each sale and servicing agreement, the servicer will service and administer the receivables held by each trust and, as custodian on behalf of the trust, will maintain possession as the trustee’s agent of the retail installment sale contracts and any other documents relating to such receivables. To assure uniform quality in servicing both the receivables and the servicer’s own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the installment sale contracts and other documents relating thereto will not be physically segregated from other similar documents that are in the servicer’s possession or otherwise stamped or marked to reflect the transfer to the trust so long as Ford Credit is servicing the receivables. However, Uniform Commercial Code financing statements reflecting the sale and the assignment of such receivables by Ford Credit to the seller and by the seller to the trust, will be filed, and the servicer’s accounting records and computer systems will be marked to reflect such sale or sale and such assignment. Because the receivables will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the trust, if a subsequent purchaser were to obtain physical possession of such receivables without knowledge of the assignment, the trust’s interest in the receivables could be defeated. See “Some Important Legal Issues Relating to the Receivables — Security Interests in Vehicles.”

       Bank Accounts. The servicer will establish and maintain the following bank accounts with the indenture trustee:

•	one or more collection accounts into which all payments made on or with respect to the receivables will be deposited; and

•	a note payment account (which may be a subaccount of the collection account) into which amounts released from the collection account any pre-funding account, reserve account or other credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made.

       The servicer may establish with the trustee one or more certificate distribution accounts into which amounts released from the collection account and any pre-funding account, yield supplement account, reserve account or other credit or cash flow enhancement for distribution to such certificateholders will be deposited and from which all distributions to such certificateholders will be made.

       If so provided in the prospectus supplement, the servicer will establish for each trust an additional payahead account in the name of the indenture trustee into which, to the extent required by the sale and servicing agreement, Payaheads will be deposited until such time as the payment falls due. Until such time as payments are transferred from the payahead account to the collection account, they will not constitute collected interest or collected principal with respect to the receivables and will not be available for distribution to the securityholders. The payahead account for the trust initially will be maintained with the indenture trustee. Ford Credit as servicer will be required to remit Payaheads to the payahead account within the same time as collections are required to be remitted to the collection account as described under “— Collections” in this prospectus.

       Any other bank accounts to be established with respect to a trust, including any pre-funding account, yield supplement account or reserve account, will be described in the prospectus supplement.

       Funds in the trust bank accounts will be invested as provided in the sale and servicing agreement in Permitted Investments. Permitted Investments are generally limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any reserve account may be invested in securities that will not mature prior to the date of the next distribution on the securities issued by the trust and which will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve account at any time may be less than the balance of the reserve account. If the reserve account does not contain sufficient funds to cover shortfalls in collections on the receivables a temporary shortfall in the amounts distributed to the securityholders could result, which could increase the average life of the securities of such trust. Investment earnings (net of investment losses and investment expenses) on funds deposited in the trust bank accounts will be deposited in the collection account or distributed as provided in the prospectus supplement.

       The trust bank accounts will be maintained as Eligible Deposit Accounts.

       Servicing Procedures. Ford Credit will act as servicer and make reasonable efforts to collect all payments due with respect to the receivables held by each trust and will use the same collection procedures that it follows with respect to automotive retail installment sale contracts that it continues to own, in a manner consistent with the sale and servicing agreement.

       Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. Some of such arrangements may require the servicer to purchase the receivable while others may result in the servicer making Advances with respect to the receivable. The servicer may be obligated to purchase or make Advances with respect to any receivable if it extends the date for final payment by the obligor of such receivable beyond six months past the last day of the Collection Period preceding the latest date that a receivable held by the trust matures changes the APR or the total amount or number of scheduled payments of such receivable or fails to maintain a perfected security interest in the related financed vehicle. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

       Ford Credit may from time to time take additional security securing payment of any receivable held by a trust.

       Collections. Ford Credit will be required to remit collections it receives from obligors on the receivables to the collection account (1) within two business days of receipt, or (2) if Ford Credit’s short term unsecured debt ratings satisfy the rating requirements specified in the prospectus supplement, on the business day preceding each Payment Date (or, with written confirmation of the ratings on each Class of securities, each Payment Date). If Ford Credit’s debt rating does not satisfy the levels specified for any of the Rating Agencies in the prospectus supplement, Ford Credit may remit collections less frequently than daily if it provides to the owner trustee and the indenture trustee written confirmation from each Rating Agency that rates Ford Credit lower than the specified ratings that such alternative remittance schedule will not result in a downgrade or withdrawal of such Rating Agency of its ratings assigned to the securities. If Ford Credit is not the servicer or an Event of Servicing Termination occurs, the servicer will be required to remit collections within two business days of receipt. Pending deposit into the collection account, collections may be used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

       As an administrative convenience and for so long as the debt rating or rating agency approval conditions specified in the preceding paragraph are satisfied, the servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any trust for or with respect to the related Collection Period, net of distributions to the servicer as reimbursement of Advances or payment of fees to the servicer for the Collection Period. Similarly, the servicer may cause to be made a single, net transfer from the collection account to the payahead account, or vice versa. The servicer, however, will account to the trustee, the indenture trustee and the securityholders with respect to the trust as if all deposits, distributions, and sales were made individually.

       Collections on a receivable made during a Collection Period that are not late fees, prepayment charges, or certain other similar fees or charges will be applied first to any outstanding Advances made by the servicer on such receivable and then to the scheduled payment. To the extent that collections on an Actuarial Receivable during a Collection Period exceed the outstanding Actuarial Advances and the scheduled payment on such Actuarial Receivable, the collections will be applied to prepay the Actuarial Receivable in full. If the collections are insufficient to prepay the Actuarial Receivable in full, they generally will be treated as Payaheads until they are be transferred to the collection account and applied either to the next scheduled payment or to prepay the Actuarial Receivable in full.

       Actuarial and Simple Interest Advances. To the extent the collections on an Actuarial Receivable for a Collection Period are less than the scheduled payment, the amount of Payaheads made on such Actuarial Receivable not previously applied, if any, with respect to such Actuarial Receivable will be applied by the servicer to the extent of the shortfall. To the extent of any remaining shortfall, the servicer may make an Actuarial Advance. The servicer will be obligated to make an Actuarial Advance in respect of an Actuarial Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Actuarial Advance from the related obligor, the Purchase Amount or Liquidation Proceeds. The servicer will deposit Actuarial Advances in the collection account on or prior to the business day before the applicable Payment Date. The servicer will be entitled to recoup its Actuarial Advances from subsequent payments by or on behalf of the obligor, collections of Liquidation Proceeds and payment of any Purchase Amount or, upon the determination that reimbursement from the preceding sources is unlikely, will be entitled to recoup its Actuarial Advances from collections from other receivables in the related pool of receivables.

       On or before each Payment Date, the servicer will deposit into the collection account an amount equal to the Simple Interest Advance. If a Simple Interest Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on the Simple Interest Receivable (but not including interest for the then current Collection Period) will be withdrawn from the collection account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

       If an obligor prepays a receivable in full and the contract did not require the obligor to pay a full month’s interest for the month of prepayment, the servicer generally will advance the amount of such interest. The servicer will not be entitled to recoup any such Advance. The servicer may instruct the indenture trustee to withdraw such Advances instead from the reserve account provided that the servicer within two business days replaces any withdrawn funds in the reserve account.

       Servicing Compensation and Expenses. The servicer will be entitled to receive a servicing fee for each Collection Period equal to a specified percentage of the Pool Balance as of the first day of the Collection Period. The servicer also will be entitled to retain as a supplemental servicing fee for each Collection Period any late fees, prepayment charges, extension fees, other administrative fees or similar charges collected during the Collection Period. If specified in the prospectus supplement, the servicer also will be entitled to receive investment earnings (net of investment losses and expenses) on funds deposited in the trust bank accounts and any other bank accounts relating to credit and payment enhancements as specified in the prospectus supplement.

       The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for their beneficial owner. Servicing functions include:

•	collecting and posting all payments,

•	responding to inquiries of obligors on the receivables,

•	investigating delinquencies,

•	sending payment coupons to obligors,

•	reporting federal income tax information to obligors,

•	paying costs of collections, and

•	policing the collateral.

       The fees will also compensate the servicer for administering the receivables pool, including making advances, accounting for collections, furnishing monthly and annual statements to the trustee and indenture trustee with respect to distributions, and generating federal income tax information for the trust. The fees also will reimburse the servicer for certain taxes, the fees of the trustee and indenture trustee, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the receivables.

Distributions

       Distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of securities will be made by the trustee to the securityholders of the trust. On each Payment Date, collections on the receivables will be transferred from the collection account to the note payment account for distribution to noteholders, if any, and to the certificate distribution account for distribution to certificateholders. Credit enhancement, such as a reserve account, may be available to the trust to cover any shortfalls in the amount available for distribution on such date. Distributions in respect of principal of a Class of securities of the trust will be subordinate to distributions in respect of interest on such Class, and distributions on one or more Classes of certificates of the trust may be subordinate to payments on notes of the trust or other Classes of certificates of such trust. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each Class of noteholders and all distributions to each Class of certificateholders of the trust will be set forth in the prospectus supplement.

       Allocation of Collections on Receivables. Distributions of principal on the securities of the trust may be based on the amount of principal collected or due and the amount of realized losses incurred in a Collection Period. The servicer will allocate collections to the interest and principal portion of scheduled payments on the receivables in accordance with its customary servicing procedures. On each Determination Date, the indenture trustee or the trustee, will determine the amount in the collection account available to make payments or distributions to securityholders on the related Payment Date and will make the distributions as described in the prospectus supplement.

Credit and Payment Enhancement

       The amounts and types of credit and payment enhancement arrangements with respect to each Class of securities issued by the trust will be set forth in the prospectus supplement. If and to the extent provided in the prospectus supplement, credit and payment enhancement may be in the form of:

•	subordination of one or more Classes of securities,

•	reserve accounts,

•	overcollateralization to cover either both credit risk or yield enhancement,

•	letters of credit,

•	credit or liquidity facilities,

•	surety bonds,

•	guaranteed investment contracts,

•	guaranteed rate agreements,

•	swaps or other interest rate protection agreements,

•	repurchase obligations,

•	yield supplement agreements,

•	other agreements with respect to third party payments or other support,

•	cash deposits or other arrangements or,

•	any combination of the foregoing.

       If specified in the prospectus supplement, credit or payment enhancement for a Class of securities may cover one or more other Classes of securities issued by the trust, and credit or payment enhancement for securities issued by one trust also may cover securities issued by a different trust.

       Any form of credit or payment enhancement may be limited and may only apply to certain Classes of securities. The presence of a reserve account and other forms of credit or payment enhancement for the benefit of any Class of securities of the trust is intended to:

•	enhance the likelihood of receipt by the securityholders of such Class of the full amount of principal and interest due thereon, and

•	decrease the likelihood that such securityholders will experience losses.

       The credit enhancement for a Class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest on the securities. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers securities issued by more than one trust, securityholders of that trust will be subject to the risk that credit enhancement will be exhausted by the claims of securityholders of another trust. The details of any credit and payment enhancement will be described in the prospectus supplement.

       Seller may replace credit enhancement with rating confirmation. If so provided in the prospectus supplement, the seller may replace the credit enhancement for any Class of securities with another form of credit enhancement without the consent of securityholders, provided the Rating Agencies confirm in writing that the substitution will not result in the reduction or withdrawal of the rating of any Class of securities of the trust.

       Reserve account. A commonly used form of credit enhancement is a reserve account funded by an initial deposit by the seller on the Closing Date in the amount set forth in the prospectus supplement. The amount on deposit in the reserve account will be increased on each Payment Date thereafter up to the specified reserve balance (which may be increased upon the occurrence of certain trigger events) by the deposit therein of the amount of collections on the receivables remaining on that Payment Date after the payment of all other required payments and distributions. The prospectus supplement will describe the relevant details of any reserve account, including how it is funded and invested and the circumstances and manner under which distributions may be made out of the reserve account, either to holders of the securities covered by the reserve account or to the seller.

       Seller may assign rights in reserve account subject to conditions. The seller may at any time, without consent of the securityholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the reserve account provided that —

•	the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any Class of securities;

•	the seller provides to the trustee and the indenture trustee an opinion of counsel from independent counsel that such action will not cause the trust to be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes; and

•	such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions previously taken by the seller.

Statements to Trustee and Indenture Trustee

       Prior to each Payment Date with respect to securities of the trust, the servicer will provide to the trustee and the indenture trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of such trust described under “Certain Information Regarding the Securities — Reports to Securityholders.”

Evidence as to Compliance

       The sale and servicing agreement requires that a firm of independent certified public accountants furnish to the trust and trustee or indenture trustee annually a statement about the servicer’s compliance with certain standards for servicing the receivables, the servicer’s accounting records and computer files and certain other matters.

       The sale and servicing agreement requires the servicer to deliver to the trust and trustee and indenture trustee a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the sale and servicing agreement or, if there has been a default in the fulfillment of any such obligation, describing each such default. The servicer has agreed to give the trustee and the indenture trustee notice of certain Events of Servicing Termination under the sale and servicing agreement.

       Copies of such statements and certificates may be obtained by securityholders by a request in writing addressed to the trustee or indenture trustee.

Certain Matters Regarding the Servicer

       The sale and servicing agreement will provide that Ford Credit may not resign from its obligations and duties as servicer, except upon a determination that Ford Credit’s performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the indenture trustee or trustee or a successor servicer has assumed Ford Credit’s servicing obligations and duties.

       The sale and servicing agreement will provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the trust or the securityholders for taking any action or for refraining from taking any action or for errors in judgment. However, neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties or by reason of reckless disregard of its obligations and duties. In addition, the sale and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities and that may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable relating to the sale and servicing agreement, the rights and duties of the parties thereto, and the interests of the securityholders. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be the servicer’s responsibility and will not be reimbursed by the trust.

       Under the circumstances specified in the sale and servicing agreement, any entity into which the servicer may be merged or consolidated, any entity resulting from any merger or consolidation to which the servicer is a party, any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Ford Motor Company, which corporation or other entity assumes the obligations of the servicer, will be the successor of the servicer under the sale and servicing agreement. For as long as Ford Credit is the servicer, it may at any time subcontract some or substantially all of its duties as servicer under a particular sale and servicing agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Ford Motor Company. The servicer may at any time perform certain specific duties as servicer through other subcontractors.

Events of Servicing Termination

       “Events of Servicing Termination” under the sale and servicing agreement will consist of:

•	any failure by the servicer or the seller to deliver to the trustee or indenture trustee for distribution to the securityholders of the trust or for deposit in any of the trust bank accounts or the certificate distribution account any required payment, which failure continues unremedied for three business days after written notice from the trustee or indenture trustee is received by the servicer or the seller or after discovery by an officer of the servicer or the seller;

•	any failure by the servicer or the seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such sale and servicing agreement, which failure materially and adversely affects the rights of the securityholders of the trust and continues unremedied for 90 days after the giving of written notice of such failure (A) to the servicer or the seller by the trustee or (B) to the servicer, the seller and the trustee by holders of securities of the trust of not less than 25% of the Note Balance of the Controlling Class (or, if no notes are outstanding, 25% of the Certificate Balance of the Controlling Certificate Class);

•	the occurrence of certain Insolvency Events specified in the sale and servicing agreement with respect to the servicer or the seller; and

•	such other events, if any, set forth in the prospectus supplement.

Rights Upon Event of Servicing Termination

       As long as an Event of Servicing Termination under the sale and servicing agreement remains unremedied, the indenture trustee or holders of not less than a majority of the Note Balance of the Controlling Class or the Class of notes specified in the prospectus supplement (and after the notes have been paid in full, the trustee or the holders of not less than a majority of the Certificate Balance of the Controlling Certificate Class or the Class of certificates specified in the prospectus supplement) may terminate all the rights and obligations of the servicer under the sale and servicing agreement. If the servicer is terminated, the indenture trustee or trustee or a successor servicer appointed by the indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements.

       If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than such appointment has occurred, the trustee or official may have the power to prevent the indenture trustee, the noteholders, the trustee or the certificateholders from effecting a transfer of servicing. If the indenture trustee is legally unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee or trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under the sale and servicing agreement.

Waiver of Past Events of Servicing Termination

       The holders of not less than a majority of the Note Balance of the Controlling Class or the Class of notes specified in the prospectus supplement (and after the notes have been paid in full, the trustee or the holders of not less than a majority of the Certificate Balance of the Controlling Certificate Class or the Class of certificates specified in the prospectus supplement) may, on behalf of all such securityholders, waive any Event of Servicing Termination under the sale and servicing agreement and its consequences. However, an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust bank accounts or to the certificate distribution account in accordance with the sale and servicing agreement cannot be waived.

Amendment

       The parties to the Receivables Sale Agreements may amend the agreement without the consent of the related securityholders, in order to add any provisions to or change or eliminate any of the provisions of the agreements or to modify the rights of the securityholders; provided that such action will not, in the opinion of counsel satisfactory to the indenture trustee and trustee materially and adversely affect the interest of any such securityholder and provided that an opinion of counsel as to certain tax matters is delivered if required. The Receivables Sale Agreements also may be amended by the seller, the servicer and the trust with the consent of

•	the indenture trustee to the extent its respective rights or obligations are affected,

•	the holders of notes of the trust evidencing not less than a majority in principal amount of each Class of notes, voting separately, and

•	the holders of the certificates of such trust evidencing not less than a majority of the Certificate Balance of such certificates then outstanding,

to add any provisions to or change or eliminate any of the provisions of the Receivables Sale Agreement or modify the rights of the securityholders. However, no such amendment may

•	increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the receivables or distributions that are required to be made for the benefit of such securityholders or change any Note Interest Rate or Certificate Rate or the amount required to be on deposit in the reserve account, if any, or

•	reduce the percentage of the securities of such trust which are required to consent to any such amendment,

without the consent of the holders of all the outstanding securities of such trust and provided that an opinion of counsel as to certain tax matters is delivered if required.

Termination

       Upon the payment in full of all outstanding notes of the trust and the satisfaction and discharge of the indenture, the indenture trustee will continue to carry out its obligations under the sale and servicing agreement as agent for the trustee of the trust.

       Each trust agreement will provide that the trustee does not have the power to commence a voluntary proceeding in bankruptcy of the trust without the unanimous prior approval of all certificateholders of the trust and the delivery to the trustee by each certificateholder of a certificate certifying that the certificateholder reasonably believes that the trust is insolvent. Any certificates held by the seller, servicer or their affiliates will be excluded from the approval and certification process.

       With respect to the trust, the obligations of the servicer, the seller, the trustee and the indenture trustee under the Receivables Sale Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last receivable and the disposition of any amounts received upon liquidation of any such remaining receivables, (2) the payment to securityholders of the trust of all amounts required to be paid to them under the Receivables Sale Agreements and (3) the occurrence of either event described below.

       In order to avoid excessive administrative expense, if the outstanding Pool Balance of the receivables held by the trust is 10% or less of the Initial Pool Balance, the servicer will be permitted at its option to purchase from the trust, all remaining receivables at a price equal to the aggregate of the Purchase Amounts for the receivables.

       The prospectus supplement may allow the trustee to sell the receivables in the trust when the Pool Balance is equal to or less than the specified percentage of the Initial Pool Balance. The details of the procedures used to solicit bids for the purchase of the receivables remaining in the trust will be set forth in the prospectus supplement. If the trustee receives satisfactory bids, then the receivables remaining in the trust will be sold to the highest bidder.

       If the servicer purchases the remaining receivables or the trustee sells the receivables as described above, any outstanding securities of the trust will be redeemed at the same time.

SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES

Security Interests in Vehicles

       In all states where the receivables are originated, retail installment sale contracts such as the receivables evidence the credit sale of automobiles and light duty trucks by dealers to obligors. The contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code. Such contracts constitute “chattel paper” under the Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title. Each receivable prohibits the sale or transfer of the financed vehicle without the consent of Ford Credit or PRIMUS.

       Under the purchase agreement, Ford Credit will assign its security interests in the financed vehicles securing the receivables to the seller. Under the sale and servicing agreement, the seller will assign its security interests in the financed vehicles securing the receivables to the trust. However, because of the administrative burden and expense, the servicer, the seller and the trust will not amend any certificate of title to identify the trust as the new secured party on the certificates of title of the financed vehicles. Also, the servicer will continue to hold any certificates of title of the financed vehicles in its possession as custodian for the trust under the sale and servicing agreement. See “Description of the Receivables Sale Agreements — Sale and Assignment of Receivables” in this prospectus.

       In most states, assignments such as those under the purchase agreement and the sale and servicing agreement together with a perfected security interest in the contract constituting chattel paper are an effective conveyance of a security interest in the vehicles subject to the chattel paper without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds to the assignor’s rights as secured party. In the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state or local agencies, the notation of Ford Credit’s or PRIMUS’ lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles on which Ford Credit or PRIMUS failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. Such a failure would constitute a breach of Ford Credit’s warranties under the purchase agreement and of the seller’s warranties under the sale and servicing agreement and would create an obligation of Ford Credit under the purchase agreement and of the seller under the sale and servicing agreement to purchase the receivable if such failure or breach is not cured by the last day of the second month following the discovery by or notice to the seller of such breach. By not identifying the trust as the secured party on the certificate of title, the trust’s interest in the chattel paper may not have the benefit of the security interest in the financed vehicle in all states or such security interest could be defeated through fraud or negligence. The seller will assign its rights under the purchase agreement to the trust. If the trust does not have a perfected security interest in a financed vehicle, its ability to realize on the financed vehicle after a default would be adversely affected.

       Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Other states provide for the notation of a lien on the certificate of title but not possession of the certificate of title by the secured party. A secured party must surrender possession if it holds the certificate of title to the vehicle, or would receive notice of surrender if the security interest is noted on the certificate of title. In either case, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, Ford Credit and PRIMUS take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, Ford Credit or PRIMUS must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and will have an opportunity to require satisfaction of the receivable before release of the lien. Under the sale and servicing agreement, the servicer will be obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the financed vehicles.

       Under the laws of most states, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a financed vehicle. The tax code also grants priority to certain federal tax liens over the lien of a secured party. Federal law and the laws of certain states permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated motor vehicle. With respect to each trust, Ford Credit will represent to the seller and the seller will represent to the trust that each security interest in a financed vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such financed vehicle. However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise or occur at any time during the term of a receivable. No notice will be given to the trustee or certificateholders or the indenture trustee or noteholders if such a lien arises or confiscation occurs. Neither the seller nor the servicer will have any obligation to repurchase a receivable if the trust loses the priority of its security interest as a result of such liens.

Repossession

       If an obligor defaults on its retail installment sale contract, the holder of the contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. The Uniform Commercial Code remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is the method used by Ford Credit and PRIMUS. Self-help repossession involves simply retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice of Sale; Cure Rights

       If an obligor is in default on its contract, some jurisdictions require that the obligor be notified of the default and be given a time period to cure the default prior to repossession. Generally, this right to cure is exercised by only a limited number of defaulted obligors.

       The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the vehicle may be held. The obligor has the right to redeem the vehicle prior to actual sale by paying the secured party the unpaid principal balance of the contract plus reasonable expenses for repossessing, holding, and preparing the vehicle instead of the full amount owed under the contract for disposition and arranging for this sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, a reinstatement right is permitted by payment of delinquent installments instead of the full amount owed under the contract. Repossessed vehicles are generally disposed of by Ford’s Vehicle Remarketing Department at auction.

Deficiency Judgments and Excess Proceeds

       The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the receivable. If the net proceeds from resale do not cover the full amount of the obligation, a deficiency judgment can be sought in some states but other states prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor likely to have very little capital or sources of income available following repossession. Therefore, in many cases, it is not useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

       Occasionally, after resale of a vehicle and payment of all expenses and contract obligations, there is a surplus of funds. In that case, the Uniform Commercial Code requires the secured party to remit the surplus to any holder of any junior lien on the vehicle or if no such lienholder exists or there are remaining funds, the Uniform Commercial Code requires the secured party to remit the surplus to the former obligor.

Consumer Protection Laws

       Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon finance companies, lenders and servicers involved in consumer finance. These laws include:

•	the Truth-in-Lending Act,

•	the Equal Credit Opportunity Act,

•	the Federal Trade Commission Act,

•	the Fair Credit Reporting Act,

•	the Fair Debt Collection Practices Act,

•	the Magnuson-Moss Warranty Act,

•	the Federal Reserve Board’s Regulations B and Z,

•	state adaptations of the National Consumer Credit Protection Act and of the Uniform Consumer Credit Code, and

•	state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. The requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables.

       The so-called holder-in-due-course rule of the Federal Trade Commission, also known as the FTC rule has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due on the contract thereunder from the obligor. The provisions of the FTC Rule generally are duplicated by the Uniform Consumer Credit code, other statutes, or the common law in certain states.

       Most of the receivables will be subject to the requirements of the FTC rule. Accordingly, each trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of the financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of Ford Credit’s and the seller’s representations and warranties under the purchase agreement and the sale and servicing agreement and would create an obligation of Ford Credit and the seller to repurchase the receivable unless the breach is cured. See “Description of the Receivables Sale Agreements — Sale and Assignment of the Receivables” in this prospectus.

       Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

       In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and similar laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

       Ford Credit and the seller will warrant under the purchase agreement and the sale and servicing agreement that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law with respect to a receivable, such violation would constitute a breach of warranty under the purchase agreement and the sale and servicing agreement and would create an obligation of Ford Credit and the seller to repurchase the receivable unless the breach is cured. See “Description of the Receivables Sale Agreements — Sale and Assignment of the Receivables” in this prospectus.

       Under the terms of the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended (the “Relief Act”) a person who enters military service after the origination of a loan (i) may be entitled to have the interest rate reduced and capped at 6% per annum for the duration of the military service, (ii) may be entitled to a stay of proceedings on foreclosures and similar actions, and (iii) may have the maturity of the loan extended, or the payments lowered and the payment schedule adjusted. The Relief Act also applies to a person who was in reserve status and is called to active duty after origination of a loan. The Relief Act covers members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables and the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, thereafter. If such a receivable goes into default, there may be delays in pursuing remedies for default and losses on the receivable.

Other Limitations

       In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Transfers of Vehicles

       The receivables prohibit the sale or transfer of the vehicle securing a receivable without consent and permit acceleration of the maturity of the receivable upon a sale or transfer without consent except where prohibited by law. The servicer does not intend to consent to any sale or transfer and intends to require prepayment of the receivable. The servicer may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the financed vehicle.

TAX MATTERS

       The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the securities of the trust. The summary does not address federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of securityholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or IRS rulings on similar transactions involving both debt instruments and equity interests issued by a trust with terms similar to those of the securities. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the securities of any trust.

       The following summary is based upon current provisions of the tax code, the Treasury regulations promulgated under the tax code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Special Tax Counsel to each trust specified in the prospectus supplement regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer to each trust and the notes, certificates and related terms, parties and documents applicable to the trust.

Scope of the Tax Opinions

       Upon issuance of securities by the trust, Special Tax Counsel will deliver its opinion that the applicable trust will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

       In addition, Special Tax Counsel will render its opinion that it has prepared or reviewed the statements in this prospectus under the headings “Summary — Tax Status” and “Tax Matters” and in the prospectus supplement under the headings “Summary — Tax Status” and “Federal Income Tax Matters,” in each case as relate to federal income tax matters and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is advised to consult its own tax advisor with regard to the tax consequences to it of investing in the securities.

ERISA CONSIDERATIONS

       ERISA and the tax code impose certain requirements on Plans and on persons who are fiduciaries of Plans. In accordance with ERISA’s general fiduciary standards, before investing in securities, a Plan fiduciary should determine, among other factors, whether the investment:

•	is permitted under the governing Plan;

•	is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio; and

•	is prudent considering the factors discussed in this prospectus.

       ERISA and the tax code prohibit some transactions involving assets of a Plan and persons who are “parties in interest” under ERISA or “disqualified persons” under the tax code. Prohibited transactions may generate excise taxes and other liabilities.

       A fiduciary of any Plan should carefully review with its legal and other advisors whether the purchase or holding of any securities of the trust could give rise to a transaction prohibited or otherwise impermissible under ERISA or the tax code, and should read “ERISA Considerations” in the prospectus supplement regarding any restrictions on the purchase and/or holding of the securities offered thereby.

Prohibited Transaction Considerations

       Whether or not an investment in the securities will give rise to a transaction prohibited or otherwise impermissible under ERISA or the tax code will depend on the structure of the trust.

       Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the tax code if assets of the trust were deemed to be assets of a Plan investing in securities issued by the trust. Under the Plan Assets Regulation issued by the DOL, the assets of the trust would be treated as plan assets of a Plan for purposes of ERISA and the tax code if the Plan acquires an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Under the Plan Assets Regulation, if a Plan invests in an “equity interest” of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan’s assets are deemed to include both the equity interest itself and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation by “benefit plan investors” is not “significant.”

       Equity participation in an entity by Benefit Plan Investors is “significant” on any date if the 25% Limitation is exceeded. For purposes of making determinations under the 25% Limitation, (i) the value of any equity interests held by a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person is disregarded, and (ii) only the proportion of an issuance company general account’s equity investment in the entity that represents plan assets is taken into account.

       The certificates will most likely be deemed “equity interests” for purposes of ERISA. It should be noted, however, as discussed below, that the purchase of notes by a Plan may also give rise to potential prohibited transactions, and all prospective investors should review the discussion in this prospectus with their legal advisors.

Investment in Notes

       The seller believes that the notes of the trust should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. If provided in the prospectus supplement that notes of any Class are not to be treated as indebtedness for ERISA purposes, the discussion in “— Investment in the Certificates” below will apply to any such Class of notes. However, without regard to whether the notes of the trust are treated as an Equity Interest for such purposes, the acquisition or holding of such notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust, trustee, indenture trustee, any holder of the certificates of such trust or any of their respective affiliates, is or becomes a “party in interest” under ERISA or a “disqualified person” under the tax code with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the Plan fiduciary making the decision to acquire a note. Included among these exemptions are PTCE 90-1, PTCE 95-60, PTCE 91-38, PTCE 96-23, and PTCE 84-14. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Investment in Certificates

       The certificates will most likely be treated as “equity interests” under the Plan Assets Regulation. Accordingly, if equity participation in the certificates by Benefit Plan Investors is “significant” within the meaning of the Plan Assets Regulation, the assets of the trust could be deemed to be the assets of Plans investing in the certificates. In such event, such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and of the tax code and there is no assurance that any statutory or administrative exemption from the application of such rules would be available.

       In addition, investors other than Plan investors should be aware that a prohibited transaction could be deemed to occur if any holder of the certificates or any of their respective affiliates, is or becomes a “party in interest” under ERISA or a “disqualified person” under the tax code with respect to any Plan that purchases and holds the notes without being covered by one or more of the exemptions described above in “— Investment in Notes.”

Special Considerations Applicable to Insurance Company General Accounts

       Under Section 401(c) of ERISA, the Department of Labor issued final regulations effective January 5, 2000, (the “General Account Regulations”), with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the tax code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the issuer satisfies various conditions. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until June 8, 2001, the date that is 18 months after the General Account Regulations became final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the tax code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the General Account Regulations on such purchase. The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60.

Plans Not Subject to ERISA or the Tax Code

       Certain employee benefit plans, such as governmental plans and certain church plans (each of which is defined in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the tax code. Accordingly, assets of such plans may, subject to the provisions of any other applicable federal and state law, be invested in securities of any trust without regard to the factors described in this prospectus and under “ERISA Considerations” in the prospectus supplement. It should be noted, however, that any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the tax code is subject to the prohibited transaction rules set forth in Section 503 of the tax code.

General Investment Considerations

       Prospective investors who are Plan investors should consult with their legal advisors concerning the impact of ERISA and the tax code and the potential consequences of making an investment in any securities of the trust. Moreover, each Plan fiduciary should take into account, among other considerations, the following:

•	whether the fiduciary has the authority to make the investment;

•	the composition of the Plan’s portfolio with respect to diversification by type of asset;

•	the Plan’s funding objectives;

•	the tax effects of the investment; and

•	whether under the general fiduciary standards of investment prudence and diversification an investment in any securities of the trust is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

PLAN OF DISTRIBUTION

       The seller will cause the trust to sell to the underwriters named in the prospectus supplement the securities of the trust that the seller agrees to sell in an underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each Class of securities of the trust set forth in the prospectus supplement and the underwriting agreement.

       The prospectus supplement (or supplemental prospectus supplement, as described below) will either —

•	set forth the price at which each Class of securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such securities; or

•	specify that the securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

       After the initial public offering of any securities, the public offering prices and the concessions may be changed. The prospectus supplement, together with a supplemental prospectus supplement, may also be used by Ford Credit, Ford Financial Services, Inc. or another affiliate for the sale of a specified Class of securities originally purchased from the seller by Ford Credit or by Ford Financial Services, Inc. or any other affiliate.

       The seller and Ford Credit will indemnify the underwriters of securities purchased from the seller against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof. Ford Credit will indemnify the underwriters of securities purchased from Ford Credit against certain civil liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

       The trust, from time to time, may invest the funds in its trust bank accounts in Permitted Investments acquired from the underwriters or from the seller.

       Under the underwriting agreement, the closing of the sale of any Class of securities subject to such underwriting agreement will be conditioned on the closing of the sale of all other such

Classes of securities of that trust (some of which may not be registered or may not be publicly offered).

       The prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

LEGAL OPINIONS

       Certain legal matters relating to the securities of the trust will be passed upon for the trust, the seller and the servicer by counsel specified in the prospectus supplement. Certain legal matters will be passed upon for the underwriters by counsel specified in the prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

       The seller, as originator of each trust, has filed with the SEC a Registration Statement, Registration No. 333-            under the Securities Act, with respect to the securities offered by this prospectus. You may read and copy any notices, reports, statements or other information that any of the trust, Ford Credit, the seller or Ford Motor Company has filed or causes to be filed and obtain copies of the Registration Statement at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC’s regional office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. Copies of the Registration Statement may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov. You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain more information about the Ford Motor Company and Ford Credit at www.Ford.com and www.FordCredit.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       All documents filed by each trust under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering of the securities issued by such trust (including any market-making transactions with respect to such securities unless exempt from the registration requirements of the Securities Act) are deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

       The seller will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated in this prospectus or in any prospectus supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Ford Motor Credit Company, c/o Secretary, One American Road, Dearborn, Michigan 48126 (Telephone: (313) 322-3000).

GLOSSARY OF TERMS FOR THE PROSPECTUS

       Set forth below is a list of the defined terms used in this prospectus.

       The “25% Limitation” is met if immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of any class of equity interest in the entity is held by Benefit Plan Investors.

       “Actuarial Advance” means an advance on an Actuarial Receivable made by the servicer, in its sole discretion, for a deficiency in a scheduled payment as of the last day of a Collection Period.

       “Actuarial Receivable” means a receivable that provides for amortization of the loan over a series of fixed level payment monthly installments where each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to  1/12 of the loan APR multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly installment.

       “Additional Receivables” means an additional receivable purchased by the trust from the seller during the Revolving Period.

       “Advances” means, collectively, Actuarial Advances and Simple Interest Advances.

       “administrator” means Ford Credit, in its capacity as administrator of the trust under an administration agreement.

       “APR” means, with respect to a receivable, its annual percentage rate and with respect to the pool of receivables, the weighted average annual percentage rate of all of the receivables in that pool.

       “Base Rate” means, with respect to Floating Rate Securities, an interest rate basis upon which a Spread is applied to calculate the interest rate of the Floating Rate Securities for a particular period.

       “Basic Documents” means the trust agreement, purchase agreement, sale and servicing agreement, indenture, administration agreement, control agreement and certain other related documents.

       “Benefit Plan Investor” means any:

•	“employee benefit plans” (as defined in Section 3(3) of ERISA including without limitation governmental plans, foreign pension plans and church plans;

•	“plans” described in Section 4975(e)(1) of the tax code, including individual retirement accounts and Keogh plans; or

•	entities whose underlying assets include plan assets by reason of a plan’s investment in such entity, including without limitation, an insurance company general account.

       “Book-Entry Securities” means the securities that are held in the U.S. through DTC and in Europe through Clearstream Luxembourg or Euroclear.

       “Calculation Agent” means, for each trust that issues Floating Rate Securities, the calculation agent appointed to calculate interest rates on each Class of Floating Rate Securities issued by the trust.

       “Calculation Date” means:

(1)	with respect to any CD Rate Determination Date, any Commercial Paper Rate Determination Date or any Treasury Rate Determination Date, the first to occur of:

•	the tenth calendar day after the respective determination date or, if it is not a business day, the next business day, or

•	the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date; and

       (2) with respect to any Federal Funds Rate Determination Date, the next business day.

       “CD Rate” for each Interest Reset Period shall be the rate as of the CD Rate Determination Date for negotiable certificates of deposit having the Index Maturity designated in the prospectus supplement as published in H.15(519) under the heading “CDs (Secondary Market).” If such rate is not published on or before 3:00 p.m., New York City time on the Calculation Date, then the CD Rate shall be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the prospectus supplement as published in Composite Quotations under the heading “Certificates of Deposit.” If such rate is not published in either H.15(519) or Composite Quotations on or before 3:00 p.m., New York City time on such Calculation Date, then the CD Rate will be calculated by the Calculation Agent for such CD Rate Security from the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers selected by the Calculation Agent for such CD Rate Security in negotiable U.S. dollar certificates of deposit in The City of New York for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the prospectus supplement in a denomination of $5,000,000; provided, however, that if the dealers selected by the Calculation Agent are not quoting offered rates, the CD Rate for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

       “CD Rate Determination Date” means the second business day prior to the Interest Reset Date for the related Interest Reset Period.

       “CD Rate Security” means a Floating Rate Security designated in the prospectus supplement with a Base Rate equal to the CD Rate.

       “Certificate Balance” means with respect to each Class of certificates and as the context so requires, (i) with respect to all certificates of such Class, an amount equal to, initially, the initial Certificate Balance of such Class of certificates and, thereafter, an amount equal to the initial Certificate Balance of such Class of certificates, reduced by all amounts distributed to certificateholders of such Class of certificates and allocable to principal or (ii) with respect to any certificate of such Class, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.

       “Certificate Rate” with respect to each Class of certificates, the rate specified in the prospectus supplement at which interest may accrue.

       “Class” means a class of notes or certificates issued by the trust having the same interest rate, maturity and alphabetical and numerical designation.

       “Clearstream Luxembourg” means Clearstream Banking Luxembourg S.A., a professional depository under the laws of Luxembourg, formerly known as Cedelbank, sociéte anonyme.

       “Clearstream Luxembourg Customer” means a participating organization of Clearstream Luxembourg.

       “Closing Date” means the date specified in the prospectus supplement on which the seller will sell and transfer the Initial Receivables to the trust.

       “Collection Period” means with respect to securities of each trust, the period specified in the prospectus supplement with respect to calculating payments and proceeds of the receivables.

       “Commercial Paper Rate” for each Interest Reset Period shall be the Money Market Yield on the Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the prospectus supplement, as such rate shall be published in H.15(519) under the heading “Commercial Paper.” If such rate is not published on or before 3:00 p.m., New York City time on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading “Commercial Paper.” If such rate is not published in either H.15(519) or Composite Quotations on or before 3:00 p.m., New York City time on such Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date, of three leading dealers of commercial paper selected by the Calculation Agent for such Commercial Paper Rate Security in The City of New York for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated “AA” or the equivalent by a nationally recognized Rating Agency; provided, however, that if the dealers selected by the Calculation Agent are not quoting offered rates, the Commercial Paper Rate for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

       “Commercial Paper Rate Determination Date” means the second business day prior to the Interest Reset Date for the related Interest Reset Period.

       “Commercial Paper Rate Security” means a Floating Rate Security designated in the prospectus supplement with a Base Rate equal to the Commercial Paper Rate.

       “Composite Quotations” means the daily statistical release entitled “Composite 3:30 p.m. Quotations for U.S. Government Securities” published by the Federal Reserve Bank of New York.

       “Controlling Certificate Class” shall mean, with respect to any trust, the most senior class of certificates outstanding, as described in the prospectus supplement.

       “Controlling Class” means, with respect to any trust, the Class A Notes described in the prospectus supplement as long as any Class A Notes are outstanding, and thereafter the Class B Notes described in the prospectus supplement as long as any Class B Notes are outstanding, and thereafter each other Class of notes described in the prospectus supplement in order of seniority.

       “Cutoff Date” means the “Cutoff Date” specified in the prospectus supplement.

       “Definitive Certificates” means with respect to any Class of certificates issued in book-entry form, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

       “Definitive Notes” means with respect to any Class of notes issued in book-entry form, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

       “Definitive Securities” means collectively, the Definitive Notes and the Definitive Certificates.

       “Determination Date” means the business day immediately preceding each Payment Date.

       “DOL” means the United States Department of Labor.

       “DTC” means The Depository Trust Company and any successor depository selected by the trust.

       “Eligible Deposit Account” means either —

•	a segregated bank account with an Eligible Institution; or

•	a segregated trust bank account with the corporate trust department of a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such bank account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

       “Eligible Institution” means, with respect to securities of the trust —

•	the corporate trust department of the indenture trustee or the trustee, as applicable; or

•	a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

       “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

       “Euroclear” means a professional depository operated by Euroclear Bank S.A./N.V.

       “Events of Default” under the indenture will consist of the events specified under “Description of the Notes — The Indenture” in this prospectus.

       “Events of Servicing Termination” under each sale and servicing agreement will consist of the events specified under “Description of the Receivables Sale Agreements — Events of Servicing Termination” in this prospectus.

       “Federal Funds Rate” for each Interest Reset Period shall be the effective rate on the Federal Funds Rate Determination Date for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective).” If such rate is not published on or before 3:00 p.m., New York City time on the Calculation Date, then the Federal Funds Rate shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading “Federal Funds/ Effective Rate.” If such rate is not published in either H.15(519) or Composite Quotations on or before 3:00 p.m., New York City time on such Calculation Date, then the Federal Funds Rate shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading “Federal Funds (Effective)”; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York on or before 3:00 p.m., New York City time on such Calculation Date, the Federal Funds Rate for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such prospectus supplement for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such prospectus supplement on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

       “Federal Funds Rate Determination Date” means the Interest Reset Date for the related Interest Reset Period.

       “Federal Funds Rate Security” means a Floating Rate Security designated in the prospectus supplement with a Base Rate equal to the Federal Funds Rate.

       “Final Payment Receivables” are monthly payment receivables secured by new or used automobiles or light trucks with a final scheduled payment which is greater than the scheduled monthly payments. A Final Payment Receivable provides for amortization of the loan over a series of fixed level payment monthly installments like an Actuarial Receivable or a Simple Interest Receivable, but also requires a final scheduled payment due after payment of such monthly installments which may be satisfied by —

•	payment in full in cash of such amount;

•	sale of the vehicle to Ford Credit provided certain conditions are satisfied; or

•	refinancing the final scheduled payment in accordance with certain conditions.

       “Final Payment Securities” means indebtedness secured by, final scheduled payments with respect to the Final Payment Receivables, if any, initially retained by the seller and subsequently added to the trust.

       “Fixed Rate Securities” means securities (other than certain Classes of Strip Notes or Strip Certificates) which bear interest at a fixed rate per annum.

       “Floating Rate Securities” means securities (other than certain Classes of Strip Notes or Strip Certificates) which bear interest at a variable or adjustable rate per annum.

       “Ford Credit” means Ford Motor Credit Company.

       “Funding Period” means the period specified in the prospectus supplement during which the seller will sell Subsequent Receivables to the trust.

       “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

       “Index Maturity” for any Class of Floating Rate Securities, means the period of maturity of the instrument or obligation from which the Base Rate is calculated.

       “Initial Pool Balance” means the Pool Balance on the Closing Date, as described in the prospectus supplement.

       “Initial Receivables” means the receivables the seller will sell or transfer to the trust on the Closing Date specified in the prospectus supplement having an aggregate principal balance specified in the prospectus supplement as of the applicable Cutoff Date.

       “Insolvency Event” means, with respect to any entity, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such entity and certain actions by such entity indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

       “Insolvency Laws” means the United States Bankruptcy Code or similar applicable state laws.

       “Interest Reset Date” means the first day of the applicable Interest Reset Period, or such other day as may be specified in the prospectus supplement with respect to a Class of Floating Rate Securities.

       “Interest Reset Period” means with respect to any Class of Floating Rate Securities, each period in which interest accrues, as defined in the prospectus supplement.

       “LIBOR” with respect to the London Inter-Bank Offering Rate indexed to the offered rates for U.S. dollar deposits, for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

(1)	On the LIBOR Determination Date, the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the prospectus supplement, commencing on such Interest Reset Date, which appear on the Telerate Page 3750 at approximately 11:00 a.m., London time, on such LIBOR Determination Date. For purposes of calculating LIBOR, London banking day means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and “Telerate Page 3750” means the display designated as page “3750” by Telerate, Inc. (or such other page as may replace Telerate Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

(2)	If such rate does not appear on the Telerate Page 3750 on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent of such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, LIBOR for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

       “LIBOR Determination Date” means the second London banking day prior to the Interest Reset Date for the related Interest Reset Period.

       “LIBOR Security” means a Floating Rate Security designated in the prospectus supplement with a Base Rate equal to LIBOR.

       “Liquidation Proceeds” means all proceeds of Liquidated Receivables, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Receivables in accordance with the servicer’s customary servicing procedures.

       “Liquidated Receivables” means a receivable which:

•	by its terms, is in default; and

•	as to which the servicer has determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or has repossessed and disposed of the financed vehicle.

       “Money Market Yield” shall be a yield calculated in accordance with the following formula:

Money Market Yield	=	D × 360 × 100

360 -(D × M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the specified Index Maturity.

       “Note Balance” means with respect to each Class of notes and as the context so requires, (i) with respect to all notes of such Class, an amount equal to, initially, the initial Note Balance of such Class of notes and, thereafter, an amount equal to the initial Note Balance of such Class of notes, reduced by all amounts distributed to noteholders of such Class of notes and allocable to principal or (ii) with respect to any note of such Class, an amount equal to, initially, the initial denomination of such note and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such note and allocable to principal.

       “Note Interest Rate” with respect to each Class of notes, the rate specified in the prospectus supplement at which interest may accrue.

       “Payaheads” means early payments by or on behalf of obligors on Actuarial Receivables which do not constitute scheduled payments, full prepayments, nor certain partial prepayments that result in a reduction of the obligor’s periodic payment below the scheduled payment as of the applicable Cutoff Date.

       “Payment Date” means the dates specified in the prospectus supplement for the payment of principal of and interest on the securities.

       “Permitted Investments” means:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

•	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of certain depository institutions or trust companies having the highest rating from the Rating Agencies rating the securities;

•	commercial paper having, at the time of such investment, a rating in the highest rating category from the Rating Agencies rating the securities;

•	investments in money market funds having the highest rating from the Rating Agencies rating the securities;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from the Rating Agencies rating the securities; and

•	any other investment (which may include motor vehicle retail installment sale contracts) acceptable to the Rating Agencies rating the securities.

Permitted Investments are generally limited to obligations or securities which mature on or before the next Payment Date.

       “Plan” means any of the following

•	employee benefit plans (as defined in Section 3(3) of ERISA),

•	plans described in Section 4975(e)(1) of the tax code, including individual retirement accounts or Keogh plans, and

•	any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities including, without limitation an insurance company general account.

       “Plan Assets Regulation” means a regulation, 29 C.F.R. Section 2510.3-101, issued by the DOL.

       “Pool Balance” is the aggregate principal balance of the receivables as of the Cutoff Date or the end of a Collection Period, as further described in the prospectus supplement.

       “PRIMUS” means —

•	until August 1999, PRIMUS Automotive Financial Services, Inc., a wholly owned subsidiary of Ford Credit conducting its business as a corporate entity separate from Ford Credit; and

•	beginning in August 1999, Primus Financial Services, a d/b/a of Ford Credit, conducting its business as a division of Ford Credit.

       “PTCE” means a Prohibited Transaction Class Exemption under ERISA.

       “Purchase Amount” means a price at which the seller or the servicer must purchase a receivable, equal to the amount required to be paid by the related obligor to prepay such receivable (including one month’s interest thereon, in the month of payment, at the APR), after giving effect to the receipt of any monies collected (from whatever source) on such receivable.

       “Rating Agencies” means the nationally recognized Rating Agencies providing a rating on any of the securities issued by the trust.

       “Receivables Sale Agreements” means collectively each purchase agreement under which Ford Credit will sell receivables to the seller, each sale and servicing agreement under which the trust will purchase receivables from the seller and the servicer will agree to service such receivables, each trust agreement under which the trust will be created and certificates will be issued and each administration agreement under which Ford Credit will undertake certain administrative duties.

       “Residual Cash Flow Certificates” are certificates which are entitled to all or a portion of any remaining payments of principal and interest on the receivables after making all other distributions required on each payment date.

       “Residual Cash Flow Notes” are notes which are entitled to all or a portion of any remaining payments of principal and interest on the receivables after making all other distributions required on each payment date.

       “Revolving Period” means the period specified in the prospectus supplement during which the seller will sell Additional Receivables to the trust.

       “seller” means Ford Credit Auto Receivables Two LLC, a Delaware limited liability company, as the seller of the securities being offered by the prospectus supplement.

       “servicer” means Ford Credit acting in its capacity as servicer of the receivables under the sale and servicing agreement.

       “Servicer Report” means the report prepared by the servicer or administrator and provided to the indenture trustee and the trustee to be delivered to the noteholders by the indenture trustee and to the certificateholders by the trustee on each Payment Date.

       “Simple Interest Advance” means an amount that the servicer shall deposit into the collection account, in its sole discretion, equal to the amount of interest that would have been due on the Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period.

       “Simple Interest Receivables” are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments. However, unlike the monthly installment under an Actuarial Receivable, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

       “Special Tax Counsel” means the special federal tax counsel to each trust specified in the prospectus supplement that will provide an opinion regarding certain federal income tax matters.

       “Spread” means the number of basis points (one basis point is equal to one one-hundredth of a percentage point), as specified in the prospectus supplement, to be added to or subtracted from the Base Rate in determining the interest rate applicable to a Floating Rate Security.

       “Spread Multiplier” means the percentage, if any, specified in the prospectus supplement, to be multiplied by the Base Rate in determining the interest rate applicable to a Floating Rate Security.

       “Strip Certificates” means any certificates issued that are entitled to:

•	distributions in respect of principal with disproportionate, nominal or no interest distributions, or

•	interest distributions with disproportionate, nominal or no distributions in respect of principal.

       “Strip Notes” means any notes issued that are entitled to:

•	principal payments with disproportionate, nominal or no interest payments, or

•	interest payments with disproportionate, nominal or no principal payments.

       “Subsequent Receivables” means additional receivables sold by the seller to the trust after the Closing Date during a Funding Period.

       “Subsequent Transfer Date” means each date specified as a sale date in the prospectus supplement on which Subsequent Receivables or Additional Receivables will be transferred by the seller to the trust.

       “tax code” means the Internal Revenue Code of 1986, as amended.

       “Treasury Rate” for each Interest Period, means the rate for the auction held on the Treasury Rate Determination Date for such Interest Reset Period of U.S. Treasury bills having the Index Maturity specified in the prospectus supplement, as such rate shall be published in H.15(519) under the heading “U.S. Government Securities — Treasury bills — auction average

(investment)”. If such rate is not published on or before 3:00 p.m., New York City time on the Calculation Date, then the Treasury Rate shall be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above on or before 3:00 p.m., New York City time on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected by such Calculation Agent are not quoting bid rates, then the Treasury Rate for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

       “Treasury Rate Determination Date” for each Interest Reset Period, means the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

       “Treasury Rate Security” means a Floating Rate Security designated in the prospectus supplement with a Base Rate equal to the Treasury Rate.

       “trustee” means the trustee of the trust identified in the prospectus supplement.

       “Variable Pay Revolving Notes” means notes issued by any trust under which the purchaser thereof may provide advances to pay in full or in part another security issued by such trust.

       “Variable Pay Term Notes” means notes issued by any trust which are issued to pay in full or in part another security issued by such trust.

ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

       Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

       Investors electing to hold their global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

       Investors electing to hold their global securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

       Unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the prospectus supplement, no securityholder will be entitled to receive a physical certificate representing a Book-Entry Security. All references in this prospectus and in the prospectus supplement to actions by securityholders shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus and in the prospectus supplement to distributions, notices, reports and statements to securityholders shall refer to distributions, notices, reports and statements to DTC or its nominee as the registered holder of the Book-Entry Securities for distribution to holders of Book-Entry Securities in accordance with DTC’s procedures with respect thereto.

       If DTC, Clearstream Luxembourg or Euroclear discontinue its services, the administrator of each trust will seek an alternative depository (if available) or cause the issuance of Definitive Securities to securityholders or their nominees in the manner described under “Certain Information Regarding the Securities— Book-Entry Registration” in this prospectus.

       Except as required by law, none of the administrator, the trustee or the indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the securities of any trust held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

       Secondary Market Trading of the Global Securities. Since the purchaser of a security determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

       Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

       Trading between Clearstream Luxembourg customers and/or Euroclear participants. Secondary market trading between Clearstream Luxembourg customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

       Trading between DTC seller and Clearstream Luxembourg or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream Luxembourg customer or a Euroclear participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg customer or Euroclear participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg customer’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

       Clearstream Luxembourg customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

       As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Luxembourg customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg customer’s or Euroclear participant’s particular cost of funds.

       Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream Luxembourg customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

       Trading between Clearstream Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Luxembourg customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Luxembourg customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg customer’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

       Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream Luxembourg customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)	borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)	borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg customer or Euroclear participant.

       Securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct and indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable trustee to DTC’s nominee. DTC will forward such payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the prospectus supplement provides that Book-Entry Securities will be issued, the only “noteholder” or “certificateholder,” as applicable, will be DTC’s nominee. Securityholders will not be recognized by the applicable trustee as “noteholders” or “certificateholders” and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

       Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to their respective securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

       Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such securities, may be limited due to the lack of a physical certificate for such securities.

       DTC will advise the administrator of each trust that it will take any action permitted to be taken by a securityholder under the indenture or trust agreement only at the direction of one or more participants to whose accounts with DTC such securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of participants whose holdings include such undivided interests.

       Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

       The Depositories.

•	DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

•	Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg customers through electronic book-entry changes in accounts of Clearstream Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream Luxembourg in any of 36 currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any trust securities. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg customer, either directly or indirectly.

•	Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

       The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream Luxembourg and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. On December 31, 2000, Euroclear Bank S.A./N.V. was launched and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear system.

       All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

       Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

       The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Securities and Exchange Commission	$	*
Rating agency fee	$	*
Printing	$	*
Legal fees and expenses	$	*
Accountants’ fees	$	*
Fees and expenses of Indenture Trustee	$	*
Fees and expenses of Owner Trustee	$	*
Miscellaneous expenses	$	*

Total	$	*

*	To be filed by amendment.

Item 15.  Indemnification of Directors and Officers.

       Section 18-108 of the Delaware Limited Liability Act, 6 Del. C. ss.18-101 et seq., provides as follows:

       18-108. Indemnification. — Subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

       Article VIII of the Limited Liability Company Agreement of Ford Credit Auto Receivables Two LLC provides as follows:

       Section 8.1. Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, none of the Member, the Managers, or any officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing, nor any officer, employee, representative or agent of the Company or any of its Affiliates shall be liable to the Company or any other Person for any act or omission (in relation to the Company, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted by such Person in the reasonable belief that such act or omission is in or not contrary to the best interests of the Company and is within the scope of authority granted to such Person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

       Section 8.2. Liabilities: Indemnification. (a) Subject to Section 8.2(f), any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Member, Manager, officer, employee, agent or legal representative of the Company (each, an “Indemnified Party”), shall be indemnified and held harmless by the Company to the fullest extent legally permissible against all expenses, claims, damages, liabilities and losses (including without limitation, judgments, interest on judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys’ fees incurred in investigating, preparing or defending any action, claim suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission), whether pending or merely threatened, whether or not any Indemnified Party is or may be a party thereto, including interest on any of the foregoing (collectively, “Damages”) arising out of, or in connection with, the management or conduct of the business and affairs of the Company, except for any such Damages to the extent that they are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Parties or willful violations of the express provisions hereof by the Indemnified Parties. The Indemnified Parties may consult with counsel and accountants with respect to the affairs of the Company and shall be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is in accordance with the advice or opinion of such counsel or accountants.

       (b) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person seeking indemnification did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Person’s conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

       (c) Subject to Section 8.2(f), expenses (including attorneys’ fees and disbursements) incurred by a Manager, employee or agent of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Managers in the specific case upon receipt of an undertaking by or on behalf of such Manager, employee or agent to repay such amount unless it shall ultimately be determined that such Person is entitled to be indemnified by the Company. Expenses (including attorneys’ fees and disbursements) incurred by other employees or agents of the Company in defending in any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company upon such terms and conditions, if any, as the Board of Managers deems appropriate.

       (d) No Manager of the Company shall be personally liable to the Company for monetary damages for any breach of fiduciary duty by such person as a Manager. Notwithstanding the foregoing sentence, a Manager shall be liable to the extent provided by applicable law (i) for breach of the Manager’s duty of loyalty to the Company or the Member, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Manager derived an improper personal benefit.

       (e) The indemnification and advancement of expenses provided by this Section 8.2 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may by entitled under any agreement, vote of the Board of Managers or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Manager, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

       (f) Any amounts payable by the Company in accordance with this Section 8.2 shall be payable solely to the extent of funds (i) available therefor from such Series specified in any applicable written agreement with such Indemnified Party or, if no such written agreement exists, from the General Series and (ii) actually received by the Company under the Basic Documents, from capital contributions or in connection with other Permitted Transactions. The Company’s obligations under this Section 8.2 shall not constitute a claim against the Company to the extent that the Company does not have funds sufficient to make payment of such obligations. Any claim that an Indemnified Party may have at any time against the Company that it may seek to enforce against the Series Assets of any Series unrelated to indemnification obligations hereunder shall be subordinate to the payment in full, including post-petition interest, in the event that the

Company becomes a debtor or debtor in possession in a case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings, of the claims of the holders of any Securities related to such unrelated Series and the holders of any other notes, bonds, contracts or other obligations that are related to such unrelated Series.

       Section 8.3 Amendments: Indemnification. The indemnities contained in Section 8.2 shall survive the resignation, removal or termination of any Indemnified Party or the termination of this Agreement. Any repeal or modification of this Article VIII shall not adversely affect any rights of such Indemnified Party pursuant to this Article VIII, including the right to indemnification and to the advancement of expenses of an Indemnified Party existing at the time of such repeal or modifications with respect to any acts or omissions occurring prior to such repeal or modification.

       Section 145 of the General Corporation Law of Delaware provides as follows:

145. Indemnification of officers, directors, employees and agents; insurance

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

       Indemnification provisions of Section 5 of Article NINTH of the Certificate of Incorporation of both Ford Motor Company and Ford Motor Credit Company are applicable to directors, officers and employees of Ford Credit Auto Receivables Two LLC who serve as such at the request of Ford Motor Company or Ford Motor Credit Company provide as follows:

5.1. Limitation on Liability of Directors. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

(i) for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii) under Section 174 of the Delaware General Corporation Law or

(iv) for any transaction from which the director derived an improper personal benefit.

       If the Delaware General Corporation Law is amended after approval by the stockholders of this subsection 5.1 of Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

5.2. Effect of any Repeal or Modification of Subsection 5.1. Any repeal or modification of subsection 5.1 of this Article NINTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

5.3. Indemnification and Insurance.

5.3a. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys’ fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subsection 5.3b of this Article NINTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subsection 5.3a of Article NINTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection 5.3a of Article NINTH or otherwise.

5.3b. Right of Claimant to Bring Suit. If a claim which the corporation is obligated to pay under subsection 5.3a of this Article NINTH is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

5.3c. Miscellaneous. The provisions of this Section 5.3 of Article NINTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section 5.3 of Article NINTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

5.3d. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 5.3 of Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

5.3e. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

5.3f. Indemnification of Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this Section 5.3 of Article NINTH with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.

       Ford Credit Auto Receivables Two LLC is insured for liabilities it may incur pursuant to Article EIGHTH of its Limited Liability Company Agreement relating to the indemnification of its directors, officers and employees. In addition, directors, officers and certain key employees are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford Credit Auto Receivables Two LLC’s Limited Liability Company Agreement. The premium for both insurance coverages is paid by Ford Motor Company.

Item 16.  Exhibits and Financial Statements.

       (A) Exhibits:

1.1	—	Form of Underwriting Agreement for the Notes and Certificates. Filed as Exhibit 1.1 to the Registration Statement No. 333-54664 and incorporated herein by reference.
3.1	—	Certificate of Formation of the Seller. Filed as Exhibit 3.1 to the Registration Statement No. 333-54664 and incorporated herein by reference.
3.2	—	Limited Liability Company Agreement of Ford Credit Auto Receivables Two LLC. Filed as Exhibit 3.2 to the Registration Statement No. 333-54664 and incorporated herein by reference.
4.1	—	Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes). Filed as Exhibit 4.1 to the Registration Statement No. 333-54664 and incorporated herein by reference.
4.2	—	Form of Trust Agreement between the Seller and the Owner Trustee (including forms of Certificates). Filed as Exhibit 4.2 to the Registration Statement No. 333-54664 and incorporated herein by reference.
5.1	—	Opinion of Susan J. Thomas with respect to legality.*
8.1	—	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to federal income tax matters.*
8.2	—	Opinion of Susan J. Thomas with respect to tax matters under Michigan law.**
10.1	—	Form of Interest Rate Swap between the Trust and the Swap Counterparty.*
23.1	—	Consent of Susan J. Thomas (included as part of Exhibit 5.1).*
23.2	—	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 8.1).*
23.3	—	Consent of Susan J. Thomas (included as part of Exhibit 8.2).*
24.1	—	Powers of Attorney.
25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939.*
99.1	—	Form of Sale and Servicing Agreement among the Seller, the Servicer and the Trust. Filed as Exhibit 99.1 to the Registration Statement No. 333-54664 and incorporated herein by reference.

99.2	—	Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee. Filed as Exhibit 99.2 to the Registration Statement No. 333-54664 and incorporated herein by reference.
99.3	—	Form of Purchase Agreement between Ford Credit and the Seller. Filed as Exhibit 99.3 to the Registration Statement No. 333-54664 and incorporated herein by reference.
99.4	—	Form of Appendix A — Defined Terms. Filed as Exhibit 99.4 to the Registration Statement No. 333-54664 and incorporated herein by reference.

 * To be filed by amendment.

** Included as part of Exhibit 5.1.

Item 17.  Undertakings.

       The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission, pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(f) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn and the State of Michigan on the 24th day of May, 2002.

FORD CREDIT AUTO RECEIVABLES TWO LLC

By:	/s/ B. BOERIO*

(B. Boerio, Chairman of the Board of Managers of Ford Credit Auto Receivables Two LLC)

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following managers of FORD CREDIT AUTO RECEIVABLES TWO LLC in the capacities and on the date indicated.

Signature	Title	Date

/s/ B. BOERIO* (B. Boerio)	Chairman of the Board of Managers and Treasurer (principal executive officer and principal financial officer)	May 24, 2002

/s/ T.J. KUEHN* (T.J. Kuehn)	Vice President (principal accounting officer)	May 24, 2002

/s/ DAVID M. BRANDI* (David M. Brandi)	Manager and President and Assistant Treasurer	May 24, 2002

/s/ SUSAN J. THOMAS (Susan J. Thomas)	Manager	May 24, 2002

*By:	/s/ SUSAN J. THOMAS

(Susan J. Thomas, Attorney in Fact)

EXHIBIT INDEX

Description
Exhibits

1.1	—	Form of Underwriting Agreement for the Notes and Certificates. Filed as Exhibit 1.1 to the Registration Statement No. 333-54664 and incorporated herein by reference.
3.1	—	Certificate of Formation of the Seller. Filed as Exhibit 3.1 to the Registration Statement No. 333-54664 and incorporated herein by reference.
3.2	—	Limited Liability Company Agreement of Ford Credit Auto Receivables Two LLC. Filed as Exhibit 3.2 to the Registration Statement No. 333-54664 and incorporated herein by reference.
4.1	—	Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes). Filed as Exhibit 4.1 to the Registration Statement No. 333-54664 and incorporated herein by reference.
4.2	—	Form of Trust Agreement between the Seller and the Owner Trustee (including forms of Certificates). Filed as Exhibit 4.2 to the Registration Statement No. 333-54664 and incorporated herein by reference.
5.1	—	Opinion of Susan J. Thomas with respect to legality.*
8.1	—	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to federal income tax matters.*
8.2	—	Opinion of Susan J. Thomas with respect to tax matters under Michigan law.**
10.1	—	Form of Interest Rate Swap between the Trust and the Swap Counterparty.*
23.1	—	Consent Susan J. Thomas (included as part of Exhibit 5.1).*
23.2	—	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 8.1).*
23.3	—	Consent of Susan J. Thomas (included as part of Exhibit 8.2).*
24.1	—	Powers of Attorney.
25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939.*
99.1	—	Form of Sale and Servicing Agreement among the Seller, the Servicer and the Trust. Filed as Exhibit 99.1 to the Registration Statement No. 333-54664 and incorporated herein by reference.
99.2	—	Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee. Filed as Exhibit 99.2 to the Registration Statement No. 333-54664 and incorporated herein by reference.
99.3	—	Form of Purchase Agreement between Ford Credit and the Seller. Filed as Exhibit 99.3 to the Registration Statement No. 333-54664 and incorporated herein by reference.
99.4	—	Form of Appendix A — Defined Terms. Filed as Exhibit 99.4 to the Registration Statement No. 333-54664 and incorporated herein by reference.

 * To be filed by amendment.

** Included as part of Exhibit 5.1.